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Central District Retail Amazon Fresh (Rendering)

JBG SMITH

QUARTERLY INVESTOR PACKAGE | Q2 2022

Quarterly Investor Package

JBGS Divider

TABLE OF CONTENTS

LETTER TO SHAREHOLDERS
SECTION ONE

Q2 2022 EARNINGS RELEASE
SECTION TWO

Q2 2022 SUPPLEMENTAL INFORMATION
SECTION THREE

Metropolitan Park (Rendering)

Management Letter

August 2, 2022

To Our Fellow Shareholders:

Despite significant volatility in the capital markets, rising interest rates and high inflation, we continue to advance our strategy, and our operating results continue to improve. We are pleased to have substantially completed our entire 2022 recycling goal in the first half of the year. Given the flash freeze unfolding in the credit markets, the timing of our execution was especially fortunate. As urbanites return from their walkabouts and employers struggle to navigate the tension between a tight job market and the desire to convene their people in person, we see strong signs (and results!) of a return to higher-density, in-person living and working. In National Landing, a palpable buzz has returned, reflected in rising daily physical occupancy, as companies continue to bring their employees back to the office. And the recent headquarters relocations by Boeing and Raytheon further highlight the National Landing area’s appeal to tech-oriented, globally scaled corporations, particularly those in the defense sector. We provide detail on highlights from the quarter below.

Amazon closed on land purchase for Phase II of HQ2. In the second quarter, we closed on the sale of Pen Place to Amazon for $198 million. Plans for the 12-acre site call for 3.2 million square feet of office space, including the iconic Helix building, 100,000 square feet of retail, and approximately 2.75 acres of public open space. Phase I, located at the adjacent Metropolitan Park, remains on track for a 2023 delivery, with eight additional local small business retail leases announced over the last three months. To date, Amazon, in partnership with JBG SMITH, has announced 10 retail leasing transactions at Metropolitan Park totaling 38,000 square feet. In the second quarter Amazon also announced 5,000 employees hired at HQ2 with nearly 4,000 current job openings, already surpassing its year-end 2022 hiring commitment to the Commonwealth of Virginia.

Same Store NOI increased 13.8% year-over-year for our operating portfolio. Our multifamily portfolio exhibited quarter-over-quarter occupancy growth, significant rent bumps upon renewals and reduced concession packages. In our commercial portfolio, second quarter renewal leasing remained strong with tenants who renewed retaining 100% of their expiring square footage. Parking income trended upward to 74% of pre-pandemic levels, while physical occupancy increased slightly to 51% on peak days in June.

We have closed on $993 million of capital recycling transactions year-to-date, representing an average capitalization rate of 4.9%. This recycling includes the recent sale of 1900 N Street, a 270,000 square foot trophy office asset located in Washington, DC, for $265 million ($145.8 million at share). We used the proceeds to deleverage our balance sheet and create capacity for accretive investments, including share repurchases. The $198 million from the sale of Pen Place to Amazon in May is not included in these amounts as it was contracted prior to 2021. In light of recent market volatility, we are especially pleased with our transaction volume through the first half of the year.

We upsized our Credit Facility Term Loan by $200 million, with no material change to our spread at SOFR plus 125 basis points. The incremental $200 million includes a one-year delayed draw feature, which was undrawn as of the date of this release. The maturity date of the Term Loan A-2 was also extended by 3.5 years to January 2028.

JBG SMITH Overview

We own and operate urban mixed-use properties concentrated in what we believe are the highest growth submarkets of the historically recession-resilient Washington, DC metro area.

Our concentration in these submarkets, our substantial portfolio of operating and development opportunities, and our market-leading platform position us to capitalize on the significant growth we anticipate in our target submarkets.

68% of our holdings are located directly across the Potomac River from Washington, DC in Northern Virginia’s National Landing submarket, where Amazon’s new 5 million+ square foot headquarters and Virginia Tech’s $1 billion Innovation Campus are under construction.

The Commonwealth of Virginia has incentivized Amazon to bring up to 38,000 new jobs to National Landing, which, based on data from the National Landing Business Improvement District provided in November 2018, would increase the daytime population in the submarket from approximately 50,000 people to nearly 90,000 people in the future, representing dramatic growth of nearly 80%. Additionally, in late 2021, Amazon announced its hybrid return-to-the-office policy, requiring employees to live locally and within commuting distance of the office for at least 11 months of the year. This policy aligns well with Amazon’s aggressive hiring in the current competitive job market.

At its Seattle headquarters, approximately 20% of Amazon’s employees live within walking or biking distance to work, and Amazon provides $350 monthly stipends to employees who bike to HQ2. Using Amazon’s Seattle employee patterns and preferences as proxies for behaviors that might be expected at HQ2, 20% of employees, or up to 7,600 Amazon employees, could be expected to live within the National Landing submarket. This potential influx of demand for additional multifamily units aligns well with our plans to deliver new multifamily supply to the submarket. In addition to the 1,583 units currently under construction in National Landing, our Near-Term Development Pipeline could add as many as 2,150 new multifamily units to National Landing.

While we control most of the existing office supply and unencumbered development density in National Landing, the balance of our portfolio is concentrated in what we believe are the highest growth submarkets in the Washington, DC metro region, the majority of which are within a 20-minute commute of the growing technology ecosystem in National Landing.

We believe the strong technology sector tailwinds created by Amazon, the Virginia Tech Innovation Campus, national/international defense and security needs, and our National Landing digital infrastructure initiatives, including our 5G rollout and other connectivity enhancements with best-in-class partners, will drive substantial long-term net asset value per share growth.

Our successful track record and well-established platform position us to maximize the value of our Development Pipeline through development, opportunistic land sales, ground leases, and/or recapitalizations with private investors.

As of the end of the second quarter, we had two multifamily developments under construction in National Landing – 1900 Crystal Drive (808 units) and 2000/2001 South Bell Street (775 units). Since our formation in 2017, we have successfully delivered 2.8 million square feet of mixed-use development, with estimated stabilized yields of 6.5% for multifamily assets and 7.0% for commercial assets.

Over the past year, we advanced the design and entitlement of 100% of our Development Pipeline, over 70% of which is in National Landing. Our 8.6 million square foot Development Pipeline (excluding non-core assets), 84% of

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which is multifamily, includes both a 3.5 million square foot Near-Term Development Pipeline and a 5.1 million square foot Future Development Pipeline. Our Near-Term Development Pipeline comprises what we believe to be the most accretive and strategic development opportunities in our growth pipeline – those which have the potential to commence construction over the next 36 months, subject to receipt of final entitlements, completion of design, and market conditions. Within our Future Development Pipeline, we have fully entitled 0.5 million square feet and are actively advancing design and entitlement on an additional 4.6 million square feet. We believe that advancing entitlement and design of these assets is the best way to maximize optionality and value, either through internal development, land sales, ground lease structures, and/or recapitalizations with third parties.

Our capital allocation strategy is to shift the majority of our portfolio to multifamily and concentrate our office portfolio in National Landing.

We expect our portfolio shift to majority multifamily will occur through a combination of investing in multifamily assets (existing and development) and opportunistically divesting non-core office and land assets. Since our formation, we have sold $2.7 billion of non-core assets and invested $423 million into multifamily acquisitions, $829 million into the development of multifamily assets, and committed an additional $529 million to new assets currently under construction.

Capital Allocation

Our capital allocation strategy is grounded in our primary goal of maximizing long-term net asset value per share. This strategy entails two key elements: repositioning our portfolio to concentrate our office in National Landing; and transitioning to a majority multifamily portfolio that continues to expand in high-growth, amenity-rich DC metro submarkets through acquisitions and development. Opportunistic dispositions of income-producing office assets outside of National Landing, as well as the sale, ground lease, or joint venture of non-core land holdings, serve as important sources of NAV-priced capital to fund our strategy. Allocating capital away from non-core office and land uses allows us to invest in higher growth opportunities, including multifamily acquisitions and development, and to return capital through share repurchases, especially when our shares trade at a material discount to NAV.

We set a goal to market $1 billion of non-core office and land assets in 2022 and have substantially completed this goal with $993 million closed year-to-date, representing an average capitalization rate of approximately 4.9% and approximately 5.5% on the income-producing office assets (6.0% to 6.5% stabilized). This amount includes the previously announced sale of 1900 N Street, an 11-story, 270,000 square foot trophy office asset in Washington, DC, for $265 million ($145.8 million at share). The $198 million from the sale of Pen Place to Amazon is not included in these amounts as it was contracted prior to 2021. While we are pleased to have accomplished substantially all of our 2022 recycling goal in the first half of the year, volatile market conditions may impact the timing and execution of any additional transactions.

This quarter we invested approximately $40 million in under-construction projects, including 1900 Crystal Drive and 2000/2001 South Bell Street, representing 1,583 new multifamily units being developed to an expected 6% yield on cost. As with all our development projects, these assets have guaranteed maximum price contracts that were priced during the height of the pandemic, which yielded construction costs below 2019 levels and pre-dated recent inflationary cost increases. With costs having increased as much as 20% over the last year, today’s inflated construction pricing is not favorable for new development. With over 3,600 units in our Near-Term Development Pipeline, we continue to monitor construction costs and overall market conditions to ensure that we maintain our disciplined capital allocation standards.

Finally, our capital allocation strategy demands that we seek investment opportunities with the highest potential risk-adjusted returns, including share repurchases. When our shares trade at a material discount to NAV, share

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repurchases are one of the most accretive uses of capital available to us. In the second quarter, our Board of Trustees increased our common share repurchase authorization by $500 million to $1 billion. Accordingly, in the second quarter, we repurchased 8.5 million shares at a weighted average price per share of $25.15, totaling $213.9 million. Since the inception of our share repurchase program in 2020, we have repurchased 22.5 million shares, or 15% of shares outstanding as of December 31, 2019, at a weighted average price per share of $26.90.

Financial and Operating Metrics

For the three months ended June 30, 2022, we reported Core FFO attributable to common shareholders of $37.1 million, or $0.31 per diluted share. Same Store NOI for the quarter increased 13.8% year-over-year to $79.3 million. Our multifamily portfolio ended the quarter at 95.7% leased and 92.3% occupied. Our office portfolio ended the second quarter at 87.3% leased and 86.1% occupied. For second generation leases, the rental rate mark-to-market was negative 16.0%. When we exclude non-core office assets intended for recycling, our mark-to-market in National Landing was negative 2%. As we have previously mentioned, our mark-to-market will vary from quarter-to-quarter depending on the leases signed.

Net Debt/Annualized Adjusted EBITDA would have been 7.6x in Q2 2022 and Net Debt/Total Enterprise Value would have been 38.1%, after adjusting for sales and recapitalizations. In July, we upsized our Term Loan A-2 to $400 million. The incremental $200 million includes a one-year delayed draw feature, which was undrawn as of the date of this release. The maturity date of the Term Loan A-2 was extended by 3.5 years to January 2028, with no material change in our spread at SOFR plus 125 basis points.

Operating Portfolio

Multifamily Trends

Fundamentals across our multifamily portfolio continued to improve throughout the second quarter. Our portfolio ended the quarter at 95.7% leased and 92.3% occupied, up 160 basis points and 70 basis points quarter-over-quarter. Excluding our newly delivered and acquired assets (8001 Woodmont, West Half, The Wren, and The Batley), our portfolio ended the quarter at 97.7% leased and 94.7% occupied. Strong market rent growth has left us with in-place rents at 11% below asking rents, supporting an embedded growth opportunity from the expiration of several jurisdictional restrictions on rent increases as leases roll to market during our prime summer leasing season. Of note, for second quarter lease expirations, we increased average renewal rents by approximately 8.6% while achieving a 54.8% renewal rate across our portfolio. We expect this trend to continue through the summer months. As for concessions, there is a continued burn-down in pandemic-related concession packages, with zero concessions being offered in many of our key submarkets.

Market-Wide Trends (based on CoStar, UrbanTurf and Apartment List data)

Fundamentals in our multifamily market have improved over the last year. Apartment List reported strong occupancy across the DC metro which drove asking rent growth of 10.8% from June 2021 through June 2022. Rents have now reached their post-pandemic peak of 9.7% above pre-COVID (Q1 2020) levels. Below-average multifamily deliveries are projected over the next three years with approximately 6,300 units expected to be delivered per year from 2022-2024 in our tracked submarkets, based on data from CoStar and UrbanTurf. This amount represents an approximately 30% decrease from the more than 9,000 units per year delivered, on average, from 2010-2019. More recently, rising construction costs and interest rates have impacted developers’ abilities to start new projects. Data show an approximately 44% decrease in the number of new units started in Q2 2022 compared to Q2 2021.

Rising interest rates are expected to contribute to an overall cooling in the multifamily investment sales market which has already resulted in many multifamily deals being pulled from the market or re-priced as local broker commentary suggests an approximately 100 basis points spread in cap rates between seller and buyer pricing

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expectations. Prior to heightened concerns around interest rates among levered buyers, CoStar data showed strong growth in both transaction volume (32%) and $/sf pricing (26%) from 1H 2021 to 1H 2022, largely based on deals negotiated prior to changes in rates, signaling confidence among investors in the underlying fundamentals of multifamily. Re-pricing and a thinning buyer pool in an elevated rate environment could create a buying opportunity for us, particularly if fundamentals remain positive.

Office Trends

Our office portfolio ended the second quarter at 87.3% leased and 86.1% occupied, up 20 basis points and 40 basis points quarter-over-quarter when excluding sold and recapitalized assets. Commercial parking revenue continues to improve as more tenants return to the office, reaching 74% of pre-pandemic levels on an annualized basis. We executed 326,000 square feet of leases, the majority of which comprised renewals, headlined by two sizable leases executed in non-core office assets to facilitate future recycling. These two leases total 226,000 square feet with a weighted average lease term of 10.1 years.

Turning to National Landing, we continue to focus on our new leasing strategy, anchored by four powerful demand catalysts: Amazon HQ2, Virginia Tech’s Innovation Campus, the Pentagon, and our digital infrastructure investments. Tour activity in National Landing gained significant momentum in the second quarter, with the number of tours surpassing any other quarter since the onset of the pandemic. This trend was primarily driven by defense contractors and digital infrastructure-related tenant prospects interested in establishing a presence in National Landing proximate to the Pentagon and the Department of Defense, as well as the digital amenities currently being rolled out in the submarket. We believe that defense will be a robust driver of demand, with preliminary discussions in the Senate Appropriations Committee indicating that spending on defense may rise to $850 billion in the upcoming budget — more than was requested by the White House. This is in addition to robust foreign defense spending with top U.S. contractors, the majority of which have a presence in National Landing.

With the National Landing transformation well underway, we are also fielding significant inbound interest at rising market rental rates for our retail portfolio. We remain on track to open 55 new retailers by year-end 2024.

Market-Wide Trends (based on Kastle Systems, JLL and CoStar Q2 2022 reporting)

While office occupancy relative to pre-pandemic levels has increased over the last year from 27.4% in June 2021 to 40.2% in June 2022, it has essentially remained static at that level for most of the first half of 2022, based on data from Kastle Systems. The modest increase in physical occupancy has reduced the pace of tenant space givebacks, with JLL showing negative 650,000 square feet of net absorption year-to-date compared to negative 5.9 million square feet in the first half of 2021; however, market-wide return to positive absorption territory has yet to be seen. Lingering uncertainty surrounding hybrid and remote work remain a drag on the arrival of new demand as many large occupiers stay on the sidelines or pause new requirements to re-think the design of space. The ultimate result of these changes on utilization of space per job remains unclear but will be crucial to future demand.

As the second quarter progressed, go-forward liquidity in the office investment sales market decreased as levered buyers either sought to avoid interest rate risk prior to closing or could not find positive leverage. Prior to rising interest rate concerns, data from CoStar reported office transaction volume increased 78% from the first half of 2021 to the first half of 2022. This increase suggests that the recent slowdown is less a function of decreasing investor demand and more a function of concerns related to further episodic uncertainty in interest rates.

Environmental, Social, and Governance

In July, JBG SMITH was ranked 7th on LinkedIn’s 2022 Top Companies in Real Estate list. The ranking is based on workplace practices that support the development and advancement of all employees, as well as representation of women. Additionally, in June, JBG SMITH was named one of The Washington Post’s 2022 Top Workplaces. JBG

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SMITH earned four out of five Culture Excellence Awards, including Leadership, Innovation, Compensation & Benefits, and Purpose & Values. Now in its ninth year, The Washington Post’s Top Workplaces highlights the companies that are leaders in the Washington, DC area as chosen by their own employees through an anonymous third-party survey.

In May, the Washington Housing Initiative (WHI) Impact Pool released its Annual Report, outlining its 2021 achievements which can be found here: WHI Impact Report. Since inception in 2018, the WHI Impact Pool has provided a total of $40 million in financing for the creation and preservation of approximately 1,750 affordable workforce housing units, including 825 units with Amazon, at total capitalization of approximately $560 million. This satisfies almost 60% of our goal to finance 3,000 units by 2028. WHI properties now span five jurisdictions and are all managed by JBG SMITH.

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As we head into the second half of 2022, we are fortunate to see nearly all our non-core asset recycling in the rear-view mirror. Having reduced our DC office exposure by 71%, or 2.3 million square feet, since our formation we are well positioned to focus on growth and transformation, especially in National Landing. Before the end of next year, this submarket will see us nearly triple the number of street-level retailers that so many of our customers demand and bring online the first 5G enabled smart city at scale in the country. Our physical and digital placemaking coupled with record increases in defense spending and the exponential growth of players like Amazon and Virginia Tech in our market constitute a compelling set of demand drivers at a time when growth across the economy is increasingly uncertain. The Washington Metro Area’s historical resilience during recessions appears poised for an encore performance and with our strong balance sheet and substantial growth pipeline we are incredibly well-positioned to capitalize on that strength.

We appreciate your strong support of our strategic transformation and are especially thankful to those of you who attended our Investor Day in May.

Thank you for your continued trust and confidence.

Sincerely,

W. Matthew Kelly

Chief Executive Officer

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Q2 2022 EARNINGS RELEASE

SECTION TWO

The Bartlett Rooftop Pool

Section Two – Earnings Release

FOR IMMEDIATE RELEASE

Earnings Release

CONTACT

Barbat Rodgers

Senior Vice President, Investor Relations

(240) 333-3805

brodgers@jbgsmith.com

JBG SMITH ANNOUNCES SECOND QUARTER 2022 RESULTS

Bethesda, MD (August 2, 2022) - JBG SMITH (NYSE: JBGS), a leading owner and developer of high-quality, mixed-use properties in the Washington, DC market, today filed its Form 10-Q for the quarter ended June 30, 2022 and reported its financial results.

Additional information regarding our results of operations, properties and tenants can be found in our Second Quarter 2022 Investor Package, which is posted in the Investor Relations section of our website at www.jbgsmith.com. We encourage investors to consider the information presented here with the information in that document.

Second Quarter 2022 Highlights

●	For the three and six months ended June 30, 2022, net income (loss), Funds From Operations ("FFO") and Core FFO attributable to common shareholders were:

	SECOND QUARTER AND FULL YEAR COMPARISON
in millions, except per share amounts	Three Months Ended				Six Months Ended
	June 30, 2022		June 30, 2021		June 30, 2022		June 30, 2021
	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income (loss)	$123.3	$1.02	$(3.0)	$(0.03)	$123.2	$0.99	$(23.7)	$(0.19)
FFO	$33.6	$0.28	$37.9	$0.29	$84.9	$0.68	$80.2	$0.61
Core FFO	$37.1	$0.31	$44.8	$0.34	$79.8	$0.64	$94.5	$0.72
●	Annualized Net Operating Income ("NOI") for the three months ended June 30, 2022 was $337.1 million, compared to $370.7 million for the three months ended March 31, 2022, at our share. (Excluding the assets that were sold or recapitalized, Annualized NOI for the three months ended June 30, 2022 was $328.9 million, compared to $320.9 million for the three months ended March 31, 2022, at our share.)
●	Same Store NOI ("SSNOI") at our share increased 13.8% year-over-year to $79.3 million for the three months ended June 30, 2022. SSNOI at our share increased 13.9% year-over-year to $155.4 million for the six months ended June 30, 2022.

o	The increase in SSNOI was substantially attributable to (i) higher occupancy and rents, and lower concessions and bad debt reserves in our multifamily portfolio, (ii) higher occupancy and average daily rates at the Crystal City Marriott, (iii) an increase in parking revenue in our commercial portfolio and (iv) the burn-off of rent abatement in our commercial portfolio.

Operating Portfolio

●	The operating commercial portfolio was 87.3% leased and 86.1% occupied as of June 30, 2022, compared to 85.2% and 83.3% as of March 31, 2022, at our share. (Excluding the assets that were sold or recapitalized, the operating commercial portfolio was 87.1% leased and 85.7% occupied as of March 31, 2022, at our share.)
●	The operating multifamily portfolio was 95.7% leased and 92.3% occupied as of June 30, 2022, compared to 94.1% and 91.6% as of March 31, 2022, at our share. Our multifamily portfolio in-service assets were 96.6% leased and 93.1% occupied as of June 30, 2022, compared to 95.5% and 92.9% as of March 31, 2022, at our share. (Excluding our newly delivered and acquired assets (8001 Woodmont, West Half, The Wren and The Batley), our portfolio ended the quarter at 97.7% leased and 94.7% occupied.)
●	Executed approximately 326,000 square feet of office leases at our share during the three months ended June 30, 2022, comprising approximately 28,000 square feet of first-generation leases and approximately 298,000 square feet of second-generation leases, which generated an 18.7% rental rate decrease on a GAAP basis and a 16.0% rental rate decrease on a cash basis. When we exclude non-core office assets intended for recycling, our mark-to-market in National Landing was negative 2.0%.
●	Executed approximately 536,000 square feet of office leases at our share during the six months ended June 30, 2022, comprising approximately 50,000 square feet of first-generation leases and approximately 486,000 square feet of second-generation leases, which generated a 7.4% rental rate decrease on a GAAP basis and a 9.7% rental rate decrease on a cash basis.

Development Portfolio

Under-Construction

●	As of June 30, 2022, we had two multifamily assets under construction consisting of 1,583 units at our share.

Near-Term Development Pipeline

●	As of June 30, 2022, we had eight near-term development pipeline assets consisting of 3.5 million square feet of estimated potential development density at our share.

Future Development Pipeline

●	As of June 30, 2022, we had 16 future development pipeline assets consisting of 6.3 million square feet of estimated potential development density at our share.

Third-Party Asset Management and Real Estate Services Business

●	For the three months ended June 30, 2022, revenue from third-party real estate services, including reimbursements, was $22.2 million. Excluding reimbursements and service revenue from our interests in consolidated and unconsolidated real estate ventures, revenue from our third-party asset management and real estate services business was $11.9 million, primarily driven by $6.0 million of property and asset management fees, $3.6 million of development fees, $1.3 million of other service revenue and $1.0 million of leasing fees.

Balance Sheet

●	As of June 30, 2022, our total enterprise value was approximately $5.2 billion, comprising 131.1 million common shares and units valued at $3.1 billion, and debt (net of premium / (discount) and deferred financing costs) at our share of $2.3 billion, less cash and cash equivalents at our share of $181.9 million.
●	As of June 30, 2022, we had $162.3 million of cash and cash equivalents ($181.9 million of cash and cash equivalents at our share), and $999.5 million of capacity under our credit facility.
●	Net Debt to annualized Adjusted EBITDA at our share for the three months ended June 30, 2022 was 8.1x and our Net Debt / total enterprise value was 40.4% as of June 30, 2022. Net Debt to annualized Adjusted EBITDA would have been 7.6x for the three months ended June 30, 2022, and Net Debt / total enterprise value would have been 38.1% as of June 30, 2022 after including the net proceeds from the sales and recapitalizations that are held in escrow at a qualified intermediary to facilitate a potential like-kind exchange and removing the Adjusted EBITDA generated during the quarter from assets that were sold or recapitalized.

Investing and Financing Activities

●	On June 1, 2022, our unconsolidated real estate venture between us (55%) and Canadian Pension Plan Investment Board (45%) sold 1900 N Street, a 270,000 square feet commercial asset in Washington, DC, for $145.8 million at our share.
●	On May 25, 2022, we sold Pen Place to Amazon for $198.0 million.
●	On April 29, 2022, we sold a 99-year term leasehold interest in a future development asset located in Reston, VA.
●	On April 13, 2022, we formed an unconsolidated real estate venture with affiliates of Fortress Investment Group LLC ("Fortress") to recapitalize a 1.6 million square foot office portfolio and land parcels valued at $580.0 million comprising four wholly owned commercial assets (7200 Wisconsin Avenue, 1730 M Street, RTC-West/RTC-West Trophy Office/RTC-West Land and Courthouse Plaza 1 and 2). Fortress contributed $131.0 million for a 66.5% interest in the venture. In connection with the transaction, the venture obtained mortgage loans totaling $458.0 million secured by the properties, of which $402.0 million was drawn at closing. We provide asset management, property management and leasing services to the venture.
●	On April 1, 2022, we sold the Universal Buildings, commercial assets located in Washington, DC, for $228.0 million.
●	We repaid the outstanding balance on our revolving credit facility totaling $300.0 million.
●	We repurchased and retired 8.5 million common shares for $213.9 million, a weighted average purchase price per share of $25.15. In June 2022, our Board of Trustees increased our common share repurchase authorization by $500 million to $1 billion.

Subsequent to June 30, 2022:

●	In July 2022, we borrowed $100.0 million under our revolving credit facility.
●	In July 2022, our Tranche A‑2 Term Loan was amended to increase its borrowing capacity by $200.0 million. The incremental $200.0 million includes a one-year delayed draw feature, which was undrawn as of the date of this release. The amendment extends the maturity date of the term loan from July 2024 to January 2028 and amends the interest rate to SOFR plus 1.25% per annum based on our current leverage level with a resulting all-in interest rate of 2.59%, including our current interest rate swaps, as of the date of this release. We also entered into two forward-starting interest rate swaps with an effective date of July 2024 and a total notional value of $200.0 million, which will effectively fix SOFR at a weighted average interest rate of 2.25% through the maturity date, resulting in an all-in interest rate of 3.50% beginning in July 2024 based on our current leverage level.
●	On August 1, 2022, we acquired the remaining 36.0% ownership interest in Atlantic Plumbing, a multifamily asset owned by an unconsolidated real estate venture, for $19.7 million.
●	In July 2022, we repurchased and retired 1.5 million common shares for $36.0 million, a weighted average purchase price per share of $23.92.

Dividends

●	On July 29, 2022, our Board of Trustees declared a quarterly dividend of $0.225 per common share, payable on August 26, 2022 to shareholders of record as of August 12, 2022.

About JBG SMITH

JBG SMITH owns, operates, invests in and develops a dynamic portfolio of mixed-use properties in the high growth and high barrier-to-entry submarkets in and around Washington, DC. Through an intense focus on placemaking, JBG SMITH cultivates vibrant, amenity-rich, walkable neighborhoods throughout the Washington, DC metropolitan area. Over half of JBG SMITH’s holdings are in the National Landing submarket in Northern Virginia, where it serves as the developer for Amazon’s new headquarters, and where Virginia Tech’s $1 billion Innovation Campus is under construction. JBG SMITH's portfolio currently comprises 15.5 million square feet of high-growth office, multifamily and retail assets at share, 98% of which are metro-served. It also maintains a development pipeline encompassing 9.8 million square feet of mixed-use development opportunities. JBG SMITH is committed to the operation and development of green, smart, and healthy buildings and plans to maintain carbon neutral operations annually. For more information on JBG SMITH please visit www.jbgsmith.com.

Forward-Looking Statements

Certain statements contained herein may constitute "forward-looking statements" as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Consequently, the future results, financial condition and business of JBG SMITH Properties ("JBG SMITH", the "Company", "we", "us", "our" or similar terms) may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximate", "hypothetical", "potential", "believes", "expects", "anticipates", "estimates", "intends", "plans", "would", "may" or similar expressions in this earnings release. One of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the adverse effect of the current pandemic of the novel coronavirus, or COVID-19, and the ensuing economic turmoil on the Company, our financial condition, results of operations, cash flows, performance, our tenants, the real estate market, and the global economy and financial markets. The extent to which COVID-19 continues to impact us and our tenants depends on future developments, many of which are highly uncertain and cannot be predicted with confidence. These developments include: the continued severity, duration, transmission rate and geographic spread of COVID-19 in the United States, the duration of associated immunity and vaccine efficacy against variants of COVID-19, the extent and effectiveness of other containment measures taken, and the response of the overall economy, the financial markets and the population (including the potential effects of inflation), particularly in areas in which we operate, and whether the residential market in the Washington, DC area and any of our properties will be materially impacted by the various moratoriums on residential evictions, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. We also note the following forward-looking statements: the impact of COVID-19 and the ensuing economic turmoil on our Company, NOI, SSNOI, net asset value, share price, occupancy rates, revenue from our multifamily and commercial portfolios, operating costs, deferrals of rent, uncollectible operating lease receivables, parking revenue, and burn-off of rent abatement; the impact of disruptions to the credit and capital markets on our ability to access capital, including refinancing maturing debt; changes to the amount and manner in which tenants use space; whether we incur additional costs or make additional concessions or offer other incentives to existing or prospective tenants to reconfigure space; whether the Washington, DC area will be more resilient than other parts of the country in any recession resulting from COVID-19; whether we will recognize currently estimated unrecognized development fee revenue on the anticipated timing or at all; our annual dividend per share and dividend yield; whether in the case of our under-construction and near-term development pipeline assets, estimated square feet, estimated number of units and in the case of our future development pipeline assets, estimated potential development density are accurate; expected key Amazon transaction terms and timeframes for closing any Amazon transactions not yet closed; planned infrastructure and educational improvements related to Amazon's additional headquarters and the Virginia Tech Innovation Campus; the economic impact, job growth, expansion of public transportation and related demand for multifamily and commercial properties of Amazon's additional headquarters on the DC area and National Landing and the speed with which such impact occurs and Amazon’s plans for accelerated hiring and in-person work requirements; the impact of our role as the developer, property manager and retail leasing agent in connection with Amazon's new headquarters; our development plans related to National Landing; our ability to satisfy environmental, social or governance standards set by various constituencies; whether we can access agency debt secured by our currently unencumbered multifamily assets timely, on reasonable terms or at all; and whether the allocation of capital to our share repurchase plan has any impact on our share price.

Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. These factors include, among others: adverse economic conditions in the Washington, DC metropolitan area, including in relation to COVID-19, the timing of and costs associated with development and property improvements, financing commitments, and general competitive factors. For further discussion of factors that could materially affect the outcome of our forward-looking statements and other risks and uncertainties, see "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Cautionary Statement Concerning Forward-Looking Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and other periodic reports the Company files with the Securities and Exchange Commission. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date hereof.

Pro Rata Information

We present certain financial information and metrics in this release "at JBG SMITH Share," which refers to our ownership percentage of consolidated and unconsolidated assets in real estate ventures (collectively, "real estate ventures") as applied to these financial measures and metrics. Financial information "at JBG SMITH Share" is calculated on an asset-by-asset basis by applying our percentage economic interest to each applicable line item of that asset's financial information. "At JBG SMITH Share" information, which we also refer to as being "at share," "our pro rata share" or "our share," is not, and is not intended to be, a presentation in accordance with GAAP. Given that a substantial portion of our assets are held through real estate ventures, we believe this form of presentation, which presents our economic interests in the partially owned entities, provides investors valuable information regarding a significant component of our portfolio, its composition, performance and capitalization.

We do not control the unconsolidated real estate ventures and do not have a legal claim to our co-venturers' share of assets, liabilities, revenue and expenses. The operating agreements of the unconsolidated real estate ventures generally allow each co-venturer to receive cash distributions to the extent there is available cash from operations. The amount of cash each investor receives is based upon specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions.

With respect to any such third-party arrangement, we would not be in a position to exercise sole decision-making authority regarding the property, real estate venture or other entity, and may, under certain circumstances, be exposed to economic risks not present were a third-party not involved. We and our respective co-venturers may each have the right to trigger a buy-sell or forced sale arrangement, which could cause us to sell our interest, or acquire our co-venturers' interests, or to sell the underlying asset, either on unfavorable terms or at a time when we otherwise would not have initiated such a transaction. Our real estate ventures may be subject to debt, and the repayment or refinancing of such debt may require equity capital calls. To the extent our co-venturers do not meet their obligations to us or our real estate ventures or they act inconsistent with the interests of the real estate venture, we may be adversely affected. Because of these limitations, the non-GAAP "at JBG SMITH Share" financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.

Occupancy, non-GAAP financial measures and leverage metrics presented in our investor package exclude our 10.0% subordinated interest in one commercial building and our 33.5% subordinated interest in four commercial buildings, as well as the associated non-recourse mortgages payable, held through unconsolidated real estate ventures, as our investment in each real estate venture is zero, we do not anticipate receiving any near-term cash flow distributions from the real estate ventures and have not guaranteed their obligations or otherwise committed to providing financial support.

Non-GAAP Financial Measures

This release includes non-GAAP financial measures. For these measures, we have provided an explanation of how these non-GAAP measures are calculated and why JBG SMITH's management believes that the presentation of these measures provides useful information to investors regarding JBG SMITH's financial condition and results of operations. Reconciliations of certain non-GAAP measures to the most directly comparable GAAP financial measure are included in this earnings release. Our presentation of non-GAAP financial measures may not be comparable to similar non-GAAP measures used by other companies. In addition to "at share" financial information, the following non-GAAP measures are included in this release:

Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre") and "Adjusted EBITDA" are non-GAAP financial measures. EBITDA and EBITDAre are used by management as supplemental operating performance measures, which we believe help investors and lenders meaningfully evaluate and compare our operating performance from period-to-period by removing from our operating results the impact of our capital structure (primarily interest charges from our outstanding debt and the impact of our interest rate swaps) and certain non-cash expenses (primarily depreciation and amortization on our assets). EBITDAre is computed in accordance with the definition established by the National Association of Real Estate Investment Trusts ("Nareit"). Nareit defines EBITDAre as GAAP net income (loss) adjusted to exclude interest expense, income taxes, depreciation and amortization expenses, gains and losses on sales of real estate and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, including our share of such adjustments of unconsolidated real estate ventures. These supplemental measures may help investors and lenders understand our ability to incur and service debt and to make capital expenditures. EBITDA and EBITDAre are not substitutes for net income (loss) (computed in accordance with GAAP) and may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA represents EBITDAre adjusted for items we believe are not representative of ongoing operating results, such as Transaction and Other Costs, impairment write-downs of right-of-use assets associated with leases in which we are a lessee, gain (loss) on the extinguishment of debt, earnings (losses) and distributions in excess of our investment in unconsolidated real estate ventures, lease liability adjustments, income from investments, business interruption insurance proceeds and share-based compensation expense related to the Formation Transaction and special equity awards. We believe that adjusting such items not considered part of our comparable operations, provides a meaningful measure to evaluate and compare our performance from period-to-period.

Because EBITDA, EBITDAre and Adjusted EBITDA have limitations as analytical tools, we use EBITDA, EBITDAre and Adjusted EBITDA to supplement GAAP financial measures. Additionally, we believe that users of these measures should consider EBITDA, EBITDAre and Adjusted EBITDA in conjunction with net income (loss) and other GAAP measures in understanding our operating results.

Funds from Operations ("FFO"), "Core FFO" and Funds Available for Distribution ("FAD") are non-GAAP financial measures. FFO is computed in accordance with the definition established by Nareit in the Nareit FFO White Paper - 2018 Restatement. Nareit defines FFO as net income (loss) (computed in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, including our share of such adjustments for unconsolidated real estate ventures.

Core FFO represents FFO adjusted to exclude items (net of tax) which we believe are not representative of ongoing operating results, such as Transaction and Other Costs, impairment write-downs of right-of-use assets associated with leases in which we are a lessee, gains (or losses) on the extinguishment of debt, earnings (losses) and distributions in excess of our investment in unconsolidated real estate ventures, share-based compensation expense related to the Formation Transaction and special equity awards, lease liability adjustments, income from investments, business interruption insurance proceeds, amortization of the management contracts intangible and the mark-to-market of derivative instruments including our share of such adjustments for unconsolidated real estate ventures.

FAD represents Core FFO less recurring tenant improvements, leasing commissions and other capital expenditures, net deferred rent activity, third-party lease liability assumption payments, recurring share-based compensation expense, accretion of acquired below-market leases, net of amortization of acquired above-market leases, amortization of debt issuance costs and other non-cash income and charges, including our share of such adjustments for unconsolidated real estate ventures. FAD is presented solely as a supplemental disclosure that management believes provides useful information as it relates to our ability to fund dividends.

We believe FFO, Core FFO and FAD are meaningful non-GAAP financial measures useful in comparing our levered operating performance from period-to-period and as compared to similar real estate companies because these non-GAAP measures exclude real estate depreciation and amortization expense and other non-comparable income and expenses, which implicitly assumes that the value of real estate diminishes predictably over time rather than fluctuating based on market conditions. FFO, Core FFO and FAD do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as a performance measure or cash flow as a liquidity measure. FFO, Core FFO and FAD may not be comparable to similarly titled measures used by other companies.

"Net Debt" is a non-GAAP financial measurement. Net Debt represents our total consolidated and unconsolidated indebtedness less cash and cash equivalents at our share. Net Debt is an important component in the calculations of Net Debt to Annualized Adjusted EBITDA and Net Debt / total enterprise value. We believe that Net Debt is a meaningful non-GAAP financial measure useful to investors because we review Net Debt as part of the management of our overall financial flexibility, capital structure and leverage. We may utilize a considerable portion of our cash and cash equivalents at any given time for purposes other than debt reduction. In addition, cash and cash equivalents at our share may not be solely controlled by us. The deduction of cash and cash equivalents at our share from consolidated and unconsolidated indebtedness in the calculation of Net Debt, therefore, should not be understood to mean that it is available exclusively for debt reduction at any given time.

Net Operating Income ("NOI") and "Annualized NOI" are non-GAAP financial measures management uses to assess a segment's performance. The most directly comparable GAAP measure is net income (loss) attributable to common shareholders. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only property related revenue (which includes base rent, tenant reimbursements and other operating revenue, net of Free Rent and payments associated with assumed lease liabilities) less operating expenses and ground rent for operating leases, if applicable. NOI also excludes deferred rent, related party management fees, interest expense, and certain other non-cash adjustments, including the accretion of acquired below-market leases and the amortization of acquired above-market leases and below-market ground lease intangibles. Management uses NOI as a supplemental performance measure of our assets and believes it provides useful information to investors because it reflects only those revenue and expense items that are incurred at the asset level, excluding non-cash items. In addition, NOI is considered by many in the real estate industry to be a useful starting point for determining the value of a real estate asset or group of assets. However, because NOI excludes depreciation and amortization and captures neither the changes in the value of our assets that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our assets, all of which have real economic effect and could materially impact the financial performance of our assets, the utility of NOI as a measure of the operating performance of our assets is limited. NOI presented by us may not be comparable to NOI reported by other REITs that define these measures differently. We believe to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) attributable to common shareholders as presented in our financial statements. NOI should not be considered as an alternative to net income (loss) attributable to common shareholders as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Annualized NOI, for all assets except Crystal City Marriott, represents NOI for the three months ended June 30, 2022 multiplied by four. Due to seasonality in the hospitality business, Annualized NOI for Crystal City Marriott represents the trailing 12-month NOI as of June 30, 2022. Management believes Annualized NOI provides useful information in understanding our financial performance over a 12-month period, however, investors and other users are cautioned against attributing undue certainty to our calculation of Annualized NOI. Actual NOI for any 12-month period will depend on a number of factors beyond our ability to control or predict, including general capital markets and economic conditions, any bankruptcy, insolvency, default or other failure to pay rent by one or more of our tenants and the destruction of one or more of our assets due to terrorist attack, natural disaster or other casualty, among others. We do not undertake any obligation to update our calculation to reflect events or circumstances occurring after the date of this earnings release. There can be no assurance that the Annualized NOI shown will reflect our actual results of operations over any 12-month period.

"Non-Same Store" refers to all operating assets excluded from the same store pool.

"Same Store" refers to the pool of assets that were in-service for the entirety of both periods being compared, which excludes assets for which significant redevelopment, renovation, or repositioning occurred during either of the periods being compared.

Definitions

"Estimated Potential Development Density" reflects management's estimate of developable gross square feet based on our current business plans with respect to real estate owned or controlled as of June 30, 2022. Our current business plans may contemplate development of less than the maximum potential development density for individual assets. As market conditions change, our business plans, and therefore, the Estimated Potential Development Density, could change accordingly. Given timing, zoning requirements and other factors, we make no assurance that Estimated Potential Development Density amounts will become actual density to the extent we complete development of assets for which we have made such estimates.

"First-generation" is a lease on space that had been vacant for at least nine months or a lease on newly delivered space.

"Formation Transaction" refers collectively to the spin-off on July 17, 2017 of substantially all of the assets and liabilities of Vornado Realty Trust's Washington, DC segment, which operated as Vornado / Charles E. Smith, and the acquisition of the management business and certain assets and liabilities of The JBG Companies.

"Free Rent" means the amount of base rent and tenant reimbursements that are abated according to the applicable lease agreement(s).

"Future Development Pipeline" refers to assets that are development opportunities on which we do not intend to commence construction within the next three years where we (i) own land or control the land through a ground lease or (ii) are under a long-term conditional contract to purchase, or enter into, a leasehold interest with respect to land.

"GAAP" refers to accounting principles generally accepted in the United States of America.

"In-Service" refers to commercial or multifamily assets that are at or above 90% leased or have been operating and collecting rent for more than 12 months as of June 30, 2022.

"Near-Term Development Pipeline" refers to select assets that have the potential to commence construction over the next three years, subject to receipt of full entitlements, completion of design and market conditions.

"Second-generation" is a lease on space that had been vacant for less than nine months.

"Transaction and Other Costs" include demolition costs, integration and severance costs, pursuit costs related to other completed, potential and pursued transactions, as well as other expenses.

"Under-Construction" refers to assets that were under construction during the three months ended June 30, 2022.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

in thousands	June 30, 2022	December 31, 2021

ASSETS
Real estate, at cost:
Land and improvements	$1,217,216	$1,378,218
Buildings and improvements	4,004,286	4,513,606
Construction in progress, including land	385,085	344,652
	5,606,587	6,236,476
Less: accumulated depreciation	(1,257,871)	(1,368,003)
Real estate, net	4,348,716	4,868,473
Cash and cash equivalents	162,270	264,356
Restricted cash	212,848	37,739
Tenant and other receivables	46,605	44,496
Deferred rent receivable	154,487	192,265
Investments in unconsolidated real estate ventures	414,349	462,885
Intangible assets, net	157,819	201,956
Other assets, net	82,808	240,160
Assets held for sale	—	73,876
TOTAL ASSETS	$5,579,902	$6,386,206

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgages payable, net	$1,612,169	$1,777,699
Revolving credit facility	—	300,000
Unsecured term loans, net	398,500	398,664
Accounts payable and accrued expenses	112,784	106,136
Other liabilities, net	111,852	342,565
Total liabilities	2,235,305	2,925,064
Commitments and contingencies
Redeemable noncontrolling interests	521,392	522,725
Total equity	2,823,205	2,938,417
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$5,579,902	$6,386,206

Note: For complete financial statements, please refer to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

in thousands, except per share data	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
REVENUE
Property rental	$117,036	$122,819	$248,634	$245,060
Third-party real estate services, including reimbursements	22,157	26,745	46,127	64,852
Other revenue	6,312	5,080	12,709	10,021
Total revenue	145,505	154,644	307,470	319,933
EXPENSES
Depreciation and amortization	49,479	56,678	107,541	121,404
Property operating	35,445	35,000	76,089	69,731
Real estate taxes	14,946	18,558	33,132	36,868
General and administrative:
Corporate and other	14,782	13,895	30,597	26,370
Third-party real estate services	24,143	25,557	51,192	54,493
Share-based compensation related to Formation Transaction and special equity awards	1,577	4,441	3,821	9,386
Transaction and other costs	1,987	2,270	2,886	5,960
Total expenses	142,359	156,399	305,258	324,212
OTHER INCOME (EXPENSE)
Income (loss) from unconsolidated real estate ventures, net	(2,107)	3,953	1,038	3,010
Interest and other income (loss), net	1,672	(38)	15,918	(29)
Interest expense	(16,041)	(16,773)	(32,319)	(33,069)
Gain on the sale of real estate, net	158,767	11,290	158,631	11,290
Loss on the extinguishment of debt	(1,038)	—	(1,629)	—
Total other income (expense)	141,253	(1,568)	141,639	(18,798)
INCOME (LOSS) BEFORE INCOME TAX (EXPENSE) BENEFIT	144,399	(3,323)	143,851	(23,077)
Income tax (expense) benefit	(2,905)	5	(2,434)	(4,310)
NET INCOME (LOSS)	141,494	(3,318)	141,417	(27,387)
Net (income) loss attributable to redeemable noncontrolling interests	(18,248)	345	(18,258)	2,575
Net loss attributable to noncontrolling interests	29	—	84	1,108
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$123,275	$(2,973)	$123,243	$(23,704)
EARNINGS (LOSS) PER COMMON SHARE - BASIC AND DILUTED	$1.02	$(0.03)	$0.99	$(0.19)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND DILUTED	121,316	131,480	123,984	131,510

Note: For complete financial statements, please refer to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

EBITDA, EBITDAre AND ADJUSTED EBITDA RECONCILIATIONS (NON-GAAP)

(Unaudited)

dollars in thousands	Three Months Ended June 30,				Six Months Ended June 30,
	2022		2021		2022		2021

EBITDA, EBITDAre and Adjusted EBITDA
Net income (loss)	$141,494		$(3,318)		$141,417		$(27,387)
Depreciation and amortization expense	49,479		56,678		107,541		121,404
Interest expense	16,041		16,773		32,319		33,069
Income tax expense (benefit)	2,905		(5)		2,434		4,310
Unconsolidated real estate ventures allocated share of above adjustments	9,494		10,581		19,323		20,745
EBITDA attributable to noncontrolling interests	(47)		(41)		(73)		1,030
EBITDA	$219,366		$80,668		$302,961		$153,171
Gain on the sale of real estate, net	(158,767)		(11,290)		(158,631)		(11,290)
Gain on the sale of unconsolidated real estate assets	(936)		(5,189)		(6,179)		(5,189)

EBITDAre	$59,663		$64,189		$138,151		$136,692
Transaction and other costs (1)	1,987		2,270		2,852		4,852
Income from investments, net	(1,217)		—		(15,288)		—
Loss on the extinguishment of debt	1,038		—		1,629		—
Share-based compensation related to Formation Transaction and special equity awards	1,577		4,441		3,821		9,386
Earnings and distributions in excess of our investment in unconsolidated real estate venture	(124)		(92)		(565)		(422)
Unconsolidated real estate ventures allocated share of above adjustments	1,841		9		2,045		40

Adjusted EBITDA	$64,765		$70,817		$132,645		$150,548

Net Debt to Annualized Adjusted EBITDA (2)	8.1	x	7.6	x	7.9	x	7.2	x

					June 30, 2022		June 30, 2021
Net Debt (at JBG SMITH Share)
Consolidated indebtedness (3)					$2,000,762		$1,979,494
Unconsolidated indebtedness (3)					279,534		399,262
Total consolidated and unconsolidated indebtedness					2,280,296		2,378,756
Less: cash and cash equivalents					181,882		217,543
Net Debt (at JBG SMITH Share)					$2,098,414		$2,161,213

Note: All EBITDA measures as shown above are attributable to common limited partnership units ("OP Units").

(1)	Includes demolition costs, integration and severance costs, pursuit costs related to other completed, potential and pursued transactions, as well as other expenses. For the six months ended June 30, 2022 and 2021, excludes $34,000 and $1.1 million of transaction costs attributable to noncontrolling interests.
(2)	Calculated using the Net Debt below. Quarterly Adjusted EBITDA is annualized by multiplying by four. Adjusted EBITDA for the six months ended June 30, 2022 and 2021 is annualized by multiplying by two. Net Debt to annualized Adjusted EBITDA would have been 7.6x and 8.0x for the three and six months ended June 30, 2022, after including the net proceeds from the sales and recapitalizations that are held in escrow at a qualified intermediary to facilitate a potential like-kind exchange and removing the Adjusted EBITDA generated during the quarter from assets that were sold or recapitalized.
(3)	Net of premium/discount and deferred financing costs.

FFO, CORE FFO AND FAD RECONCILIATIONS (NON-GAAP)

(Unaudited)

in thousands, except per share data	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	XX	2022	2021

FFO and Core FFO
Net income (loss) attributable to common shareholders	$123,275	$(2,973)		$123,243	$(23,704)
Net income (loss) attributable to redeemable noncontrolling interests	18,248	(345)		18,258	(2,575)
Net loss attributable to noncontrolling interests	(29)	—		(84)	(1,108)
Net income (loss)	141,494	(3,318)		141,417	(27,387)
Gain on the sale of real estate, net of tax	(155,642)	(11,290)		(155,506)	(11,290)
Gain on the sale of unconsolidated real estate assets	(936)	(5,189)		(6,179)	(5,189)
Real estate depreciation and amortization	47,242	54,475		102,759	116,975
Pro rata share of real estate depreciation and amortization from unconsolidated real estate ventures	6,416	7,277		13,286	14,588
FFO attributable to noncontrolling interests	(47)	(41)		(73)	1,030
FFO Attributable to OP Units	$38,527	$41,914		$95,704	$88,727
FFO attributable to redeemable noncontrolling interests	(4,966)	(4,054)		(10,843)	(8,539)
FFO Attributable to Common Shareholders	$33,561	$37,860		$84,861	$80,188

FFO attributable to OP Units	$38,527	$41,914		$95,704	$88,727
Transaction and other costs, net of tax (1)	1,892	2,241		2,735	4,793
Income from investments, net	(957)	—		(11,495)	—
(Gain) loss from mark-to-market on derivative instruments	(2,027)	46		(5,394)	(87)
Loss on the extinguishment of debt	1,038	—		1,629	—
Earnings and distributions in excess of our investment in unconsolidated real estate venture	(124)	(92)		(565)	(422)
Share-based compensation related to Formation Transaction and special equity awards	1,577	4,441		3,821	9,386
Amortization of management contracts intangible, net of tax	1,106	1,073		2,211	2,145
Unconsolidated real estate ventures allocated share of above adjustments	1,593	6		1,545	(4)
Core FFO Attributable to OP Units	$42,625	$49,629		$90,191	$104,538
Core FFO attributable to redeemable noncontrolling interests	(5,494)	(4,800)		(10,383)	(10,060)
Core FFO Attributable to Common Shareholders	$37,131	$44,829		$79,808	$94,478
FFO per common share - diluted	$0.28	$0.29		$0.68	$0.61
Core FFO per common share - diluted	$0.31	$0.34		$0.64	$0.72
Weighted average shares - diluted (FFO and Core FFO)	121,327	131,485		123,990	131,513

See footnotes on page 16.

FFO, CORE FFO AND FAD RECONCILIATIONS (NON-GAAP)

(Unaudited)

in thousands, except per share data	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

FAD
Core FFO attributable to OP Units	$42,625	$49,629	$90,191	$104,538
Recurring capital expenditures and Second-generation tenant improvements and leasing commissions (2)	(13,300)	(12,226)	(27,002)	(22,657)
Straight-line and other rent adjustments (3)	(1,978)	(4,088)	(3,769)	(8,853)
Third-party lease liability assumption payments	(25)	(703)	(25)	(1,381)
Share-based compensation expense	10,171	9,045	20,664	17,115
Amortization of debt issuance costs	1,135	1,096	2,311	2,201
Unconsolidated real estate ventures allocated share of above adjustments	(289)	(1,333)	(937)	(2,659)
Non-real estate depreciation and amortization	760	727	1,828	1,477
FAD available to OP Units (A)	$39,099	$42,147	$83,261	$89,781
Distributions to common shareholders and unitholders (B)	$31,768	$33,511	$64,371	$68,946
FAD Payout Ratio (B÷A) (4)	81.3%	79.5%	77.3%	76.8%

Capital Expenditures
Maintenance and recurring capital expenditures	$6,091	$4,376	$10,911	$8,302
Share of maintenance and recurring capital expenditures from unconsolidated real estate ventures	312	324	394	371
Second-generation tenant improvements and leasing commissions	6,713	7,454	15,307	13,518
Share of Second-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	184	72	390	466
Recurring capital expenditures and Second-generation tenant improvements and leasing commissions	13,300	12,226	27,002	22,657
Non-recurring capital expenditures	13,552	4,352	26,362	7,188
Share of non-recurring capital expenditures from unconsolidated real estate ventures	37	56	49	107
First-generation tenant improvements and leasing commissions	4,197	1,703	8,647	2,538
Share of First-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	244	199	717	1,391
Non-recurring capital expenditures	18,030	6,310	35,775	11,224
Total JBG SMITH Share of Capital Expenditures	$31,330	$18,536	$62,777	$33,881

(1)	Includes demolition costs, integration and severance costs, pursuit costs related to other completed, potential and pursued transactions, as well as other expenses. For the six months ended June 30, 2022 and 2021, excludes $34,000 and $1.1 million of transaction costs attributable to noncontrolling interests.
(2)	Includes amounts, at JBG SMITH Share, related to unconsolidated real estate ventures.
(3)	Includes straight-line rent, above/below market lease amortization and lease incentive amortization.
(4)	The quarterly FAD payout ratio is not necessarily indicative of an amount for the full year due to fluctuation in the timing of capital expenditures, the commencement of new leases and the seasonality of our operations.

NOI RECONCILIATIONS (NON-GAAP)

(Unaudited)

dollars in thousands	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Net income (loss) attributable to common shareholders	$123,275	$(2,973)	$123,243	$(23,704)
Add:
Depreciation and amortization expense	49,479	56,678	107,541	121,404
General and administrative expense:
Corporate and other	14,782	13,895	30,597	26,370
Third-party real estate services	24,143	25,557	51,192	54,493
Share-based compensation related to Formation Transaction and special equity awards	1,577	4,441	3,821	9,386
Transaction and other costs	1,987	2,270	2,886	5,960
Interest expense	16,041	16,773	32,319	33,069
Loss on the extinguishment of debt	1,038	—	1,629	—
Income tax expense (benefit)	2,905	(5)	2,434	4,310
Net income (loss) attributable to redeemable noncontrolling interests	18,248	(345)	18,258	(2,575)
Net loss attributable to noncontrolling interests	(29)	—	(84)	(1,108)
Less:
Third-party real estate services, including reimbursements revenue	22,157	26,745	46,127	64,852
Other revenue	1,798	1,904	3,994	4,090
Income (loss) from unconsolidated real estate ventures, net	(2,107)	3,953	1,038	3,010
Interest and other income (loss), net	1,672	(38)	15,918	(29)
Gain on the sale of real estate, net	158,767	11,290	158,631	11,290

Consolidated NOI	71,159	72,437	148,128	144,392
NOI attributable to unconsolidated real estate ventures at our share	8,321	8,109	15,268	15,613
Non-cash rent adjustments (1)	(1,978)	(4,088)	(3,769)	(8,853)
Other adjustments (2)	5,695	5,191	14,443	9,933
Total adjustments	12,038	9,212	25,942	16,693
NOI	$83,197	$81,649	$174,070	$161,085
Less: out-of-service NOI loss (3)	(2,046)	(1,329)	(3,498)	(2,619)
Operating Portfolio NOI	$85,243	$82,978	$177,568	$163,704
Non-Same Store NOI (4)	5,915	13,257	22,152	27,226
Same Store NOI (5)	$79,328	$69,721	$155,416	$136,478

Change in Same Store NOI	13.8%		13.9%
Number of properties in Same Store pool	52		52

(1)	Adjustment to exclude straight-line rent, above/below market lease amortization and lease incentive amortization.
(2)	Adjustment to include other revenue and payments associated with assumed lease liabilities related to operating properties and to exclude commercial lease termination revenue and allocated corporate general and administrative expenses to operating properties.
(3)	Includes the results of our Under-Construction assets, and Near-Term and Future Development Pipelines.
(4)	Includes the results of properties that were not In-Service for the entirety of both periods being compared and properties for which significant redevelopment, renovation or repositioning occurred during either of the periods being compared.
(5)	Includes the results of the properties that are owned, operated and In-Service for the entirety of both periods being compared.

Q2 2022 SUPPLEMENTAL INFORMATION

SECTION THREE

F1RST Residences Courtyard

The Wren

JBG SMITH

SUPPLEMENTAL INFORMATION | Q2 2022

SEP
TABLE OF CONTENTS	JUNE 30, 2022

DISCLOSURES	JUNE 30, 2022

Disclosures

Forward-Looking Statements

Certain statements contained herein may constitute "forward-looking statements" as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Consequently, the future results, financial condition and business of JBG SMITH Properties ("JBG SMITH", the "Company", "we", "us", "our" or similar terms) may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximate", "hypothetical", "potential", "believes", "expects", "anticipates", "estimates", "intends", "plans", "would", "may" or similar expressions in this Investor Package. One of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the adverse effect of the current pandemic of the novel coronavirus, or COVID-19, and the ensuing economic turmoil on the Company, our financial condition, results of operations, cash flows, performance, our tenants, the real estate market and the global economy and financial markets. The extent to which COVID-19 continues to impact us and our tenants depends on future developments, many of which are highly uncertain and cannot be predicted with confidence. These developments include: the continued severity, duration, transmission rate and geographic spread of COVID-19 in the United States, the duration of associated immunity and vaccine efficacy against variants of COVID-19, the extent and effectiveness of other containment measures taken, and the response of the overall economy, the financial markets and the population (including the potential effects of inflation), particularly in areas in which we operate, and whether the residential market in the Washington, DC area and any of our properties will be materially impacted by the various moratoriums on residential evictions, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. We also note the following forward-looking statements: the impact of COVID-19 and the ensuing economic turmoil on our Company, Net Operating Income, Same Store Net Operating Income, net asset value, share price, liquidity, occupancy rates, property rental revenue, operating costs, deferrals of rent, uncollectible operating lease receivables, parking revenue, burn-off of rent abatement, construction costs, the timing of disposition of assets in the JBG Legacy Funds, demand for new office space and potential bias of multifamily leasing to renewals; the impact of disruptions to the credit and capital markets on our ability to access capital, including refinancing maturing debt; potential Net Operating Income growth and the assumptions on which such growth is premised, our estimated future leverage (Net Debt/Annualized Adjusted EBITDA and Net Debt/Total Enterprise Value) profile, the economic impact, job growth, expansion of public transportation and related demand for multifamily and commercial properties of Amazon.com, Inc.’s ("Amazon") additional headquarters on the Washington, DC metropolitan area and National Landing and the speed with which such impact occurs and Amazon’s plans for accelerated hiring and in-person work requirements; changes to the amount and manner in which tenants use space; whether we incur additional costs or make additional concessions or offer other incentives to existing or prospective tenants to reconfigure space; long-term trends in demand for housing (including multifamily) within major urban employment centers; whether the Washington, DC area will be more resilient than other parts of the country in any recession resulting from COVID-19; whether we will recognize currently estimated unrecognized development fee revenue on the anticipated timing or at all; potential countercyclical growth caused by the concentration in the Washington, DC area of Amazon, the federal government, government contractors, and the Virginia Tech Innovation campus; whether National Landing will benefit economically from its proximity to the Department of Defense and elevated defense spending; the anticipated growth of our target submarkets; the economic impact of DC's diversification into technology; our anticipated acquisitions and dispositions and the ability to identify associated like-kind exchanges; our annual dividend per share and dividend yield; annualized Net Operating Income; adjusted annualized Net Operating Income; expected key Amazon transaction terms and timeframes for closing any Amazon transactions not yet closed; planned infrastructure and educational improvements related to Amazon's additional headquarters; the impact of our role as the developer, property manager and retail leasing agent in connection with Amazon's new headquarters; our development plans related to National Landing; the impact on our net asset value of the Amazon transactions; in the case of any further Amazon lease transactions and our new development opportunities in National Landing, the total square feet to be leased to Amazon and the expected net effective rent; the impact of increases in government spending on increases in agency and contractor spending locally; whether we can access agency debt secured by our currently unencumbered multifamily assets timely, on reasonable terms or at all; whether we will succeed in our contemplated recycling of disposition proceeds into acquisitions yielding the anticipated stabilized capitalization rates; whether we are able to renew at or above our historical retention rates on rolling leases; whether the allocation of capital to our share repurchase plan has any impact on our share price; whether our rent estimates are accurate; whether in the case of our Under-Construction and Near-Term Development Pipeline assets, estimated square feet, estimated number of units, estimated construction start, occupancy stabilization dates, the estimated completion date, estimated stabilization date, Estimated Incremental Investment, Estimated Total Investment, Projected NOI Yield, weighted average Projected NOI Yield, NOI yield or Estimated Total Project Cost, estimated total NOI weighted average completion date, weighted average stabilization date, intended type of asset use and potential tenants, Estimated Potential Development Density, and Estimated Stabilized NOI are accurate; whether our Under-Construction assets will deliver the Annualized NOI that we anticipate; our ability to satisfy environmental, social or governance standards set by various constituencies; whether our plans related to our investment in 5G wireless spectrum across National Landing will be a significant demand catalyst; whether the anticipated placemaking in National Landing will be realized; whether Amazon will have a similar growth impact on National Landing as in Seattle; whether Seattle’s South Lake Union region pre-pandemic will prove to be an appropriate comparison to National Landing post-pandemic including respective resident preferences regarding housing, office location and commuting; whether Amazon’s return-to-the-office policy will continue to require that employees live within commuting distance of their office; whether we will be able to successfully shift the majority of our portfolio to multifamily and concentrate our office portfolio in National Landing, and in the case of our Future

DISCLOSURES	JUNE 30, 2022

Development Pipeline opportunities, estimated commercial SF/multifamily units to be replaced, estimated remaining acquisition cost, estimated capitalized cost, Estimated Total Investment, Estimated Potential Development Density and the potential for delays in the entitlement process.

Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. These factors include, among others: adverse economic conditions in the Washington, DC metropolitan area, including in relation to COVID-19, the timing of and costs associated with development and property improvements, financing commitments, and general competitive factors. For further discussion of factors that could materially affect the outcome of our forward-looking statements and other risks and uncertainties, see "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Cautionary Statement Concerning Forward-Looking Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and other periodic reports the Company files with the Securities and Exchange Commission. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date hereof.

Organization and Basis of Presentation

JBG SMITH Properties ("JBG SMITH") was organized as a Maryland real estate investment trust ("REIT") for the purpose of receiving, via the spin-off on July 17, 2017 (the "Separation"), substantially all of the assets and liabilities of Vornado Realty Trust's Washington, DC segment. On July 18, 2017, JBG SMITH acquired the management business and certain assets and liabilities of The JBG Companies ("JBG") (the "Combination"). The Separation and the Combination are collectively referred to as the "Formation Transaction."

The information contained in this Investor Package does not purport to disclose all items required by the accounting principles generally accepted in the United States of America ("GAAP") and is unaudited information, unless otherwise indicated.

Pro Rata Information

We present certain financial information and metrics in this Investor Package "at JBG SMITH Share," which refers to our ownership percentage of consolidated and unconsolidated assets in real estate ventures (collectively, "real estate ventures") as applied to these financial measures and metrics. Financial information "at JBG SMITH Share" is calculated on an asset-by-asset basis by applying our percentage economic interest to each applicable line item of that asset's financial information. "At JBG SMITH Share" information, which we also refer to as being "at share," "our pro rata share" or "our share," is not, and is not intended to be, a presentation in accordance with GAAP. Given that a substantial portion of our assets are held through real estate ventures, we believe this form of presentation, which presents our economic interests in the partially owned entities, provides investors valuable information regarding a significant component of our portfolio, its composition, performance and capitalization.

We do not control the unconsolidated real estate ventures and do not have a legal claim to our co-venturers' share of assets, liabilities, revenue and expenses. The operating agreements of the unconsolidated real estate ventures generally allow each co-venturer to receive cash distributions to the extent there is available cash from operations. The amount of cash each investor receives is based upon specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions.

With respect to any such third-party arrangement, we would not be in a position to exercise sole decision-making authority regarding the property, real estate venture or other entity, and may, under certain circumstances, be exposed to economic risks not present were a third-party not involved. We and our respective co-venturers may each have the right to trigger a buy-sell or forced sale arrangement, which could cause us to sell our interest, or acquire our co-venturers' interests, or to sell the underlying asset, either on unfavorable terms or at a time when we otherwise would not have initiated such a transaction. Our real estate ventures may be subject to debt, and the repayment or refinancing of such debt may require equity capital calls. To the extent our co-venturers do not meet their obligations to us or our real estate ventures or they act inconsistent with the interests of the real estate venture, we may be adversely affected. Because of these limitations, the non-GAAP "at JBG SMITH Share" financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.

Occupancy, non-GAAP financial measures and leverage metrics presented in our investor package exclude our 10.0% subordinated interest in one commercial building and our 33.5% subordinated interest in four commercial buildings, as well as the associated non-recourse mortgages payable, held through unconsolidated real estate ventures, as our investment in each real estate venture is zero, we do not anticipate receiving any near-term cash flow distributions from the real estate ventures and have not guaranteed their obligations or otherwise committed to providing financial support.

DISCLOSURES	JUNE 30, 2022

Definitions

See pages 50-54 for definitions of terms used in this Investor Package.

Information herein with respect to the proposed transactions with Amazon is based on executed leases and a purchase and sale agreement between us and Amazon. Closing under this agreement is subject to customary closing conditions.

Non-GAAP Measures

This Investor Package includes non-GAAP measures. For these measures, we have provided an explanation of how these non-GAAP measures are calculated and why our management believes that the presentation of these measures provides useful information to investors regarding our financial condition and results of operations. Reconciliations of certain non-GAAP measures to the most directly comparable GAAP financial measure are included in this Investor Package. Our presentation of non-GAAP financial measures may not be comparable to similar non-GAAP measures used by other companies.

In addition to "at share" financial information, the following non-GAAP measures are included in this Investor Package:

●	Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")
●	EBITDA for Real Estate ("EBITDAre")
●	Adjusted EBITDA
●	Funds from Operations ("FFO")
●	Core FFO
●	Funds Available for Distribution ("FAD")
●	Third-Party Asset Management and Real Estate Services Business
●	Net Operating Income ("NOI")
●	Annualized NOI
●	Estimated Stabilized NOI
●	Projected NOI Yield
●	Same Store NOI
●	Consolidated and Unconsolidated Indebtedness
●	Net Debt
●	Pro Rata Adjusted General and Administrative Expenses

COMPANY PROFILE	JUNE 30, 2022 (Unaudited)

Company Profile

Executive Officers		Company Snapshot as of June 30, 2022

W. Matthew Kelly	Chief Executive Officer and Trustee	Exchange/ticker	NYSE: JBGS
David P. Paul	President and Chief Operating Officer	Indicated annual dividend per share	$0.90
M. Moina Banerjee	Chief Financial Officer	Dividend yield	3.8%
Kevin P. Reynolds	Chief Development Officer
George L. Xanders	Chief Investment Officer	Total Enterprise Value (dollars in billions, except share price)
Steven A. Museles	Chief Legal Officer	Common share price	$23.64
		Common shares and common limited partnership units ("OP Units") outstanding (in millions) (1)	131.13
		Total market capitalization	$3.10
		Total consolidated and unconsolidated indebtedness at JBG SMITH Share	2.28
		Less: cash and cash equivalents at JBG SMITH Share	(0.18)
		Net Debt	$2.10
		Total Enterprise Value	$5.20

		Net Debt / Total Enterprise Value (2)	40.4%

(1)	Includes certain fully-vested incentive equity awards that are convertible into OP Units.
(2)	Net Debt to total enterprise value would have been 38.1% as of June 30, 2022 after including the net proceeds from the sales and recapitalizations that are held in escrow at a qualified intermediary to facilitate a potential like-kind exchange.

FINANCIAL HIGHLIGHTS	JUNE 30, 2022 (Unaudited)

Financial Highlights

dollars in thousands, except per share data	Three Months Ended		Six Months Ended
	June 30, 2022		June 30, 2022

Summary Financial Results
Total revenue	$145,505		$307,470
Net income attributable to common shareholders	$123,275		$123,243
Per diluted common share	$1.02		$0.99
Operating portfolio NOI	$85,243		$177,568
FFO (1)	$38,527		$95,704
Per OP Unit	$0.28		$0.68
Core FFO (1)	$42,625		$90,191
Per OP Unit	$0.31		$0.64
FAD (1)	$39,099		$83,261
FAD payout ratio	81.3%		77.3%
EBITDA (1)	$219,366		$302,961
EBITDAre (1)	$59,663		$138,151
Adjusted EBITDA (1)	$64,765		$132,645
Net Debt / total enterprise value (2)	40.4%		40.4%
Net Debt to annualized Adjusted EBITDA (2)	8.1	x	7.9	x

			June 30, 2022

Debt Summary and Key Ratios (at JBG SMITH Share)
Total consolidated indebtedness (3)			$2,000,762
Total consolidated and unconsolidated indebtedness (3)			$2,280,296
Weighted average interest rates:
Variable rate debt (4)			3.88%
Fixed rate debt			3.85%
Total debt			3.86%
Cash and cash equivalents			$181,882

(1)	Attributable to OP Units, which include units owned by JBG SMITH.
(2)	Net Debt to total enterprise value would have been 38.1% as of June 30, 2022, and Net Debt to annualized Adjusted EBITDA would have been 7.6x and 8.0x for the three and six months ended June 30, 2022, after including net proceeds from the sales and recapitalizations that are held in escrow at a qualified intermediary to facilitate a potential like-kind exchange and removing the Adjusted EBITDA generated during the quarter from assets that were sold or recapitalized.
(3)	Net of premium/discount and deferred financing costs.
(4)	For floating rate loans with interest rate caps, the weighted average cap strike is 2.51% for consolidated debt, and 2.60% for all debt. The interest rate cap strike is exclusive of the credit spreads associated with the loans.

FINANCIAL HIGHLIGHTS – TRENDS	JUNE 30, 2022 (Unaudited)

Financial Highlights - Trends

Three Months Ended
dollars in thousands, except per share data, at JBG SMITH Share	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021
Commercial NOI	$57,437	$64,919	$62,300	$61,889	$63,849
Multifamily NOI	27,338	26,887	24,061	19,107	18,644
Ground Leases and Other NOI	468	547	475	496	485
Operating portfolio NOI	$85,243	$92,353	$86,836	$81,492	$82,978
Total Annualized NOI	$337,093	$370,691	$345,763	$324,001	$330,682

Net income (loss) attributable to common shareholders	$123,275	$(32)	$(56,446)	$893	$(2,973)
Per diluted common share	$1.02	$—	$(0.45)	$—	$(0.03)
FFO (1)	$38,527	$57,177	$47,924	$40,734	$41,914
Per OP Unit	$0.28	$0.40	$0.33	$0.27	$0.29
Core FFO (1)	$42,625	$47,566	$44,943	$48,083	$49,629
Per OP Unit	$0.31	$0.34	$0.31	$0.32	$0.34
FAD (1)	$39,099	$44,162	$30,453	$39,992	$42,147
FAD payout ratio	81.3%	73.8%	108.8%	84.2%	79.5%
EBITDA (1)	$219,366	$83,595	$21,744	$85,275	$80,668
EBITDAre (1)	$59,663	$78,488	$70,771	$63,518	$64,189
Adjusted EBITDA (1)	$64,765	$67,880	$66,169	$69,799	$70,817
Net Debt / total enterprise value (2)	40.4%	39.1%	38.5%	34.3%	32.1%
Net Debt to annualized Adjusted EBITDA (2)	8.1	x	9.6	x	9.6	x	7.9	x	7.6	x

Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021

Number of Operating Assets
Commercial	35	41	41	41	42
Multifamily	19	20	22	21	21
Ground Leases and Other	2	1	1	1	1
Total	56	62	64	63	64

Operating Portfolio % Leased
Commercial (3)	87.3%	85.2%	84.9%	84.9%	85.9%
Multifamily (4)	95.7%	94.1%	93.6%	94.0%	92.8%
Weighted Average	90.5%	88.1%	87.7%	87.7%	88.0%

Operating Portfolio % Occupied (5)
Commercial (3)	86.1%	83.3%	82.9%	82.6%	84.4%
Multifamily (4)	92.3%	91.6%	91.8%	92.4%	88.7%
Weighted Average	88.4%	86.0%	85.8%	85.7%	85.7%

See footnotes on page 9.

FINANCIAL HIGHLIGHTS – TRENDS	JUNE 30, 2022 (Unaudited)

Footnotes

Note: See appendices for reconciliations of non-GAAP financial measures to their respective comparable GAAP financial measures.

(1)	Attributable to OP Units, which include units owned by JBG SMITH.
(2)	Net Debt to total enterprise value would have been 38.1% as of June 30, 2022, and Net Debt to annualized Adjusted EBITDA would have been 7.6x for the three months ended June 30, 2022, after including the net proceeds from the sales and recapitalizations that are held in escrow at a qualified intermediary to facilitate a potential like-kind exchange and removing the Adjusted EBITDA generated during the quarter from assets that were sold or recapitalized.
(3)	Crystal City Marriott is excluded from the Percent Leased and the Percent Occupied metrics.
(4)	Includes Recently Delivered assets. In-Service assets were 96.6% leased and 93.1% occupied as of Q2 2022, 95.5% leased and 92.9% occupied as of Q1 2022, 95.4% leased and 93.4% occupied as of Q4 2021, 96.3% leased and 94.5% occupied as of Q3 2021, and 96.4% leased and 92.7% occupied as of Q2 2021. 2221 S. Clark Street - Residential and 900 W Street are excluded from the Percent Leased and the Percent Occupied metrics as they are operated as short-term rental properties.
(5)	Percent Occupied excludes occupied retail SF.

PORTFOLIO OVERVIEW	JUNE 30, 2022 (Unaudited)

Portfolio Overview

		100% Share	At JBG SMITH Share
							Annualized Rent
						Annualized	per Square Foot/
	Number of	Square Feet/	Square Feet/	%		Rent	Monthly Rent	Annualized NOI (3)
	Assets	Units	Units	Leased	% Occupied (1)	(in thousands)	Per Unit (2)	(in thousands)

Operating
Commercial (4)
National Landing	23	7,337,206	7,061,402	87.2%	87.1%	$258,753	$44.66	$174,777
Other VA	4	1,057,388	398,972	94.5%	95.4%	17,620	49.15	12,096
DC	6	1,629,309	913,383	81.2%	70.3%	36,371	57.01	20,448
MD	2	513,430	513,430	93.4%	93.2%	26,695	53.62	18,548
Commercial - total / weighted average	35	10,537,333	8,887,187	87.3%	86.1%	$339,439	$46.51	$225,869
Multifamily (5)
National Landing	4	2,856	2,856	98.3%	95.5%	$65,285	$2,101	$43,936
DC	12	3,743	3,041	94.6%	90.3%	86,930	2,363	58,752
MD	2	438	438	99.8%	97.7%	8,343	1,624	5,776
In-Service	18	7,037	6,335	96.6%	93.1%	160,558	2,189	108,464
Recently Delivered	1	322	161	71.5%	60.6%	4,148	3,109	888
Multifamily – total / weighted average	19	7,359	6,496	95.7%	92.3%	$164,706	$2,205	$109,352

Ground Leases and Other (6)
Other VA	1	—	—	—	—	—	—	(92)
DC	1	—	—	—	—	—	—	1,964
	2	—	—	—	—	—	—	1,872

Operating - Total / Weighted Average	56	10,537,333 SF/ 7,359 Units	8,887,187 SF/ 6,496 Units	90.5%	88.4%	$504,145	$46.51 per SF/ $2,205 per unit	$337,093

Development (7)

Under-Construction	2	1,583 Units	1,583 Units

Near-Term Development	8	3,742,300	3,532,700

Future Development	16	8,799,800	6,273,700

(1)	Percent Occupied excludes retail SF.
(2)	For commercial assets, represents annualized office rent divided by occupied office SF; annualized retail rent and retail SF are excluded from this metric. For multifamily assets, represents monthly multifamily rent divided by occupied units; retail rent is excluded from this metric. Annualized Rent and Annualized Rent per Square Foot exclude percentage rent and the square footage of office tenants that only pay percentage rent. Occupied square footage may differ from leased square footage because leased square footage includes space for leases that have been signed but the tenant has not yet taken occupancy (not yet included in Percent Occupied metrics).
(3)	Annualized NOI includes $8.2 million from sold or recapitalized commercial assets and $0.1 million from sold multifamily assets.
(4)	Crystal City Marriott is excluded from Percent Leased, Percent Occupied, Annualized Rent and Annualized Rent per Square Foot metrics.
(5)	2221 S. Clark Street - Residential and 900 W Street are excluded from Percent Leased, Percent Occupied, Annualized Rent and Monthly Rent Per Unit metrics.
(6)	1700 M Street and 1831/1861 Wiehle Avenue (for which we are the ground lessor) are excluded from Percent Leased, Percent Occupied, Annualized Rent and Annualized Rent per Square Foot metrics. See footnote (8) on page 23 for more information.
(7)	Refer to pages 41- 43 for detail on Under-Construction assets, and Near-Term and Future Development Pipelines.

CONDENSED CONSOLIDATED BALANCE SHEETS	JUNE 30, 2022 (Unaudited)

Condensed Consolidated Balance Sheets

in thousands	June 30, 2022	December 31, 2021

ASSETS
Real estate, at cost:
Land and improvements	$1,217,216	$1,378,218
Buildings and improvements	4,004,286	4,513,606
Construction in progress, including land	385,085	344,652
	5,606,587	6,236,476
Less: accumulated depreciation	(1,257,871)	(1,368,003)
Real estate, net	4,348,716	4,868,473
Cash and cash equivalents	162,270	264,356
Restricted cash	212,848	37,739
Tenant and other receivables	46,605	44,496
Deferred rent receivable	154,487	192,265
Investments in unconsolidated real estate ventures	414,349	462,885
Intangible assets, net	157,819	201,956
Other assets, net	82,808	240,160
Assets held for sale	—	73,876
TOTAL ASSETS	$5,579,902	$6,386,206

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgages payable, net	$1,612,169	$1,777,699
Revolving credit facility	—	300,000
Unsecured term loans, net	398,500	398,664
Accounts payable and accrued expenses	112,784	106,136
Other liabilities, net	111,852	342,565
Total liabilities	2,235,305	2,925,064
Commitments and contingencies
Redeemable noncontrolling interests	521,392	522,725
Total equity	2,823,205	2,938,417
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$5,579,902	$6,386,206

Note: For complete financial statements, please refer to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	JUNE 30, 2022 (Unaudited)

Condensed Consolidated Statements of Operations

in thousands, except per share data	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
REVENUE
Property rental	$117,036	$122,819	$248,634	$245,060
Third-party real estate services, including reimbursements	22,157	26,745	46,127	64,852
Other revenue	6,312	5,080	12,709	10,021
Total revenue	145,505	154,644	307,470	319,933
EXPENSES
Depreciation and amortization	49,479	56,678	107,541	121,404
Property operating	35,445	35,000	76,089	69,731
Real estate taxes	14,946	18,558	33,132	36,868
General and administrative:
Corporate and other	14,782	13,895	30,597	26,370
Third-party real estate services	24,143	25,557	51,192	54,493
Share-based compensation related to Formation Transaction and special equity awards	1,577	4,441	3,821	9,386
Transaction and Other Costs	1,987	2,270	2,886	5,960
Total expenses	142,359	156,399	305,258	324,212
OTHER INCOME (EXPENSE)
Income (loss) from unconsolidated real estate ventures, net	(2,107)	3,953	1,038	3,010
Interest and other income (loss), net	1,672	(38)	15,918	(29)
Interest expense	(16,041)	(16,773)	(32,319)	(33,069)
Gain on the sale of real estate, net	158,767	11,290	158,631	11,290
Loss on the extinguishment of debt	(1,038)	—	(1,629)	—
Total other income (expense)	141,253	(1,568)	141,639	(18,798)
INCOME (LOSS) BEFORE INCOME TAX (EXPENSE) BENEFIT	144,399	(3,323)	143,851	(23,077)
Income tax (expense) benefit	(2,905)	5	(2,434)	(4,310)
NET INCOME (LOSS)	141,494	(3,318)	141,417	(27,387)
Net (income) loss attributable to redeemable noncontrolling interests	(18,248)	345	(18,258)	2,575
Net loss attributable to noncontrolling interests	29	—	84	1,108
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$123,275	$(2,973)	$123,243	$(23,704)
EARNINGS (LOSS) PER COMMON SHARE - BASIC AND DILUTED	$1.02	$(0.03)	$0.99	$(0.19)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND DILUTED	121,316	131,480	123,984	131,510

Note: For complete financial statements, please refer to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

UNCONSOLIDATED REAL ESTATE VENTURES	JUNE 30, 2022 (Unaudited)

nconsolidated Real Estate Ventures

in thousands, at JBG SMITH Share
BALANCE SHEET INFORMATION	June 30, 2022

Total real estate, at cost	$684,770
Less: accumulated depreciation	(53,384)
Real estate, net	631,386
Cash and cash equivalents	19,681
Other assets, net	66,632
Total assets	$717,699
Borrowings, net	$279,534
Other liabilities, net	36,463
Total liabilities	$315,997

	Three Months Ended	Six Months Ended
OPERATING INFORMATION	June 30, 2022	June 30, 2022
Total revenue	$15,767	$30,933
Expenses:
Depreciation and amortization	6,287	13,021
Property operating	5,205	10,631
Real estate taxes	2,556	5,060
Total expenses	14,048	28,712
Other income (expense):
Interest expense	(3,073)	(6,032)
Gain on the sale of real estate	936	6,179
Loss on the extinguishment of debt	(1,820)	(1,950)
Interest and other income, net	11	14

Net income (loss)	$(2,227)	$432
Earnings and distributions in excess of our investment in unconsolidated real estate venture	124	565
Other	(3)	41
Income (loss) from unconsolidated real estate ventures, net	$(2,107)	$1,038

OTHER TANGIBLE ASSETS AND LIABILITIES	JUNE 30, 2022 (Unaudited)

Other Tangible Assets and Liabilities

in thousands, at JBG SMITH Share	June 30, 2022

Other Tangible Assets, Net (1)
Restricted cash (2)	$221,962
Tenant and other receivables, net	49,575
Other assets, net	93,257
Total Other Tangible Assets, Net	$364,794

Other Tangible Liabilities, Net
Accounts payable and accrued liabilities	$126,697
Other liabilities, net	119,725
Total Other Tangible Liabilities, Net	$246,422

(1)	Excludes cash and cash equivalents
(2)	Includes net proceeds from certain sales and recapitalizations that are held in escrow at a qualified intermediary to facilitate a potential like-kind exchange.

EBITDA, EBITDAre AND ADJUSTED EBITDA RECONCILIATIONS (NON-GAAP)	JUNE 30, 2022 (Unaudited)

EBITDA, EBITDAre and Adjusted EBITDA

dollars in thousands	Three Months Ended June 30,				Six Months Ended June 30,
	2022		2021		2022		2021

EBITDA, EBITDAre and Adjusted EBITDA
Net income (loss)	$141,494		$(3,318)		$141,417		$(27,387)
Depreciation and amortization expense	49,479		56,678		107,541		121,404
Interest expense	16,041		16,773		32,319		33,069
Income tax expense (benefit)	2,905		(5)		2,434		4,310
Unconsolidated real estate ventures allocated share of above adjustments	9,494		10,581		19,323		20,745
EBITDA attributable to noncontrolling interests	(47)		(41)		(73)		1,030
EBITDA	$219,366		$80,668		$302,961		$153,171
Gain on the sale of real estate, net	(158,767)		(11,290)		(158,631)		(11,290)
Gain on the sale of unconsolidated real estate assets	(936)		(5,189)		(6,179)		(5,189)

EBITDAre	$59,663		$64,189		$138,151		$136,692
Transaction and Other Costs (1)	1,987		2,270		2,852		4,852
Income from investments, net	(1,217)		—		(15,288)		—
Loss on the extinguishment of debt	1,038		—		1,629		—
Share-based compensation related to Formation Transaction and special equity awards	1,577		4,441		3,821		9,386
Earnings and distributions in excess of our investment in unconsolidated real estate venture	(124)		(92)		(565)		(422)
Unconsolidated real estate ventures allocated share of above adjustments	1,841		9		2,045		40

Adjusted EBITDA	$64,765		$70,817		$132,645		$150,548

Net Debt to Annualized Adjusted EBITDA (2)	8.1	x	7.6	x	7.9	x	7.2	x

Net Debt (at JBG SMITH Share)					June 30, 2022		June 30, 2021
Consolidated indebtedness (3)					$2,000,762		$1,979,494
Unconsolidated indebtedness (3)					279,534		399,262
Total consolidated and unconsolidated indebtedness					2,280,296		2,378,756
Less: cash and cash equivalents					181,882		217,543
Net Debt (at JBG SMITH Share)					$2,098,414		$2,161,213

Note: All EBITDA measures as shown above are attributable to OP Units.

(1)	See page 55 for the components of Transaction and Other Costs. For the six months ended June 30, 2022 and 2021 excludes $34,000 and $1.1 million of transaction costs attributable to noncontrolling interests.
(2)	Calculated using the Net Debt below. Quarterly Adjusted EBITDA is annualized by multiplying by four. Adjusted EBITDA for the six months ended June 30, 2022 and 2021 is annualized by multiplying by two. Net Debt to annualized Adjusted EBITDA would have been 7.6x and 8.0x for the three and six months ended June 30, 2022, after including net proceeds from the sales and recapitalizations that are held in escrow at a qualified intermediary to facilitate a potential like-kind exchange and removing the Adjusted EBITDA generated during the quarter from assets that were sold or recapitalized.
(3)	Net of premium/discount and deferred financing costs.

FFO, CORE FFO AND FAD RECONCILIATIONS (NON-GAAP)	JUNE 30, 2022 (Unaudited)

FFO, Core FFO and FAD

in thousands, except per share data	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

FFO and Core FFO
Net income (loss) attributable to common shareholders	$123,275	$(2,973)	$123,243	$(23,704)
Net income (loss) attributable to redeemable noncontrolling interests	18,248	(345)	18,258	(2,575)
Net loss attributable to noncontrolling interests	(29)	—	(84)	(1,108)
Net income (loss)	141,494	(3,318)	141,417	(27,387)
Gain on the sale of real estate, net of tax	(155,642)	(11,290)	(155,506)	(11,290)
Gain on the sale of unconsolidated real estate assets	(936)	(5,189)	(6,179)	(5,189)
Real estate depreciation and amortization	47,242	54,475	102,759	116,975
Pro rata share of real estate depreciation and amortization from unconsolidated real estate ventures	6,416	7,277	13,286	14,588
FFO attributable to noncontrolling interests	(47)	(41)	(73)	1,030
FFO Attributable to OP Units	$38,527	$41,914	$95,704	$88,727
FFO attributable to redeemable noncontrolling interests	(4,966)	(4,054)	(10,843)	(8,539)
FFO Attributable to Common Shareholders	$33,561	$37,860	$84,861	$80,188

FFO attributable to OP Units	$38,527	$41,914	$95,704	$88,727
Transaction and Other Costs, net of tax (1)	1,892	2,241	2,735	4,793
Income from investments, net	(957)	—	(11,495)	—
(Gain) loss from mark-to-market on derivative instruments	(2,027)	46	(5,394)	(87)
Loss on the extinguishment of debt	1,038	—	1,629	—
Earnings and distributions in excess of our investment in unconsolidated real estate venture	(124)	(92)	(565)	(422)
Share-based compensation related to Formation Transaction and special equity awards	1,577	4,441	3,821	9,386
Amortization of management contracts intangible, net of tax	1,106	1,073	2,211	2,145
Unconsolidated real estate ventures allocated share of above adjustments	1,593	6	1,545	(4)
Core FFO Attributable to OP Units	$42,625	$49,629	$90,191	$104,538
Core FFO attributable to redeemable noncontrolling interests	(5,494)	(4,800)	(10,383)	(10,060)
Core FFO Attributable to Common Shareholders	$37,131	$44,829	$79,808	$94,478
FFO per common share - diluted	$0.28	0.29	$0.68	0.61
Core FFO per common share - diluted	$0.31	0.34	$0.64	0.72
Weighted average shares - diluted (FFO and Core FFO)	121,327	131,485	123,990	131,513

See footnotes on page 17.

FFO, CORE FFO AND FAD RECONCILIATIONS (NON-GAAP)	JUNE 30, 2022 (Unaudited)

in thousands, except per share data	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

FAD
Core FFO attributable to OP Units	$42,625	$49,629	$90,191	$104,538
Recurring capital expenditures and Second-generation tenant improvements and leasing commissions (2)	(13,300)	(12,226)	(27,002)	(22,657)
Straight-line and other rent adjustments (3)	(1,978)	(4,088)	(3,769)	(8,853)
Third-party lease liability assumption payments	(25)	(703)	(25)	(1,381)
Share-based compensation expense	10,171	9,045	20,664	17,115
Amortization of debt issuance costs	1,135	1,096	2,311	2,201
Unconsolidated real estate ventures allocated share of above adjustments	(289)	(1,333)	(937)	(2,659)
Non-real estate depreciation and amortization	760	727	1,828	1,477
FAD available to OP Units (A)	$39,099	$42,147	$83,261	$89,781
Distributions to common shareholders and unitholders (B)	$31,768	$33,511	$64,371	$68,946
FAD Payout Ratio (B÷A) (4)	81.3%	79.5%	77.3%	76.8%

Capital Expenditures
Maintenance and recurring capital expenditures	$6,091	$4,376	$10,911	$8,302
Share of maintenance and recurring capital expenditures from unconsolidated real estate ventures	312	324	394	371
Second-generation tenant improvements and leasing commissions	6,713	7,454	15,307	13,518
Share of Second-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	184	72	390	466
Recurring capital expenditures and Second-generation tenant improvements and leasing commissions	13,300	12,226	27,002	22,657
Non-recurring capital expenditures	13,552	4,352	26,362	7,188
Share of non-recurring capital expenditures from unconsolidated real estate ventures	37	56	49	107
First-generation tenant improvements and leasing commissions	4,197	1,703	8,647	2,538
Share of First-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	244	199	717	1,391
Non-recurring capital expenditures	18,030	6,310	35,775	11,224
Total JBG SMITH Share of Capital Expenditures	$31,330	$18,536	$62,777	$33,881

(1)	See page 55 for the components of Transaction and Other Costs. For the six months ended June 30, 2022 and 2021, excludes $34,000 and $1.1 million of transaction costs attributable to noncontrolling interests.
(2)	Includes amounts, at JBG SMITH Share, related to unconsolidated real estate ventures.
(3)	Includes straight-line rent, above/below market lease amortization and lease incentive amortization.
(4)	The quarterly FAD payout ratio is not necessarily indicative of an amount for the full year due to fluctuation in the timing of capital expenditures, the commencement of new leases and the seasonality of our operations.

THIRD-PARTY ASSET MANAGEMENT AND REAL ESTATE SERVICES BUSINESS (NON-GAAP)	JUNE 30, 2022 (Unaudited)

Third-Party Asset Mgmt and Real Estate Services Business

in thousands, at JBG SMITH Share	Three Months Ended June 30, 2022
	Source of Revenue
	Third-Party	JBG SMITH	JBG Legacy
	Management	JV Partner (1)	Funds	Total

Service Revenue
Property management fees	$2,669	$1,253	$619	$4,541
Asset management fees	—	392	1,073	1,465
Development fees	3,280	236	70	3,586
Leasing fees	776	177	85	1,038
Construction management fees	29	7	—	36
Other service revenue	554	566	148	1,268
Total Revenue (2)	$7,308	$2,631	$1,995	$11,934
Pro rata adjusted general and administrative expense: third-party real estate services (3)				(12,000)
Total Services Revenue Less Allocated General and Administrative Expenses (4)				$(66)

(1)	Service revenues from joint ventures are calculated on an asset-by-asset basis by applying our real estate venture partners' respective economic interests to the fees we earned from each consolidated and unconsolidated real estate venture.
(2)	Included in "Third-party real estate services, including reimbursements" in our consolidated statement of operations are $10.9 million of reimbursement revenue and $0.7 million of service revenue from our economic interest in consolidated and unconsolidated real estate ventures that are excluded from this table.
(3)	Our personnel perform services for wholly owned properties and properties we manage on behalf of third parties, real estate ventures and JBG Legacy Funds.

We allocate personnel and other costs to wholly owned properties (included in "Property operating expenses" and "General and administrative expense: corporate and other" in our consolidated statement of operations) and to properties owned by the third parties, real estate ventures and JBG Legacy Funds (included in "General and administrative expense: third-party real estate services" in our consolidated statement of operations) using estimates of the time spent performing services related to properties in the respective portfolios and other allocation methodologies.

Allocated general and administrative expenses related to real estate ventures are calculated on an asset-by-asset basis by applying our real estate venture partners' respective economic interests to the total general and administrative expenses allocated to each asset. See "Pro Rata Adjusted General and Administrative Expenses" on the next page for a reconciliation of "General and administrative expenses: third-party real estate services" to "Pro Rata Adjusted General and Administrative Expenses."

(4)	Services revenue, excluding reimbursement revenue and service revenue from our economic interest in consolidated and unconsolidated real estate ventures, less allocated general and administrative expenses. Management uses this measure as a supplemental performance measure for its third-party asset management and real estate services business and believes it provides useful information to investors because it reflects only those revenue and expense items incurred by us and can be used to assess the profitability of the third-party asset management and real estate services business.

PRO RATA ADJUSTED GENERAL AND ADMINISTRATIVE EXPENSES (NON-GAAP)	JUNE 30, 2022 (Unaudited)

Pro Rata Adjusted G&A

in thousands	Three Months Ended June 30, 2022
		Adjustments (1)
	Per Statement				Pro Rata
	of Operations	A	B	C	Adjusted

General and Administrative Expenses
Corporate and other	$14,782	$—	$—	$1,197	$15,979
Third-party real estate services	24,143	—	(10,946)	(1,197)	12,000
Share-based compensation related to Formation Transaction and special equity awards	1,577	(1,577)	—	—	—

Total	$40,502	$(1,577)	$(10,946)	$—	$27,979

(1)	Adjustments:

A  -  Removes share-based compensation related to the Formation Transaction and special equity awards.

B  -  Removes $10.9 million of general and administrative expenses reimbursed by third-party owners of real estate we manage related to revenue which has been excluded from Service Revenue on page 18. Revenue from reimbursements is included in "Third-party real estate services, including reimbursements" in our consolidated statement of operations.

C  -  Reflects an adjustment to allocate our share of general and administrative expenses of unconsolidated real estate ventures from "Third-party real estate services" to "Corporate and other" and our consolidated real estate venture partners' share of general and administrative expenses from "Corporate and other" to "Third-party real estate services."

OPERATING ASSETS	JUNE 30, 2022 (Unaudited)

Operating Assets

dollars in thousands, at JBG SMITH Share				Plus: Signed	Plus: Incremental
		Q2 2022		But Not Yet	NOI from Assets	Adjusted
		Operating	Annualized	Commenced	in Initial	Annualized
	% Occupied	Portfolio NOI	NOI	Leases	Lease-up (1)	NOI

Commercial (2)
National Landing	87.1%	$44,664	$174,777	$5,264	$332	$180,373
Other VA	95.4%	3,024	12,096	112	-	12,208
DC	70.3%	5,112	20,448	5,080	—	25,528
MD	93.2%	4,637	18,548	364	1,604	20,516
Total / weighted average	86.1%	$57,437	$225,869	$10,820	$1,936	$238,625

Multifamily (3)
National Landing	95.5%	$10,984	$43,936	$—	$—	$43,936
DC	90.3%	14,688	58,752	1,216	2,225	62,193
MD	87.7%	1,666	6,664	32	2,069	8,765
Total / weighted average	92.3%	$27,338	$109,352	$1,248	$4,294	$114,894

Ground Leases and Other (4)
Other VA	—	$(23)	$(92)	$—	$—	$(92)
DC	—	491	1,964	—	—	1,964
	—	$468	$1,872	$—	$—	$1,872

Total / Weighted Average	88.4%	$85,243	$337,093	$12,068	$6,230	$355,391

(1)	Incremental revenue from commercial assets represents the burn-off of Free Rent and is calculated as Free Rent incurred at assets in their initial lease-up for the three months ended June 30, 2022 multiplied by four. Incremental revenue from multifamily assets in their initial lease-up is calculated as the product of units available for occupancy up to 95.0% occupancy and the weighted average monthly in-place rent per unit as of June 30, 2022, multiplied by 12, and assumes no rent growth. Excludes potential revenue from vacant retail space in multifamily assets in their initial lease-up. Average in-place rents were 10.9% below asking rents as of June 30, 2022. See page 39 for more detail.
(2)	Crystal City Marriott is excluded from the Percent Occupied metric.
(3)	2221 S. Clark Street - Residential and 900 W Street are excluded from the Percent Occupied metric.
(4)	1700 M Street and 1831/1861 Wiehle Avenue (for which we are the ground lessor) are excluded from the Percent Occupied metric.

SUMMARY & SAME STORE NOI (NON-GAAP)	JUNE 30, 2022 (Unaudited)

Summary & Same Store NOI

dollars in thousands		100% Share	At JBG SMITH Share
						NOI for the Three Months Ended June 30,
	Number of	Square Feet/	Square Feet/	%	%
	Assets	Units	Units	Leased (1)	Occupied (1)	2022	2021	% Change
Same Store (2)
National Landing	27	7,337,206 SF/ 2,856 Units	7,061,402 SF/ 2,856 Units	90.0%	89.3%	$52,399	$45,346	15.6%
Other VA	4	1,057,388 SF	398,972 SF	94.5%	95.4%	5,413	6,507	(16.8)%
DC	17	1,629,309 SF/ 2,878 Units	913,383 SF/ 2,193 Units	90.4%	83.7%	15,633	13,435	16.4%
MD	4	513,430 SF/ 438 Units	513,430 SF/ 438 Units	95.9%	95.0%	5,883	4,433	32.7%
Total / weighted average	52	10,537,333 SF/ 6,172 Units	8,887,187 SF/ 5,487 Units	90.6%	88.7%	$79,328	$69,721	13.8%

Non-Same Store
National Landing	—	—	—	—	—	$—	$—	—
Other VA	1	—	—	—	—	837	4,986	(83.2)%
DC	2	865 Units	848 Units	93.9%	90.0%	4,658	6,761	(31.1)%
MD	1	322 Units	161 Units	71.5%	60.6%	420	1,511	(72.2)%
Total / weighted average	4	1,187 Units	1,009 Units	88.8%	83.2%	$5,915	$13,258	(55.4)%

Total Operating Portfolio
National Landing	27	7,337,206 SF/ 2,856 Units	7,061,402 SF/ 2,856 Units	90.0%	89.3%	$52,399	$45,346	15.6%
Other VA	5	1,057,388 SF	398,972 SF	94.5%	95.4%	6,250	11,493	(45.6)%
DC	19	1,629,309 SF/ 3,743 Units	913,383 SF/ 3,041 Units	91.0%	84.9%	20,291	20,196	0.5%
MD	5	513,430 SF/ 760 Units	513,430 SF/ 599 Units	91.6%	89.1%	6,303	5,944	6.0%
Operating Portfolio - Total / Weighted Average	56	10,537,333 SF/ 7,359 Units	8,887,187 SF/ 6,496 Units	90.5%	88.4%	$85,243	$82,979	2.7%

(1)	Crystal City Marriott, 2221 S. Clark Street - Residential, 900 W Street, and assets for which we are the ground lessor (1700 M Street and 1831/1861 Wiehle Avenue) are excluded from the Percent Leased and Percent Occupied metrics.
(2)	Same Store refers to the pool of assets that were In-Service for the entirety of both periods being compared, which excludes assets for which significant redevelopment, renovation, or repositioning occurred during either of the periods being compared.

SUMMARY & SAME STORE NOI (NON-GAAP)	JUNE 30, 2022 (Unaudited)

dollars in thousands		100% Share	At JBG SMITH Share
						NOI for the Six Months Ended June 30,
	Number of	Square Feet/	Square Feet/	%	%
	Assets	Units	Units	Leased (1)	Occupied (1)	2022	2021	% Change
Same Store (2)
National Landing	27	7,337,206 SF/ 2,856 Units	7,061,402 SF/ 2,856 Units	90.0%	89.3%	$102,284	$90,820	12.6%
Other VA	4	1,057,388 SF	398,972 SF	94.5%	95.4%	11,590	12,728	(8.9)%
DC	17	1,629,309 SF/ 2,878 Units	913,383 SF/ 2,193 Units	90.4%	83.7%	30,776	24,795	24.1%
MD	4	513,430 SF/ 438 Units	513,430 SF/ 438 Units	95.9%	95.0%	10,766	8,135	32.3%
Total / weighted average	52	10,537,333 SF/ 6,172 Units	8,887,187 SF/ 5,487 Units	90.6%	88.7%	$155,416	$136,478	13.9%

Non-Same Store
National Landing	—	—	—	—	—	$—	$—	—
Other VA	1	—	—	—	—	7,338	10,282	(28.6)%
DC	2	865 Units	848 Units	93.9%	90.0%	13,249	14,132	(6.2)%
MD	1	322 Units	161 Units	71.5%	60.6%	1,565	2,812	(44.3)%
Total / weighted average	4	1,187 Units	1,009 Units	88.8%	83.2%	$22,152	$27,226	(18.6)%

Total Operating Portfolio
National Landing	27	7,337,206 SF/ 2,856 Units	7,061,402 SF/ 2,856 Units	90.0%	89.3%	$102,284	$90,820	12.6%
Other VA	5	1,057,388 SF	398,972 SF	94.5%	95.4%	18,928	23,010	(17.7)%
DC	19	1,629,309 SF/ 3,743 Units	913,383 SF/ 3,041 Units	91.0%	84.9%	44,025	38,927	13.1%
MD	5	513,430 SF/ 760 Units	513,430 SF/ 599 Units	91.6%	89.1%	12,331	10,947	12.6%
Operating Portfolio - Total / Weighted Average	56	10,537,333 SF/ 7,359 Units	8,887,187 SF/ 6,496 Units	90.5%	88.4%	$177,568	$163,704	8.5%

See footnotes on page 21.

SUMMARY NOI (NON-GAAP)	JUNE 30, 2022 (Unaudited)

Summary NOI

dollars in thousands	NOI for the Three Months Ended June 30, 2022 at JBG SMITH Share
	Consolidated	Unconsolidated	Commercial	Multifamily	Ground Leases and Other (9)	Total
Number of operating assets	44	12	35	19	2	56
Property rental (1)	$104,448	$12,480	$75,208	$41,220	$500	$116,928
Tenant expense reimbursement	6,509	895	6,258	1,037	109	7,404
Other revenue (2)	11,395	1,807	8,852	4,350	—	13,202
Total revenue	122,352	15,182	90,318	46,607	609	137,534

Operating expenses	(45,365)	(6,641)	(32,596)	(19,269)	(141)	(52,006)
Ground rent expense	(259)	(26)	(285)	—	—	(285)
Total expenses	(45,624)	(6,667)	(32,881)	(19,269)	(141)	(52,291)

Operating Portfolio NOI (3)	$76,728	$8,515	$57,437	$27,338	$468	$85,243

Annualized NOI (4)	$303,033	$34,060	$225,869	$109,352	$1,872	$337,093
Additional Information
Free Rent (at 100% share)	$4,355	$1,753	$4,825	$1,283	$—	$6,108
Free Rent (at JBG SMITH Share)	$4,351	$678	$4,027	$1,002	$—	$5,029
Annualized Free Rent (at JBG SMITH Share) (5)	$17,404	$2,712	$16,108	$4,008	$—	$20,116
Payments associated with assumed lease liabilities (at 100% share)	$25	$—	$25	$—	$—	$25
Payments associated with assumed lease liabilities (at JBG SMITH Share)	$25	$—	$25	$—	$—	$25
Annualized payments associated with assumed lease liabilities (at JBG SMITH Share) (6)	$100	$—	$100	$—	$—	$100
% occupied (at JBG SMITH Share) (7)	89.0%	82.1%	86.1%	92.3%	—	88.4%
Annualized base rent of signed leases, not commenced (at 100% share) (8)	$11,652	$1,396	$11,768	$1,280	$—	$13,048
Annualized base rent of signed leases, not commenced (at JBG SMITH Share) (8)	$11,652	$416	$10,820	$1,248	$—	$12,068

(1)	Property rental revenue excludes straight-line rent adjustments and other GAAP adjustments, and includes payments associated with assumed lease liabilities.
(2)	Includes $6.4 million of parking revenue at JBG SMITH Share.
(3)	NOI excludes $3.9 million of related party management fees at JBG SMITH Share. See definition of NOI on page 52.
(4)	Annualized NOI includes $8.2 million from sold or recapitalized commercial assets and $0.1 million from sold multifamily assets.
(5)	Represents JBG SMITH's share of Free Rent for the three months ended June 30, 2022 multiplied by four.
(6)	Represents JBG SMITH's share of payments associated with assumed lease liabilities for the three months ended June 30, 2022 multiplied by four.
(7)	Crystal City Marriott, 2221 S. Clark Street - Residential, 900 W Street, and assets for which we are the ground lessor (1700 M Street and 1831/1861 Wiehle Avenue) are excluded from the Percent Leased and Percent Occupied metrics.
(8)	Represents monthly base rent before Free Rent and straight-line rent adjustments, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by 12. Includes only leases for office and retail spaces for which rent had not yet commenced as of June 30, 2022.
(9)	Includes 1700 M Street and 1831/1861 Wiehle Avenue for which we are the ground lessor. In 2021, the 1700 M Street ground lessee commenced construction on the site and provided us with a completion guarantee. The ground rent is currently $2.0 million per annum payable in equal quarterly installments. The ground rent will increase to $4.95 million per annum upon substantial completion of the ground lessee’s construction but no later than December 4, 2023 and includes market escalations and CPI resets. The ground lease expires on December 4, 2117. In April 2022, we sold the leasehold interest in 1831/1861 Wiehle Avenue. Ground rent commenced on July 1, 2022 and is currently $500,000 per annum payable in equal monthly installments. The ground lease expires on April 29, 2121.

SUMMARY NOI - COMMERCIAL (NON-GAAP)	JUNE 30, 2022 (Unaudited)

Summary NOI - Commercial

dollars in thousands	NOI for the Three Months Ended June 30, 2022 at JBG SMITH Share
	Consolidated	Unconsolidated	National Landing	Other VA	DC	MD	Total
Number of operating assets	26	9	23	4	6	2	35
Property rental (1)	$64,969	$10,239	$57,825	$4,063	$7,040	$6,280	$75,208
Tenant expense reimbursement	5,399	859	3,696	844	1,484	234	6,258
Other revenue (2)	7,114	1,738	5,227	98	2,819	708	8,852
Total revenue	77,482	12,836	66,748	5,005	11,343	7,222	90,318

Operating expenses	(27,203)	(5,393)	(22,084)	(1,981)	(6,205)	(2,326)	(32,596)
Ground rent expense	(259)	(26)	—	—	(26)	(259)	(285)
Total expenses	(27,462)	(5,419)	(22,084)	(1,981)	(6,231)	(2,585)	(32,881)

Operating Portfolio NOI (3)	$50,020	$7,417	$44,664	$3,024	$5,112	$4,637	$57,437

Annualized NOI (4)	$196,201	$29,668	$174,777	$12,096	$20,448	$18,548	$225,869
Additional Information
Free Rent (at 100% share)	$3,583	$1,242	$2,280	$573	$1,509	$463	$4,825
Free Rent (at JBG SMITH Share)	$3,583	$444	$2,197	$417	$950	$463	$4,027
Annualized Free Rent (at JBG SMITH Share) (5)	$14,332	$1,776	$8,788	$1,668	$3,800	$1,852	$16,108
Payments associated with assumed lease liabilities (at 100% share)	$25	$—	$25	$—	$—	$—	$25
Payments associated with assumed lease liabilities (at JBG SMITH Share)	$25	$—	$25	$—	$—	$—	$25
Annualized payments associated with assumed lease liabilities (at JBG SMITH Share) (6)	$100	$—	$100	$—	$—	$—	$100
% occupied (at JBG SMITH Share) (7)	86.4%	83.0%	87.1%	95.4%	70.3%	93.2%	86.1%
Annualized base rent of signed leases, not commenced (at 100% share) (8)	$10,436	$1,332	$5,264	$832	$5,308	$364	$11,768
Annualized base rent of signed leases, not commenced (at JBG SMITH Share) (8)	$10,436	$384	$5,264	$112	$5,080	$364	$10,820

(1)	Property rental revenue excludes straight-line rent adjustments and other GAAP adjustments, and includes payments associated with assumed lease liabilities.
(2)	Includes $4.8 million of parking revenue at JBG SMITH Share. Parking revenue in our commercial portfolio during the quarter was approximately 74% of pre-pandemic levels of approximately $25 million annually.
(3)	NOI excludes $2.4 million of related party management fees at JBG SMITH Share. See definition of NOI on page 52.
(4)	Annualized NOI includes $8.2 million from sold or recapitalized assets.
(5)	Represents JBG SMITH's share of Free Rent for the three months ended June 30, 2022 multiplied by four.
(6)	Represents JBG SMITH's share of payments associated with assumed lease liabilities for the three months ended June 30, 2022 multiplied by four.
(7)	Crystal City Marriott is excluded from the Percent Occupied metric.
(8)	Represents monthly base rent before Free Rent and straight-line rent adjustments, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by 12. Includes only leases for office and retail spaces for which rent had not yet commenced as of June 30, 2022.

SUMMARY NOI - MULTIFAMILY (NON-GAAP)	JUNE 30, 2022 (Unaudited)

Summary NOI - Multifamily

dollars in thousands	NOI for the Three Months Ended June 30, 2022 at JBG SMITH Share
	Consolidated	Unconsolidated	National Landing	DC	MD	Total
Number of operating assets	16	3	4	12	3	19
Property rental (1)	$38,979	$2,241	$16,912	$21,546	$2,762	$41,220
Tenant expense reimbursement	1,001	36	81	940	16	1,037
Other revenue (2)	4,281	69	1,989	2,102	259	4,350
Total revenue	44,261	2,346	18,982	24,588	3,037	46,607

Operating expenses	(18,021)	(1,248)	(7,998)	(9,900)	(1,371)	(19,269)
Ground rent expense	—	—	—	—	—	—
Total expenses	(18,021)	(1,248)	(7,998)	(9,900)	(1,371)	(19,269)

Operating Portfolio NOI (3)	$26,240	$1,098	$10,984	$14,688	$1,666	$27,338

Annualized NOI (4)	$104,960	$4,392	$43,936	$58,752	$6,664	$109,352
Additional Information
Free Rent (at 100% share)	$772	$511	$269	$646	$368	$1,283
Free Rent (at JBG SMITH Share)	$768	$234	$269	$551	$182	$1,002
Annualized Free Rent (at JBG SMITH Share) (5)	$3,072	$936	$1,076	$2,204	$728	$4,008
% occupied (at JBG SMITH Share) (6)	93.1%	80.1%	95.5%	90.3%	87.7%	92.3%
Annualized base rent of signed leases, not commenced (at 100% share) (7)	$1,216	$64	$—	$1,216	$64	$1,280
Annualized base rent of signed leases, not commenced (at JBG SMITH Share) (7)	$1,216	$32	$—	$1,216	$32	$1,248

(1)	Property rental revenue excludes straight-line rent adjustments and other GAAP adjustments, and includes payments associated with assumed lease liabilities. Average in-place rents were 10.9% below asking rents as of June 30, 2022.
(2)	Includes $1.6 million of parking revenue at JBG SMITH Share
(3)	NOI excludes $1.5 million of related party management fees at JBG SMITH Share. See definition of NOI on page 52.
(4)	Annualized NOI includes $0.1 million from sold assets.
(5)	Represents JBG SMITH's share of Free Rent for the three months ended June 30, 2022 multiplied by four.
(6)	2221 S. Clark Street – Residential and 900 W Street are excluded from the Percent Occupied metric.
(7)	Represents monthly base rent before Free Rent and straight-line rent adjustments, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by 12. Includes only leases for retail spaces for which rent had not yet commenced as of June 30, 2022.

NOI RECONCILIATIONS (NON-GAAP)	JUNE 30, 2022 (Unaudited)

NOI Reconciliations

dollars in thousands	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income (loss) attributable to common shareholders	$123,275	$(2,973)	$123,243	$(23,704)
Add:
Depreciation and amortization expense	49,479	56,678	107,541	121,404
General and administrative expense:
Corporate and other	14,782	13,895	30,597	26,370
Third-party real estate services	24,143	25,557	51,192	54,493
Share-based compensation related to Formation Transaction and special equity awards	1,577	4,441	3,821	9,386
Transaction and Other Costs	1,987	2,270	2,886	5,960
Interest expense	16,041	16,773	32,319	33,069
Loss on the extinguishment of debt	1,038	—	1,629	—
Income tax expense (benefit)	2,905	(5)	2,434	4,310
Net income (loss) attributable to redeemable noncontrolling interests	18,248	(345)	18,258	(2,575)
Net loss attributable to noncontrolling interests	(29)	—	(84)	(1,108)
Less:
Third-party real estate services, including reimbursements revenue	22,157	26,745	46,127	64,852
Other revenue	1,798	1,904	3,994	4,090
Income (loss) from unconsolidated real estate ventures, net	(2,107)	3,953	1,038	3,010
Interest and other income (loss), net	1,672	(38)	15,918	(29)
Loss on the sale of real estate	158,767	11,290	158,631	11,290
Consolidated NOI	71,159	72,437	148,128	144,392
NOI attributable to unconsolidated real estate ventures at our share	8,321	8,109	15,268	15,613
Non-cash rent adjustments (1)	(1,978)	(4,088)	(3,769)	(8,853)
Other adjustments (2)	5,695	5,191	14,443	9,933
Total adjustments	12,038	9,212	25,942	16,693
NOI	$83,197	$81,649	$174,070	$161,085
Less: out-of-service NOI loss (3)	(2,046)	(1,329)	(3,498)	(2,619)
Operating Portfolio NOI	$85,243	$82,978	$177,568	$163,704
Non-Same Store NOI (4)	5,915	13,257	22,152	27,226
Same Store NOI (5)	$79,328	$69,721	$155,416	$136,478

Change in Same Store NOI	13.8%		13.9%
Number of properties in Same Store pool	52		52

(1)	Adjustment to exclude straight-line rent, above/below market lease amortization and lease incentive amortization.
(2)	Adjustment to include other revenue and payments associated with assumed lease liabilities related to operating properties and to exclude commercial lease termination revenue and allocated corporate general and administrative expenses to operating properties.
(3)	Includes the results of our Under-Construction assets, and Near-Term and Future Development Pipelines.
(4)	Includes the results of properties that were not In-Service for the entirety of both periods being compared and properties for which significant redevelopment, renovation or repositioning occurred during either of the periods being compared.
(5)	Includes the results of the assets that are owned, operated and In-Service for the entirety of both periods being compared.

LEASING ACTIVITY - OFFICE	JUNE 30, 2022 (Unaudited)

Leasing Activity - Office

square feet in thousands	Three Months Ended	Six Months Ended
	June 30, 2022	June 30, 2022
Square feet leased:
At 100% share	365	590
At JBG SMITH Share	326	536
First-generation space: New	28	50
Second-generation space: New	24	95
Second-generation space: Renewal	274	391
Initial rent (1)	$40.34	$45.62
Straight-line rent (2)	$38.43	$44.34
Weighted average lease term (years)	8.0	7.1
Weighted average Free Rent period (months)	7.1	8.2
Second-generation space:
Square feet	298	486
Cash basis:
Initial rent (1)	$39.78	$45.60
Prior escalated rent	$47.38	$50.50
% change	(16.0)%	(9.7)%
GAAP basis:
Straight-line rent (2)	$37.11	$43.81
Prior straight-line rent	$45.64	$47.31
% change	(18.7)%	(7.4)%
Tenant improvements:
Per square foot	$34.12	$45.12
Per square foot per annum	$4.24	$6.31
% of initial rent	10.5%	13.8%
Leasing commissions:
Per square foot	$10.94	$11.77
Per square foot per annum	$1.36	$1.65
% of initial rent	3.4%	3.6%

Note: At JBG SMITH Share, unless otherwise indicated. The leasing activity and related statistics are based on leases signed during the period and are not intended to coincide with the commencement of property rental revenue in accordance with GAAP. Second-generation space represents square footage that was vacant for less than nine months. Weighted average lease term is weighted by SF and weighted average Free Rent period is weighted by Annualized Rent. When we exclude non-core office assets intended for recycling, our mark-to-market in National Landing was negative 2.0% for the three months ended June 30, 2022.

(1)	Represents the cash basis weighted average starting rent per square foot, which is generally indicative of market rents. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent. Most leases include Free Rent and periodic step-ups in rent which are not included in the initial cash basis rent per square foot but are included in the GAAP basis rent per square foot.
(2)	Represents the GAAP basis weighted average rent per square foot that is recognized over the term of the respective leases, including the effect of Free Rent and fixed step-ups in rent.

NET EFFECTIVE RENT - OFFICE	JUNE 30, 2022 (Unaudited)

Net Effective Rent - Office

square feet in thousands, dollars per square feet, at JBG SMITH Share		Three Months Ended
	Five Quarter Weighted Average	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Square feet	369	326	210	468	126	715
Weighted average lease term (years)	6.1	8.0	5.8	8.0	5.4	4.2
Initial rent (1)	$45.00	$40.34	$53.78	$44.41	$44.82	$44.96
Base rent per annum (2)	$49.16	$41.22	$65.64	$46.32	$45.78	$50.38
Tenant improvements per annum	(5.23)	(4.24)	(10.80)	(3.00)	(4.68)	(5.60)
Leasing commissions per annum	(1.50)	(1.36)	(2.27)	(1.51)	(0.90)	(1.43)
Free Rent per annum	(4.67)	(2.96)	(7.31)	(4.79)	(3.60)	(4.79)
Net Effective Rent	$37.76	$32.66	$45.26	$37.02	$36.60	$38.56

National Landing
Square feet	250	52	133	337	89	639
Initial rent (1)	$44.33	$48.00	$48.65	$43.58	$44.85	$43.46
Net effective rent	$36.13	$35.01	$40.06	$35.64	$35.36	$35.77

Other VA
Square feet	45	123	12	60	16	12
Initial rent (1)	$44.88	$48.49	$41.83	$38.05	$42.95	$47.77
Net effective rent	$36.76	$38.46	$31.52	$33.53	$40.43	$35.75

DC
Square feet	35	24	66	32	9	45
Initial rent (1)	$61.18	$47.34	$66.20	$62.30	$50.75	$62.54
Net effective rent	$49.01	$41.04	$49.02	$52.86	$43.86	$51.57

MD
Square feet	39	127	—	38	11	19
Initial rent (1)	$34.85	$27.95	$—	$46.74	$42.27	$52.57
Net effective rent	$30.12	$26.61	$—	$36.08	$32.33	$40.17

Note: Leasing activity and related statistics are based on leases signed during the period and are not intended to coincide with the recognition of property rental revenue in accordance with GAAP. Weighted average lease term is weighted by SF and weighted average Free Rent period is weighted by Annualized Rent.

(1)	Represents the cash basis weighted average starting rent per square foot, which is generally indicative of market rents. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent. Most leases include Free Rent and periodic step-ups in rent which are not included in the initial cash basis rent per square foot.
(2)	Represents the weighted average base rent before Free Rent, plus estimated tenant reimbursements recognized over the term of the respective leases, including the effect of fixed step-ups in rent, divided by SF, and divided by years of lease term. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to base rent. Tenant reimbursements are estimated by escalating tenant reimbursements as of the respective reporting period, or management's estimate thereof, by 2.75% annually through the lease expiration year.

LEASE EXPIRATIONS	JUNE 30, 2022 (Unaudited)

Lease Expirations

		At JBG SMITH Share
							Estimated
					% of		Annualized
			% of	Annualized	Total	Annualized	Rent Per
	Number		Total	Rent (1)	Annualized	Rent Per	Square Foot at
Year of Lease Expiration	of Leases	Square Feet	Square Feet	(in thousands)	Rent	Square Foot (1)	Expiration (1) (2)
Month-to-Month	40	65,604	0.8%	$1,048	0.3%	$15.97	$15.97
2022	44	387,514	5.0%	16,364	4.6%	42.23	42.28
2023	108	896,765	11.5%	39,406	11.2%	43.94	45.08
2024	77	1,314,748	16.9%	60,222	17.1%	45.81	47.06
2025	77	823,698	10.6%	36,899	10.4%	44.80	47.33
2026	60	251,833	3.2%	12,204	3.5%	48.46	52.72
2027	43	521,470	6.7%	24,660	7.0%	47.29	52.35
2028	51	410,633	5.3%	19,454	5.5%	47.38	54.86
2029	23	143,104	1.8%	6,736	1.9%	47.07	54.64
2030	26	390,075	5.0%	21,681	6.1%	55.58	67.38
Thereafter	105	2,564,993	33.2%	114,429	32.4%	45.30	56.42
Total / Weighted Average	654	7,770,437	100.0%	$353,103	100.0%	$45.67	$51.54

Note: Includes all in-place leases as of June 30, 2022 for office and retail space within our operating portfolio and assuming no exercise of renewal options or early termination rights. The weighted average remaining lease term for the entire portfolio is 5.9 years.

(1)	Annualized Rent and Annualized Rent per Square Foot exclude percentage rent and the square footage of tenants that only pay percentage rent.
(2)	Represents monthly base rent before Free Rent, plus tenant reimbursements, as of lease expiration multiplied by 12 and divided by SF. Triple net leases are converted to a gross basis by adding tenant reimbursements to monthly base rent. Tenant reimbursements at lease expiration are estimated by escalating tenant reimbursements as of June 30, 2022, or management’s estimate thereof, by 2.75% annually through the lease expiration year.

SIGNED BUT NOT YET COMMENCED LEASES	JUNE 30, 2022 (Unaudited)

Signed But Not Yet Commenced Leases

in thousands, at JBG SMITH Share		Total
		Annualized
		Estimated	Estimated Rent (1) for the Quarter Ending
Assets	C/U (2)	Rent (3)	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023

Commercial
Operating	C	$10,436	$1,184	$1,386	$1,520	$1,597	$2,241	$2,580
Operating	U	384	30	84	84	95	96	96
Total		$10,820	$1,214	$1,470	$1,604	$1,692	$2,337	$2,676

Multifamily
Operating	C	$1,216	$117	$169	$169	$265	$303	$304
Operating	U	32	—	3	8	8	8	8
Under construction	C	436	—	—	—	—	—	—
Total		$1,684	$117	$172	$177	$273	$311	$312

Total		$12,504	$1,331	$1,642	$1,781	$1,965	$2,648	$2,988

Note: Includes only leases for office and retail spaces for which rent had not yet commenced as of June 30, 2022.

(1)	Represents contractual monthly base rent before Free Rent, plus estimated tenant reimbursements for the month in which the lease is estimated to commence, multiplied by the applicable number of months for each quarter based on the lease's estimated commencement date.
(2)	"C" denotes a consolidated interest. "U" denotes an unconsolidated interest.
(3)	Represents contractual monthly base rent before Free Rent, plus estimated tenant reimbursements for the month in which the lease is expected to commence, multiplied by 12.

TENANT CONCENTRATION	JUNE 30, 2022 (Unaudited)

Tenant Concentration

dollars in thousands			At JBG SMITH Share
	Tenant	Number of Leases	Square Feet	% of Total Square Feet	Annualized Rent	% of Total Annualized Rent
1	U.S. Government (GSA)	53	2,127,926	27.4%	$86,467	24.5%
2	Amazon	8	1,035,347	13.3%	44,807	12.7%
3	Gartner, Inc	1	174,424	2.2%	12,397	3.5%
4	Lockheed Martin Corporation	2	232,598	3.0%	11,616	3.3%
5	Booz Allen Hamilton Inc	3	159,610	2.1%	7,838	2.2%
6	Greenberg Traurig LLP	1	101,602	1.3%	7,196	2.0%
7	Accenture LLP	2	116,736	1.5%	5,987	1.7%
8	Public Broadcasting Service	1	120,328	1.5%	4,737	1.3%
9	Evolent Health LLC	1	90,905	1.2%	4,615	1.3%
10	The International Justice Mission	1	74,833	1.0%	4,329	1.2%
11	Host Hotels & Resorts LP	1	55,009	0.7%	4,127	1.2%
12	American Diabetes Association	1	80,998	1.0%	3,599	1.0%
13	Willis Towers Watson US LLC	1	61,653	0.8%	3,152	0.9%
14	National Consumer Cooperative	1	65,736	0.8%	3,141	0.9%
15	WeWork	1	41,647	0.5%	2,909	0.8%
16	Management System Intl Inc	1	50,069	0.6%	2,816	0.8%
17	Whole Foods Market Group Inc	2	79,875	1.0%	2,620	0.7%
18	Cushman & Wakefield U.S. Inc	1	38,008	0.5%	2,471	0.7%
19	The District of Columbia	4	52,134	0.7%	2,447	0.7%
20	Food Marketing Institute	1	44,196	0.6%	2,318	0.7%
	Other (1)	567	2,966,803	38.3%	133,514	37.9%
	Total	654	7,770,437	100.0%	$353,103	100.0%

Note: Includes all leases as of June 30, 2022 for which a tenant has taken occupancy for office and retail space within our operating portfolio.

(1)	Includes JBG SMITH's lease for approximately 84,400 SF at 4747 Bethesda Avenue.

INDUSTRY DIVERSITY	JUNE 30, 2022 (Unaudited)

Industry Diversity

dollars in thousands			At JBG SMITH Share
		Number of		% of Total	Annualized	% of Total
	Industry	Leases	Square Feet	Square Feet	Rent	Annualized Rent
1	Government	61	2,187,287	28.1%	$89,257	25.3%
2	Business Services	90	1,842,941	23.7%	88,010	24.9%
3	Government Contractors	51	963,042	12.4%	44,650	12.6%
4	Member Organizations	41	597,261	7.7%	29,491	8.4%
5	Real Estate	34	330,465	4.3%	16,393	4.6%
6	Health Services	31	270,520	3.5%	10,809	3.1%
7	Food and Beverage	83	176,593	2.3%	10,088	2.9%
8	Legal Services	20	149,094	1.9%	10,010	2.8%
9	Communications	6	127,612	1.6%	5,086	1.4%
10	Educational Services	12	81,279	1.0%	3,722	1.1%
	Other	225	1,044,343	13.5%	45,587	12.9%
	Total	654	7,770,437	100.0%	$353,103	100.0%

Note: Includes all in-place leases as of June 30, 2022 for office and retail space within our operating portfolio.

PORTFOLIO SUMMARY	JUNE 30, 2022 (Unaudited)

Portfolio Summary

				Potential
	Number	Rentable	Number of	Development
	of Assets	Square Feet	Units (1)	Density (2)

Wholly Owned
Operating	43	12,721,599	5,691	—
Under-Construction (3)	2	1,214,951	1,583	—
Near-Term Development	6	—	—	3,322,900
Future Development	8	—	—	5,129,200
Total (4)	59	13,936,550	7,274	8,452,100

Real Estate Ventures
Operating	13	3,968,099	1,668	—
Under-Construction	—	—	—
Near-Term Development	2	—	—	419,400
Future Development	8	—	—	3,670,600
Total	23	3,968,099	1,668	4,090,000

Total Portfolio	82	17,904,649	8,942	12,542,100

Total Portfolio (at JBG SMITH Share)	82	15,527,539	8,079	9,806,400

Note: At 100% share, unless otherwise indicated.

(1)	For Under-Construction assets, represents estimated number of units based on current design plans.
(2)	Includes estimated potential office, multifamily and retail development density.
(3)	See footnotes (3) and (4) on page 41.

PROPERTY TABLE - COMMERCIAL	JUNE 30, 2022 (Unaudited)

Property Table - Commercial

													Office
													Annualized	Retail
				Same Store (2):								Annualized	Rent Per	Annualized
		%		Q2 2021‑2022 /	Year Built /	Total	Office	Retail	%	Office %	Retail %	Rent	Square	Rent Per
Commercial Assets	Submarket	Ownership	C/U (1)	YTD 2021 - 2022	Renovated	Square Feet	Square Feet	Square Feet	Leased	Occupied	Occupied	(in thousands)	Foot (3)	Square Foot (4)

National Landing
1550 Crystal Drive (5)	National Landing	100.0%	C	Y / Y	1980 / 2020	550,184	449,719	100,465	96.6%	96.1%	98.5%	$22,864	$42.37	$45.97
2121 Crystal Drive	National Landing	100.0%	C	Y / Y	1985 / 2006	505,349	505,349	—	71.3%	71.3%	—	17,239	47.84	—
2345 Crystal Drive	National Landing	100.0%	C	Y / Y	1988 / 2019	499,663	491,771	7,892	87.3%	87.1%	100.0%	20,815	48.32	16.17
2231 Crystal Drive	National Landing	100.0%	C	Y / Y	1987 / 2009	468,906	416,979	51,927	88.0%	86.2%	97.4%	17,835	44.24	38.17
2011 Crystal Drive	National Landing	100.0%	C	Y / Y	1984 / 2006	440,996	434,234	6,762	58.5%	58.6%	50.3%	12,035	46.78	38.33
2451 Crystal Drive	National Landing	100.0%	C	Y / Y	1990 / 2019	401,902	389,845	12,057	76.9%	76.4%	92.6%	12,779	47.69	39.75
1235 S. Clark Street	National Landing	100.0%	C	Y / Y	1981 / 2007	384,777	336,431	48,346	96.9%	95.9%	97.2%	15,635	44.95	23.97
241 18th Street S.	National Landing	100.0%	C	Y / Y	1977 / 2013	362,219	333,911	28,308	97.4%	97.5%	84.5%	13,787	40.86	19.95
251 18th Street S. (5)	National Landing	100.0%	C	Y / Y	1975 / 2013	337,886	293,818	44,068	90.3%	99.0%	32.7%	13,478	44.00	47.50
1215 S. Clark Street	National Landing	100.0%	C	Y / Y	1983 / 2016	336,159	333,546	2,613	100.0%	100.0%	100.0%	11,379	33.84	35.42
201 12th Street S.	National Landing	100.0%	C	Y / Y	1987 / 2014	329,607	317,394	12,213	98.0%	97.9%	100.0%	12,235	37.71	42.04
2200 Crystal Drive	National Landing	100.0%	C	Y / Y	1968 / 2006	283,608	283,608	—	57.0%	57.0%	—	7,435	45.99	—
1225 S. Clark Street	National Landing	100.0%	C	Y / Y	1982 / 2013	276,155	263,305	12,850	97.1%	94.1%	100.0%	10,255	40.15	24.12
1901 South Bell Street (5)	National Landing	100.0%	C	Y / Y	1968 / 2008	274,912	274,912	—	92.1%	92.1%	—	10,397	41.05	—
1770 Crystal Drive	National Landing	100.0%	C	Y / Y	2020 / N/A	273,650	259,651	13,999	98.4%	100.0%	68.5%	11,805	43.29	59.05
Crystal City Marriott (345 Rooms) (6)	National Landing	100.0%	C	Y / Y	1968 / 2019	266,000	—	—	—	—	—	—	—	—
2100 Crystal Drive	National Landing	100.0%	C	Y / Y	1968 / 2006	253,437	253,437	—	100.0%	100.0%	—	10,785	42.55	—
1800 South Bell Street	National Landing	100.0%	C	Y / Y	1969 / 2019	206,186	190,984	15,202	99.2%	100.0%	88.8%	8,402	43.67	4.55
200 12th Street S.	National Landing	100.0%	C	Y / Y	1985 / 2013	202,708	202,708	—	79.5%	79.5%	—	7,734	47.97	—
Crystal City Shops at 2100 (5)	National Landing	100.0%	C	Y / Y	1968 / 2006	53,174	—	53,174	81.3%	—	81.3%	519	—	12.00
Crystal Drive Retail (5)	National Landing	100.0%	C	Y / Y	2003 / 2004	42,938	—	42,938	100.0%	—	100.0%	2,729	—	63.55
2221 S. Clark Street-Office	National Landing	100.0%	C	Y / Y	1964 / 2016	35,182	26,238	8,944	—	—	—	—	—	—
Central Place Tower (7)	Rosslyn	50.0%	U	Y / Y	2018 / N/A	551,608	524,330	27,278	99.3%	99.2%	100.0%	37,226	70.00	29.79

Other VA
800 North Glebe Road	Ballston	100.0%	C	Y / Y	2012 / N/A	303,644	277,397	26,247	98.5%	100.0%	82.3%	$15,062	$50.59	$47.60
Stonebridge at Potomac Town Center (8)	Prince William County	10.0%	U	Y / Y	2012 / N/A	504,327	—	504,327	97.1%	—	96.4%	15,936	—	32.79
Rosslyn Gateway-North	Rosslyn	18.0%	U	Y / Y	1996 / 2014	146,068	133,314	12,754	63.4%	58.5%	72.3%	3,600	42.12	34.29
Rosslyn Gateway-South	Rosslyn	18.0%	U	Y / Y	1961 / N/A	103,349	95,765	7,584	67.4%	72.7%	—	1,756	25.22	—

PROPERTY TABLE - COMMERCIAL	JUNE 30, 2022 (Unaudited)

													Office
													Annualized	Retail
				Same Store (2):								Annualized	Rent Per	Annualized
		%		Q2 2021‑2022 /	Year Built /	Total	Office	Retail	%	Office %	Retail %	Rent	Square	Rent Per
Commercial Assets	Submarket	Ownership	C/U (1)	YTD 2021 - 2022	Renovated	Square Feet	Square Feet	Square Feet	Leased	Occupied	Occupied	(in thousands)	Foot (3)	Square Foot (4)

DC
2101 L Street	CBD	100.0%	C	Y / Y	1975 / 2007	375,466	344,146	31,320	84.6%	63.0%	92.6%	$16,313	$67.60	$56.83
L’Enfant Plaza Office-East (7)	Southwest	49.0%	U	Y / Y	1972 / 2012	399,163	399,163	—	71.1%	63.2%	—	12,706	50.34	—
L’Enfant Plaza Office-North	Southwest	49.0%	U	Y / Y	1969 / 2014	298,788	277,464	21,324	86.7%	85.2%	87.1%	11,734	47.93	22.07
L’Enfant Plaza Retail (7)	Southwest	49.0%	U	Y / Y	1968 / 2014	119,291	16,596	102,695	68.5%	100.0%	63.4%	3,737	47.91	45.16
The Foundry	Georgetown	9.9%	U	Y / Y	1973 / 2017	227,493	220,639	6,854	79.4%	78.8%	100.0%	9,032	50.37	40.72
1101 17th Street	CBD	55.0%	U	Y / Y	1964 / 1999	209,108	199,354	9,754	87.3%	83.3%	100.0%	9,744	54.48	71.78

MD
4747 Bethesda Avenue (9)	Bethesda CBD	100.0%	C	Y / Y	2019 / N/A	300,508	286,199	14,309	98.0%	97.9%	100.0%	$20,669	$67.37	$125.83
One Democracy Plaza (7) (8)	Bethesda- Rock Spring	100.0%	C	Y / Y	1987 / 2013	212,922	210,784	2,138	86.9%	86.8%	100.0%	6,026	32.57	32.16

Operating - Total / Weighted Average						10,537,333	9,042,991	1,228,342	87.0%	85.3%	88.3%	$403,683	$47.36	$37.08

Total at JBG SMITH Share
National Landing						7,061,402	6,320,005	475,397	87.2%	87.1%	85.8%	$258,753	$44.66	$35.96
Other VA						398,972	318,631	80,341	94.5%	95.4%	89.4%	17,620	49.15	37.27
DC						913,383	815,257	98,126	81.2%	70.3%	77.5%	36,371	57.01	48.68
MD						513,430	496,983	16,447	93.4%	93.2%	100.0%	26,695	53.62	113.64
Operating - Total / Weighted Average						8,887,187	7,950,876	670,311	87.3%	86.1%	85.4%	$339,439	$46.51	$40.05

PROPERTY TABLE - COMMERCIAL	JUNE 30, 2022 (Unaudited)

Number of Assets and Total Square Feet Reconciliation
	Number of	At 100% Share	At JBG SMITH Share
Operating Assets	Assets	Square Feet	Square Feet
Q1 2022	41	13,043,081	11,273,218
Placed into service	—	—	—
Dispositions/recapitalizations (10)	(6)	(2,507,518)	(2,386,243)
Out-of-service adjustment	—	—	—
Portfolio reclassification	—	—	—
Building re-measurements	—	1,770	212

Q2 2022	35	10,537,333	8,887,187

See footnotes on page 37.

PROPERTY TABLE - COMMERCIAL	JUNE 30, 2022 (Unaudited)

Footnotes

Note:  At 100% share, unless otherwise noted.

(1)	"C" denotes a consolidated interest. "U" denotes an unconsolidated interest.
(2)	"Y" denotes an asset as Same Store and "N" denotes an asset as Non-Same Store.
(3)	Represents annualized office rent divided by occupied office SF; annualized retail rent and retail SF are excluded from this metric. Annualized Rent and Annualized Rent per Square Foot exclude percentage rent and the square footage of tenants that only pay percentage rent. Occupied office square footage may differ from leased office square footage because leased office square footage includes space for leases that have been signed but the tenant has not yet taken occupancy (not yet included in Percent Occupied metrics).
(4)	Represents annualized retail rent divided by occupied retail SF. Occupied retail square footage may differ from leased retail square footage because leased retail square footage includes space for leases that have been signed but the tenant has not yet taken occupancy (not yet included in Percent Occupied metrics).
(5)	The following assets contain space that is held for development or not otherwise available for lease. This out-of-service square footage is excluded from Square Feet, leased and occupancy metrics.

		Not Available
Commercial Asset	In-Service	for Lease
1550 Crystal Drive	550,184	1,721
251 18th Street S.	337,886	1,480
1901 South Bell Street	274,912	1,924
Crystal City Shops at 2100	53,174	19,041
Crystal Drive Retail	42,938	14,027

(6)	Under the current management agreement, JBG SMITH receives 50% of the net cash flows from the hotel. Upon expiration on July 31, 2025, JBG SMITH expects to receive 100% of the cash flows. The Crystal City Marriott generated $1.9 million of Annualized NOI at JBG SMITH’s share for the three months ended June 30, 2022. The Crystal City Marriott generated $1.8 million of NOI at JBG SMITH’s share in 2019 while undergoing a rooms renovation and $3.5 million of NOI at JBG SMITH’s share in 2018 before the renovation began.
(7)	The following assets are subject to ground leases:

Ground Lease
Commercial Asset	Expiration Date
Central Place Tower (a)(b)	6/2/2102
L'Enfant Plaza Office - East	11/23/2064
L'Enfant Plaza Retail	11/23/2064
One Democracy Plaza	11/17/2084

(a)	The ground lease is recorded as a financing lease for accounting purposes; therefore, any expense is recorded as interest expense and excluded from NOI.
(b)	We have an option to purchase the ground lease at a fixed price

(8)	Not Metro-Served.
(9)	Includes JBG SMITH's share for approximately 84,400 SF.
(10)	See "Disposition and Recapitalization Activity" on page 44.

PROPERTY TABLE - MULTIFAMILY	JUNE 30, 2022 (Unaudited)

Property Table – Multifamily

														Monthly	Monthly
				Same Store (2):		Number	Total	Multifamily	Retail		Multifamily	Retail	Annualized	Rent	Rent Per
		%		Q2 2021‑2022 /	Year Built /	of	Square	Square	Square		%	%	Rent	Per	Square
Multifamily Assets	Submarket	Ownership	C/U (1)	YTD 2021 - 2022	Renovated	Units	Feet	Feet	Feet	% Leased	Occupied	Occupied	(in thousands)	Unit (3) (4)	Foot (4) (5)

National Landing
RiverHouse Apartments	National Landing	100.0%	C	Y / Y	1960 / 2014	1,676	1,327,551	1,324,889	2,662	98.4%	95.9%	100.0%	$34,471	$1,784	$2.26
The Bartlett	National Landing	100.0%	C	Y / Y	2016 / N/A	699	619,372	577,295	42,077	98.0%	94.3%	100.0%	22,831	2,688	3.26
220 20th Street	National Landing	100.0%	C	Y / Y	2009 / N/A	265	271,476	269,913	1,563	98.9%	96.6%	100.0%	7,983	2,581	2.54
2221 S. Clark Street- Residential (6)	National Landing	100.0%	C	Y / Y	1964 / 2016	216	96,948	96,948	—	98.4%	96.4%	—	5,048	2,020	4.50

DC
West Half	Ballpark	100.0%	C	Y / Y	2019 / N/A	465	385,368	343,089	42,279	89.1%	83.7%	84.5%	$13,415	$2,368	$3.38
Fort Totten Square	Brookland/Fort Totten	100.0%	C	Y / Y	2015 / N/A	345	384,956	254,292	130,664	97.5%	92.2%	100.0%	9,343	1,821	2.48
The Wren	U Street/Shaw	96.0%	C	N / N	2020 / N/A	433	332,682	289,686	42,996	92.8%	88.5%	100.0%	11,486	2,221	3.28
The Batley	Union Market/NoMa/H Street	100.0%	C	N / N	2019 / N/A	432	300,388	300,388	—	95.1%	91.4%	—	11,119	2,346	3.40
WestEnd25	West End	100.0%	C	Y / Y	2009 / N/A	283	273,264	273,264	—	96.5%	89.0%	—	10,274	3,397	3.54
F1RST Residences	Ballpark	100.0%	C	Y / Y	2017 / N/A	325	270,928	249,456	21,472	96.3%	91.7%	100.0%	9,775	2,300	3.00
1221 Van Street	Ballpark	100.0%	C	Y / Y	2018 / N/A	291	225,530	202,715	22,815	95.7%	93.5%	100.0%	8,468	2,203	3.18
901 W Street	U Street/Shaw	100.0%	C	Y / Y	2019 / N/A	161	154,378	135,499	18,879	94.3%	96.3%	57.9%	5,386	2,528	3.05
900 W Street (6)	U Street/Shaw	100.0%	C	Y / Y	2019 / N/A	95	71,050	71,050	—	100.0%	93.7%	—	5,039	4,718	6.23
North End Retail	U Street/Shaw	100.0%	C	Y / Y	2015 / N/A	—	27,355	—	27,355	91.6%	—	85.3%	1,473	—	—
The Gale Eckington	Union Market/NoMa/H Street	5.0%	U	Y / Y	2013/ N/A	603	466,716	465,516	1,200	97.7%	91.7%	100.0%	13,351	2,005	2.61
Atlantic Plumbing (7)	U Street/Shaw	64.0%	U	Y / Y	2015 / N/A	310	245,527	221,788	23,739	95.5%	94.2%	80.5%	9,343	2,442	3.42

MD
Falkland Chase-South & West	Downtown Silver Spring	100.0%	C	Y / Y	1938 / 2011	268	222,754	222,754	—	99.6%	97.0%	—	$5,475	$1,755	$2.12
Falkland Chase-North	Downtown Silver Spring	100.0%	C	Y / Y	1938 / 1986	170	112,143	112,143	—	100.0%	98.8%	—	2,869	1,423	2.16

Total / Weighted Average (6)						7,037	5,788,386	5,410,685	377,701	96.6%	93.0%	93.9%	$177,062	$2,178	$2.81

Recently Delivered

MD
8001 Woodmont	Bethesda CBD	50.0%	U	N/N	2021 / N/A	322	363,979	344,405	19,574	71.5%	60.6%	95.1%	$8,295	$3,109	$3.09

Operating - Total / Weighted Average (6)						7,359	6,152,365	5,755,090	397,275	95.1%	91.5%	93.9%	$185,357	$2,206	$2.82

Under-Construction

National Landing
1900 Crystal Drive (8)	National Landing	—	C			808	633,985	595,315	38,670
2000/2001 South Bell Street (8)	National Landing	—	C			775	580,966	561,961	19,005

Under-Construction - Total						1,583	1,214,951	1,157,276	57,675

Total						8,942	7,367,316	6,912,366	454,950

PROPERTY TABLE - MULTIFAMILY	JUNE 30, 2022 (Unaudited)

														Monthly	Monthly
				Same Store (2):		Number	Total	Multifamily	Retail		Multifamily	Retail	Annualized	Rent	Rent Per
		%		Q2 2021‑2022 /	Year Built /	of	Square	Square	Square		%	%	Rent	Per	Square
Multifamily Assets	Submarket	Ownership	C/U (1)	YTD 2021 - 2022	Renovated	Units	Feet	Feet	Feet	% Leased	Occupied	Occupied	(in thousands)	Unit (3) (4)	Foot (4) (5)

Totals at JBG SMITH Share (6)

National Landing						2,856	2,315,347	2,269,045	46,302	98.3%	95.5%	100.0%	$65,285	$2,101	$2.56
DC						3,041	2,593,167	2,273,161	320,006	94.6%	90.3%	93.3%	86,930	2,363	3.19
MD						438	334,897	334,897	—	99.8%	97.7%	—	8,343	1,624	2.13
In-Service assets						6,335	5,243,411	4,877,103	366,308	96.6%	93.1%	94.1%	$160,558	$2,189	$2.81
Recently Delivered assets						161	181,990	172,203	9,787	71.5%	60.6%	95.1%	4,148	3,109	3.09
Operating - Total/Weighted Average						6,496	5,425,401	5,049,306	376,095	95.7%	92.3%	94.2%	$164,706	$2,205	$2.82
In-Service excluding newly developed and acquired assets (9)						4,712	4,070,180	3,787,440	282,739	97.7%	94.7%	94.7%	$124,995	$2,157	$2.69
Under-Construction assets						1,583	1,214,951	1,157,276	57,675

Number of Assets and Total Square Feet/Units Reconciliation
	Number of	At 100% Share	At JBG SMITH Share
Operating Assets	Assets	Square Feet/Units	Square Feet/Units
Q1 2022	20	6,541,275 SF/ 7,715 Units	5,431,043 SF/ 6,502 Units
Acquisitions	—	—	—
Placed into service	—	—	—
Dispositions (10)	(1)	(390,293) SF/ (356) Units	(7,025) SF/ (6) Units
Out-of-service adjustment	—	—	—
Portfolio reclassification	—	—	—
Building re-measurements	—	1,383 SF	1,383 SF

Q2 2022	19	6,152,365 SF/ 7,359 Units	5,425,401 SF/ 6,496 Units

Quarterly Rental Revenue and Occupancy Changes - Same Store Multifamily Assets
			Monthly Rent Per Unit (3)			Multifamily % Occupied			Annualized Rent (in thousands)
	Number of Assets	Number of Units	Q2 2022	Q2 2021	% Change	Q2 2022	Q2 2021	% Change	Q2 2022	Q2 2021	% Change
National Landing	3	2,640	$2,101	$1,978	6.2%	95.5%	94.6%	0.9%	$63,590	$59,288	7.3%
DC	8	2,099	2,394	2,311	3.6%	90.5%	90.0%	0.5%	54,537	52,365	4.1%
MD	2	438	1,624	1,542	5.3%	97.7%	94.1%	3.6%	8,343	7,624	9.4%
Total / Weighted Average	13	5,177	$2,174	$2,072	4.9%	93.7%	92.7%	1.0%	$126,470	$119,277	6.0%

Note: At JBG SMITH Share. Includes assets placed In-Service prior to April 1, 2021. Excludes North End Retail and 2221 S. Clark Street - Residential and 900 W Street as they are operated as a short-term rental property.

See footnotes on page 40.

PROPERTY TABLE - MULTIFAMILY	JUNE 30, 2022 (Unaudited)

Footnotes

Note: At 100% share, unless otherwise noted.

(1)	"C" denotes a consolidated interest. "U" denotes an unconsolidated interest.
(2)	"Y" denotes an asset as Same Store and "N" denotes an asset as Non-Same Store.
(3)	Represents multifamily rent divided by occupied multifamily units; retail rent is excluded from this metric. Occupied units may differ from leased units because leased units include leases that have been signed but the tenant has not yet taken occupancy (not yet included in Percent Occupied metrics).
(4)	Excludes North End Retail.
(5)	Represents multifamily rent divided by occupied multifamily SF; retail rent and retail SF are excluded from this metric. Occupied multifamily square footage may differ from leased multifamily square footage because leased multifamily square footage includes space for leases that have been signed but the tenant has not yet taken occupancy (not yet included in Percent Occupied metrics).
(6)	2221 S. Clark Street - Residential and 900 W Street are excluded from Percent Leased, Percent Occupied, Annualized Rent, Monthly Rent Per Unit and Monthly Rent per Square Foot metrics as they are operated as short-term rental properties.
(7)	On August 1, 2022, we acquired the remaining 36.0% ownership interest for $19.7 million.
(8)	See footnotes (3) and (4) on page 41.
(9)	Excludes West Half, The Wren and The Batley.
(10)	See "Disposition and Recapitalization Activity" on page 44.

PROPERTY TABLE – UNDER-CONSTRUCTION	JUNE 30, 2022 (Unaudited)

Property Table – Under Construction

dollars in thousands, except per square foot data
					Schedule (1)			At JBG SMITH Share
			Estimated	Estimated		Estimated			Estimated	Estimated
		%	Square	Number of	Construction	Completion	Estimated	Historical	Incremental	Total
Asset	Submarket	Ownership	Feet	Units	Start Date	Date	Stabilization Date	Cost (2)	Investment	Investment

Multifamily
National Landing
1900 Crystal Drive (3)	National Landing	—	633,985	808	Q1 2021	Q1 2024 - Q3 2024	Q1 2026	$192,122	$230,069	$422,191
2000/2001 South Bell Street (4)	National Landing	—	580,966	775	Q1 2022	Q1 2025 - Q3 2025	Q4 2026	44,979	298,456	343,435

Under-Construction - Total / Weighted Average			1,214,951	1,583

Under-Construction - Total / Weighted Average at JBG SMITH Share			1,214,951	1,583	Q3 2021	Q3 2024 - Q1 2025	Q3 2026	$237,101	$528,525	$765,626

Weighted average Projected NOI Yield at JBG SMITH Share:	Multifamily
Estimated Total Investment (5)	5.8%
Estimated Incremental Investment	8.4%
Estimated Stabilized NOI at JBG SMITH Share (dollars in millions)	$44.2

Note: At 100% share, unless otherwise noted.

(1)	Average dates are weighted by JBG SMITH Share of estimated SF.
(2)	Historical Cost excludes certain GAAP adjustments, interest and ground lease costs. See definition of Historical Cost on page 52.
(3)	We leased the land underlying 1900 Crystal Drive to a lessee, which is constructing a multifamily asset comprising two towers with ground floor retail. The ground lessee has engaged us to be the development manager for the construction of 1900 Crystal Drive, and separately, we are the lessee in a master lease of the asset. We have an option to acquire the asset until a specified period after completion. In March 2021, the ground lessee entered into a mortgage loan collateralized by the leasehold interest with a maximum principal balance of $227.0 million and an interest rate of LIBOR plus 3.0% per annum. As of June 30, 2022, no proceeds had been received from the mortgage loan. The ground lessee was obligated to invest $17.5 million of equity funding, all of which was funded, and JBG SMITH is obligated to provide the additional project funding through a mezzanine loan to the ground lessee. We determined that 1900 Crystal Drive is a variable interest entity ("VIE") and that we are the primary beneficiary of the VIE. Accordingly, we consolidated the VIE with the lessee's ownership interest shown as "Noncontrolling interests" in our condensed consolidated balance sheets. The ground lease, the mezzanine loan and the master lease described above are eliminated in consolidation. 1900 Crystal Drive’s full cost, debt balance and other metrics are included at 100% in the at JBG SMITH Share metrics presented within this Investor Package.
(4)	We leased the land underlying 2000/2001 South Bell Street to a lessee, which is constructing a multifamily asset comprising two towers with ground floor retail. The ground lessee has engaged us to be the development manager for the construction of 2000/2001 South Bell Street, and separately, we are the lessee in a master lease of the asset. We have an option to acquire the asset until a specified period after completion. In December 2021, the ground lessee entered into a mortgage loan collateralized by the leasehold interest with a maximum principal balance of $208.5 million and an interest rate of LIBOR plus 2.15% per annum. As of June 30, 2022, no proceeds had been received from the mortgage loan. The ground lessee was obligated to invest $16.0 million of equity funding, all of which was funded, and JBG SMITH is obligated to provide additional project funding through a mezzanine loan to the ground lessee. We determined that 2000/2001 South Bell Street is a VIE and that we are the primary beneficiary of the VIE. Accordingly, we consolidated the VIE with the lessee's ownership interest shown as "Noncontrolling interests" in our condensed consolidated balance sheets. The ground lease, the mezzanine loan and the master lease described above are eliminated in consolidation. 2000/2001 South Bell Street's full cost, debt balance and other metrics are included at 100% in the at JBG SMITH Share metrics presented within this Investor Package.
(5)	Historical Cost of 1900 Crystal Drive includes $22.6 million of design costs, the majority of which were incurred prior to the Formation Transaction, that are not related to the current planned development. Excluding these costs, Projected NOI Yield on Estimated Total Investment would be 6.0%.

PROPERTY TABLE – NEAR-TERM DEVELOPMENT	JUNE 30, 2022 (Unaudited)

Property Table – Near-Term Development

dollars in thousands, except per square foot data

			Earliest
			Potential						Estimated	At JBG SMITH Share
		%	Construction	Entitlement	Estimated Potential Development Density (SF)				Number of	Historical
Asset	Submarket	Ownership	Start Date	Status	Total	Office	Multifamily	Retail	Units	Cost (1)

National Landing
Potomac Yard Landbay F - Block 15 - 3331 Exchange Avenue	National Landing	50.0%	2022	Fully Entitled	181,300	—	164,300	17,000	170	$7,836
Potomac Yard Landbay F - Block 19 - 3330 Exchange Avenue	National Landing	50.0%	2022	Fully Entitled	238,100	—	214,800	23,300	240	9,494
2250 Crystal Drive	National Landing	100.0%	2023	Entitlement In Process	677,100	—	677,100	—	825	23,485
223 23rd Street	National Landing	100.0%	2023	Entitlement In Process	512,800	—	512,800	—	620	18,203
2525 Crystal Drive	National Landing	100.0%	2024	Entitlement In Process	370,000	—	370,000	—	500	12,556
101 12th Street	National Landing	100.0%	Pre-lease Dependent	Fully Entitled	239,600	234,400	—	5,200	—	10,961
DC
5 M Street Southwest	Ballpark	100.0%	2022	Fully Entitled	705,400	—	675,400	30,000	615	28,963
Gallaudet Parcel 1-3 (2)	Union Market/NoMa/H Street	100.0%	2023	Fully Entitled	818,000	—	756,400	61,600	840	21,562

Total					3,742,300	234,400	3,370,800	137,100	3,810	$133,060

Total at JBG SMITH Share
National Landing					2,009,300	234,400	1,749,500	25,400	2,150	$82,535
DC					1,523,400	—	1,431,800	91,600	1,455	50,525
					3,532,700	234,400	3,181,300	117,000	3,605	$133,060

				Fully Entitled	1,972,800	234,400	1,621,400	117,000	1,660
				Entitlement In Process	1,559,900	—	1,559,900	—	1,945
					3,532,700	234,400	3,181,300	117,000	3,605

Note: Represents select assets that have the potential to commence construction over the next three years, subject to receipt of full entitlements, completion of design and market conditions.

(1)	Historical Cost includes certain intangible assets, such as option and transferable density rights values recorded as part of the Formation Transaction; and excludes certain GAAP adjustments, such as capitalized interest and ground lease costs. See definition of Historical Cost on page 52.
(2)	Controlled through an option to acquire a leasehold interest with estimated stabilized annual ground rent payments totaling approximately $1.8 million. As of June 30, 2022, the weighted average remaining term for the option is 1.6 years.

PROPERTY TABLE – FUTURE DEVELOPMENT	JUNE 30, 2022 (Unaudited)

Property Table – Future Development

dollars in thousands, except per square foot data, at JBG SMITH Share					Estimated			Estimated	Estimated
					Commercial		Estimated	Capitalized	Capitalized		Estimated
					SF / Multifamily		Remaining	Cost of SF /	Cost of	Estimated	Total
	Number of	Estimated Potential Development Density (SF)			Units to be	Historical	Acquisition	Units to Be	Ground Rent	Total	Investment
Region	Assets	Total	Office	Multifamily	Replaced (1)	Cost (2)	Cost (3)	Replaced (4)	Payments (5)	Investment (6)	per SF

Owned
VA
National Landing	7	4,491,500	1,113,000	3,378,500	206,186 SF	$174,901	N/A	$110,533	$—	$285,434	$63.55
Other VA	2	145,700	89,700	56,000	21,776 SF	1,430	N/A	1,832	—	3,262	22.39
	9	4,637,200	1,202,700	3,434,500	227,962 SF	$176,331	N/A	$112,365	$—	$288,696	$62.26
DC
DC	5	852,900	149,600	703,300	—	$71,029	N/A	$—	$—	$71,029	$83.28
Total / weighted average	14	5,490,100	1,352,300	4,137,800	227,962 SF	$247,360	N/A	$112,365	$—	$359,725	$65.52

Optioned (7)
DC
DC	2	783,600	—	783,600	—	$11,280	$7,850	$—	$29,434	$48,564	$61.98

Total / Weighted Average	16	6,273,700	1,352,300	4,921,400	227,962 SF	$258,640	$7,850	$112,365	$29,434	$408,289	$65.08

Total / Weighted Average (Fully Entitled and Entitlement In Process)	13	6,051,200	1,335,700	4,715,500	227,962 SF	$257,023	$ N/A	$112,365	$29,434	$398,822	$65.91

Entitlement Status
Fully Entitled	7	1,432,500	673,200	759,300
Entitlement In Process	6	4,618,700	662,500	3,956,200
Encumbered / Not Currently Entitling	3	222,500	16,600	205,900
Total	16	6,273,700	1,352,300	4,921,400

(1)	Represents management's estimate of the total office and/or retail rentable SF and multifamily units currently included in our operating portfolio that would need to be redeveloped to access some of the Estimated Potential Development Density.
(2)	Historical Cost includes certain intangible assets, such as option and transferable density rights values recorded as part of the Formation Transaction; and excludes certain GAAP adjustments, such as capitalized interest and ground lease costs. See definition of Historical Cost on page 52.
(3)	Represents management's estimate of remaining deposits, option payments, and option strike prices as of June 30, 2022.
(4)	Capitalized value of estimated commercial SF / multifamily units to be replaced, which generated $1.7 million of NOI for the three months ended June 30, 2022 (included in the NOI of the applicable operating segment), at a 6.0% capitalization rate.
(5)	Capitalized value of stabilized annual ground rent payments associated with leasehold assets at a 5.0% capitalization rate. One optioned parcel is a leasehold interest with estimated stabilized annual ground rent payments totaling $2.0 million.
(6)	Represents Historical Cost plus incremental costs to access the Estimated Potential Development Density, but does not include potential entitlement costs or infrastructure costs.
(7)	As of June 30, 2022, the weighted average remaining term for the optioned Future Development Pipeline assets is 2.9 year.

DISPOSITION AND RECAPITALIZATION ACTIVITY	JUNE 30, 2022 (Unaudited)

Disposition Activity

dollars in thousands, at JBG SMITH Share
					Total Square Feet/
					Estimated Potential
					Development
	Ownership				Density	Gross Sales
Assets	Percentage	Asset Type	Location	Date Disposed	(Square Feet)	Price

Q1 2022
The Alaire, The Terano and 12511 Parklawn Drive	1.8% to 18.0%	Multifamily / Future Development	Rockville, MD	January 27, 2022	51,546 / 1,170	$15,384
Development Parcel	100.0%	Future Development	Arlington, VA	March 28, 2022	—	3,250
Subtotal					51,546 / 1,170	$18,634

Q2 2022
Universal Buildings	100.0%	Commercial	Washington, DC	April 1, 2022	659,459	$228,000
Galvan	1.8%	Multifamily	Rockville, MD	May 10, 2022	7,025	2,745
Pen Place	100.0%	Other	Arlington, VA	May 25, 2022	2,082,000	198,000
1900 N Street	55.0%	Commercial	Washington, DC	June 1, 2022	148,226	145,750
Subtotal					814,710 / 2,082,000	$574,495

Total					866,256 / 2,083,170	$593,129

Recapitalization and Other Activity:

In January 2022, we sold investments in equity securities for $17.8 million, resulting in a realized gain of $13.9 million.

On April 13, 2022, we formed an unconsolidated real estate venture with affiliates of Fortress to recapitalize a 1.6 million square foot office portfolio and land parcels valued at $580.0 million comprising four wholly owned commercial assets (7200 Wisconsin Avenue, 1730 M Street, RTC-West/RTC-West Trophy Office/RTC-West Land and Courthouse Plaza 1 and 2). Fortress contributed $131.0 million for a 66.5% interest in the venture. In connection with the transaction, the real estate venture obtained mortgage loans totaling $458.0 million secured by the properties, of which $402.0 million was drawn at closing. We provide asset management, property management and leasing services to the venture. Because our interest in the venture is subordinated to a 15% preferred return to Fortress, we do not anticipate receiving any near-term cash flow distributions from it. As of June 30, 2022, our investment in the venture was zero, and we have discontinued applying the equity method as we have not guaranteed its obligations or otherwise committed to providing financial support. These assets, as well as the associated non-recourse mortgages payable, held through an unconsolidated real estate venture are excluded from the occupancy, non-GAAP financial measures and leverage metrics presented in our investor package.

On April 29, 2022, we sold a 99-year term leasehold interest in a future development asset located in Reston, VA.

DEBT SUMMARY	JUNE 30, 2022 (Unaudited)

Debt Summary

dollars in thousands, at JBG SMITH Share	2022	2023	2024	2025	2026	Thereafter	Total

Consolidated and Unconsolidated Principal Balance
Unsecured Debt:
Revolving credit facility ($1 billion commitment) (1)	$—	$—	$—	$—	$—	$—	$—
Term loans ($400 million commitment) (2)	—	—	200,000	200,000	—	—	400,000
Total unsecured debt	—	—	200,000	200,000	—	—	400,000
Secured Debt:
Consolidated principal balance	—	276,347	125,805	391,029	105,000	722,946	1,621,127
Unconsolidated principal balance	86,550	108,127	—	33,000	—	52,102	279,779
Total secured debt	86,550	384,474	125,805	424,029	105,000	775,048	1,900,906

Total Consolidated and Unconsolidated Principal Balance	$86,550	$384,474	$325,805	$624,029	$105,000	$775,048	$2,300,906

% of total debt maturing	3.8%	16.7%	14.2%	27.1%	4.6%	33.6%	100.0%
% floating rate (3)	93.6%	56.1%	—	—%	100.0%	83.2%	45.5%
% fixed rate (4)	6.4%	43.9%	100.0%	100.0%	—	16.8%	54.5%

Weighted Average Interest Rates
Variable rate (5)	3.44%	4.60%	—	—%	3.04%	3.83%	3.88%
Fixed rate	3.56%	5.13%	3.06%	3.83%	—	4.29%	3.85%
Total Weighted Average Interest Rates	3.45%	4.83%	3.06%	3.83%	3.04%	3.91%	3.86%

	Credit Facility
	Revolving
	Credit	Tranche A‑1	Tranche A‑2	Total/Weighted
	Facility (1)	Term Loan (5)	Term Loan (2)	Average
Credit limit	$1,000,000	$200,000	$200,000	$1,400,000
Outstanding principal balance	$—	$200,000	$200,000	$400,000
Letters of credit	$467	$—	$—	$467
Undrawn capacity	$999,533	$—	$—	$999,533
Interest rate spread (6)	1.05%	1.15%	1.15%	1.15%
All-In interest rate (7)	2.84%	2.61%	2.49%	2.55%
Initial maturity date	Jan‑25	Jan‑25	Jul‑24	—

(1)	In July 2022, we borrowed $100.0 million under our revolving credit facility, and we amended the interest rate of the revolving credit facility to SOFR plus 1.15% per annum based on our current leverage level.
(2)	In July 2022, our Tranche A‑2 Term Loan was amended to increase its borrowing capacity by $200.0 million. The incremental $200.0 million includes a one-year delayed draw feature, which was undrawn as of the date of this release. The amendment extends the maturity date of the term loan from July 2024 to January 2028 and amends the interest rate to SOFR plus 1.25% per annum based on our current leverage level with a resulting all-in interest rate of 2.59%, including our current interest rate swaps, as of the date of this release. We also entered into two forward-starting interest rate swaps with an effective date of July 2024 and a total notional value of $200.0 million, which will effectively fix SOFR at a weighted average interest rate of 2.25% through the maturity date, resulting in an all-in interest rate of 3.50% beginning in July 2024 based on our current leverage level.
(3)	Floating rate debt includes floating rate loans with interest rate caps.
(4)	Fixed rate debt includes floating rate loans with interest rate swaps.
(5)	For floating rate loans with interest rate caps, the weighted average cap strike is 2.51% for consolidated debt, and 2.60% for all debt. The interest rate cap strike is exclusive of the credit spreads associated with the loans.
(6)	The interest rate for the revolving credit facility excludes a 0.15% facility fee.
(7)	The all-in interest rate is inclusive of interest rate swaps. As of June 30, 2022, we had interest rates swaps for the Tranche A-1 Term Loan and the Tranche A-2 Term Loan.

DEBT BY INSTRUMENT	JUNE 30, 2022 (Unaudited)

Debt by Instrument

dollars in thousands			Stated	Interest	Current	Initial	Extended
	%	Principal	Interest	Rate	Annual	Maturity	Maturity
Asset	Ownership	Balance	Rate	Hedge (1)	Interest Rate (2)	Date	Date (3)

Consolidated
2121 Crystal Drive	100.0%	$131,535	5.51%	Fixed	5.51%	03/01/23	03/01/23
Falkland Chase - South & West	100.0%	37,312	3.78%	Fixed	3.78%	06/01/23	06/01/23
800 North Glebe Road	100.0%	107,500	S + 1.71%	—	3.40%	06/30/23	06/30/25
Credit Facility - Tranche A‑2 Term Loan (4)	100.0%	200,000	L + 1.15%	Swap	2.49%	07/18/24	07/18/24
2101 L Street	100.0%	125,805	3.97%	Fixed	3.97%	08/15/24	08/15/24
201 12th Street S., 200 12th Street S., and 251 18th Street S.	100.0%	83,319	7.94%	Fixed	7.94%	01/01/25	01/01/25
Credit Facility - Revolving Credit Facility (5)	100.0%	—	L + 1.05%	—	2.84%	01/07/25	01/07/25
RiverHouse Apartments	100.0%	307,710	L + 1.28%	Swap	3.47%	04/01/25	04/01/25
1900 Crystal Drive (6)	—	—	L + 3.00%	—	4.79%	04/25/26	04/25/26
1215 S. Clark Street	100.0%	105,000	L + 1.25%	—	3.04%	12/22/26	12/22/26
Credit Facility - Tranche A‑1 Term Loan	100.0%	200,000	S + 1.15%	Swap	2.61%	01/14/25	01/14/27
2000/2001 South Bell Street (7)	—	—	L + 2.15%	—	3.94%	01/22/27	01/22/27
4747 Bethesda Avenue	100.0%	175,000	S + 1.35%	Cap	3.04%	02/20/27	02/20/27
1235 S. Clark Street	100.0%	78,000	3.94%	Fixed	3.94%	11/01/27	11/01/27
1225 S. Clark Street	100.0%	85,000	L + 1.60%	—	3.39%	07/27/28	07/27/28
1221 Van Street	100.0%	87,253	L + 2.51%	Cap	4.30%	08/01/30	08/01/30
220 20th Street	100.0%	80,240	L + 2.51%	Cap	4.30%	08/01/30	08/01/30
The Bartlett	100.0%	217,453	L + 2.51%	Cap	4.30%	08/01/30	08/01/30
Total Consolidated Principal Balance		2,021,127
Premium / (discount) recognized as a result of the Formation Transaction		528
Deferred financing costs - mortgage loans (8)		(15,225)
Deferred financing costs - credit facility (8)		(5,668)
Total Consolidated Indebtedness		$2,000,762

Total Consolidated Indebtedness (net of premium / (discount) and deferred financing costs)
Mortgages payable		$1,612,169
Revolving credit facility		—
Deferred financing costs, net (included in other assets) (8)		(9,907)
Unsecured term loans (4)		398,500
Total Consolidated Indebtedness		$2,000,762

DEBT BY INSTRUMENT	JUNE 30, 2022 (Unaudited)

dollars in thousands			Stated	Interest	Current	Initial	Extended
	%	Principal	Interest	Rate	Annual	Maturity	Maturity
Asset	Ownership	Balance	Rate	Hedge (1)	Interest Rate (2)	Date	Date (3)

Unconsolidated
Atlantic Plumbing	64.0%	$100,000	L + 1.50%	—	3.29%	11/08/22	11/08/22
Stonebridge at Potomac Town Center	10.0%	84,600	L + 2.50%	—	4.29%	12/10/22	12/10/22
L’Enfant Plaza Office - North, L’Enfant Plaza Office - East, L’Enfant Plaza Retail	49.0%	208,984	L + 3.65%	Cap	5.94%	05/09/23	05/09/24
Rosslyn Gateway - North, Rosslyn Gateway - South	18.0%	47,492	L + 2.00%	Cap	3.79%	08/29/22	08/29/24
The Foundry	9.9%	58,000	L + 1.40%	Cap	3.19%	12/12/23	12/12/24
1101 17th Street	55.0%	60,000	L + 1.25%	Swap	4.13%	06/13/25	06/13/25
The Gale Eckington	5.0%	110,813	L + 1.60%	Swap	3.56%	12/31/22	12/31/25
8001 Woodmont	50.0%	104,203	4.82%	Fixed	4.82%	01/15/27	01/15/27
Total Unconsolidated Principal Balance		774,092
Deferred financing costs		(597)
Total Unconsolidated Indebtedness		$773,495

Principal Balance at JBG SMITH Share
Consolidated principal balance at JBG SMITH Share		$2,021,127
Unconsolidated principal balance at JBG SMITH Share		279,779
Total Consolidated and Unconsolidated Principal Balance at JBG SMITH Share		$2,300,906

Indebtedness at JBG SMITH Share (net of premium / (discount) and deferred financing costs)
Consolidated indebtedness at JBG SMITH Share		$2,000,762
Unconsolidated indebtedness at JBG SMITH Share		279,534
Total Consolidated and Unconsolidated Indebtedness at JBG SMITH Share		2,280,296

(1)	For floating rate loans with interest rate caps, the weighted average cap strike is 2.51% for consolidated debt, and 2.60% for all debt. The interest rate cap strike is exclusive of the credit spreads associated with the loans.
(2)	June 30, 2022 one-month LIBOR of 1.79% or SOFR of 1.69%, as applicable, applied to loans, which are denoted as floating (no swap) or floating with a cap, except as otherwise noted.
(3)	Represents the maturity date based on execution of all extension options. Many of these extensions are subject to lender covenant tests.
(4)	In July 2022, our Tranche A‑2 Term Loan was amended to increase its borrowing capacity by $200.0 million. The incremental $200.0 million includes a one-year delayed draw feature, which was undrawn as of the date of this release. The amendment extends the maturity date of the term loan from July 2024 to January 2028 and amends the interest rate to SOFR plus 1.25% per annum based on our current leverage level with a resulting all-in interest rate of 2.59%, including our current interest rate swaps, as of the date of this release. We also entered into two forward-starting interest rate swaps with an effective date of July 2024 and a total notional value of $200.0 million, which will effectively fix SOFR at a weighted average interest rate of 2.25% through the maturity date, resulting in an all-in interest rate of 3.50% beginning in July 2024 based on our current leverage level.
(5)	In July 2022, we borrowed $100.0 million under our revolving credit facility, and we amended the interest rate of the revolving credit facility to SOFR plus 1.15% per annum based on our current leverage level.
(6)	In March 2021, we leased the land associated with 1900 Crystal Drive to a lessee which will construct the asset. In March 2021, the ground lessee entered into a mortgage loan collateralized by the asset with a maximum principal balance of $227.0 million. See footnote (3) on page 41 for additional information.
(7)	In December 2021, we leased the land associated with 2000/2001 South Bell Street to a lessee which will construct the asset. In December 2021, the ground lessee entered into a mortgage loan collateralized by the asset with a maximum principal balance of $208.5 million. See footnote (4) on page 41 for additional information.
(8)	As of June 30, 2022, net deferred financing costs related to an unfunded mortgage loan totaling $5.7 million and the revolving credit facility totaling $4.2 million were included in "Other assets, net" in our condensed consolidated balance sheet.

CONSOLIDATED AND UNCONSOLIDATED REAL ESTATE VENTURES	JUNE 30, 2022 (Unaudited)

Unconsolidated Real

Estate Ventures

	Asset Type	City	Submarket	% Ownership	Total Square Feet

Consolidated Real Estate Ventures
MRP Realty
The Wren	Multifamily	Washington, DC	U Street/Shaw	96.0%	332,682

Total Consolidated Real Estate Ventures					332,682

Unconsolidated Real Estate Ventures
Landmark
L’Enfant Plaza Office - East	Commercial	Washington, DC	Southwest	49.0%	399,163
L’Enfant Plaza Office - North	Commercial	Washington, DC	Southwest	49.0%	298,788
L’Enfant Plaza Retail	Commercial	Washington, DC	Southwest	49.0%	119,291
Rosslyn Gateway - North	Commercial	Arlington, VA	Rosslyn	18.0%	146,068
Rosslyn Gateway - South	Commercial	Arlington, VA	Rosslyn	18.0%	103,349
Rosslyn Gateway - South Land	Future Development	Arlington, VA	Rosslyn	18.0%	498,500
Rosslyn Gateway - North Land	Future Development	Arlington, VA	Rosslyn	18.0%	311,000
					1,876,159

J.P. Morgan Global Alternatives (1)
Potomac Yard Landbay F - Block 15 - 3331 Exchange Avenue	Multifamily	Alexandria, VA	National Landing	50.0%	181,300
Potomac Yard Landbay F - Block 19 - 3330 Exchange Avenue	Multifamily	Alexandria, VA	National Landing	50.0%	238,100
Potomac Yard Landbay G	Future Development	Alexandria, VA	National Landing	50.0%	712,000
Potomac Yard Landbay F	Future Development	Alexandria, VA	National Landing	50.0%	901,000
					2,032,400

CBREI Venture
Stonebridge at Potomac Town Center	Commercial	Woodbridge, VA	Prince William County	10.0%	504,327
The Foundry	Commercial	Washington, DC	Georgetown	9.9%	227,493
The Gale Eckington	Multifamily	Washington, DC	Union Market / NoMa / H Street	5.0%	466,716
Atlantic Plumbing (2)	Multifamily	Washington, DC	U Street/Shaw	64.0%	245,527
					1,444,063

CONSOLIDATED AND UNCONSOLIDATED REAL ESTATE VENTURES	JUNE 30, 2022 (Unaudited)

	Asset Type	City	Submarket	% Ownership	Total Square Feet

Canadian Pension Plan Investment Board
1101 17th Street	Commercial	Washington, DC	CBD	55.0%	209,108

Bresler / Brookfield
Waterfront Station	Future Development	Washington, DC	Southwest	2.5%	662,600

Brandywine
1250 1st Street	Future Development	Washington, DC	Union Market / NoMa / H Street	30.0%	265,800
51 N Street	Future Development	Washington, DC	Union Market / NoMa / H Street	30.0%	177,500
50 Patterson Street	Future Development	Washington, DC	Union Market / NoMa / H Street	30.0%	142,200
					585,500

Prudential Global Investment Management
Central Place Tower	Commercial	Arlington, VA	Rosslyn	50.0%	551,608

Berkshire Group
8001 Woodmont	Multifamily	Bethesda, MD	Bethesda CBD	50.0%	363,979

Total Unconsolidated Real Estate Ventures					7,725,417

Note:  Total SF at 100% share.

(1)	J.P. Morgan Global Alternatives is the advisor for an institutional investor.
(2)	On August 1, 2022, we acquired the remaining 36.0% interest for $19.7 million.

DEFINITIONS	JUNE 30, 2022

Definitions

"Annualized Rent" is defined as (i) for commercial assets, or the retail component of a mixed-use asset, the in-place monthly base rent before Free Rent, plus tenant reimbursements as of June 30, 2022, multiplied by 12, and (ii) for multifamily assets, or the multifamily component of a mixed-use asset, the in-place monthly base rent before Free Rent as of June 30, 2022, multiplied by 12. Annualized Rent excludes rent from leases that have been signed but the tenant has not yet taken occupancy (not yet included in Percent Occupied metrics). The in-place monthly base rent does not take into consideration temporary rent relief arrangements.

"Annualized Rent per Square Foot" is defined as (i) for commercial assets, annualized office rent divided by occupied office square feet and annualized retail rent divided by occupied retail square feet; and (ii) for multifamily assets, monthly multifamily rent divided by occupied multifamily square feet; annualized retail rent and retail square feet are excluded from this metric. Occupied square footage may differ from leased square footage because leased square footage includes leases that have been signed but the tenant has not yet taken occupancy (not yet included in Percent Occupied metrics).

"Development Pipeline" refers to the Near-Term Development and Future Development Pipelines.

Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre") and "Adjusted EBITDA" are non-GAAP financial measures. EBITDA and EBITDAre are used by management as supplemental operating performance measures, which we believe help investors and lenders meaningfully evaluate and compare our operating performance from period-to-period by removing from our operating results the impact of our capital structure (primarily interest charges from our outstanding debt and the impact of our interest rate swaps) and certain non-cash expenses (primarily depreciation and amortization on our assets). EBITDAre is computed in accordance with the definition established by Nareit. Nareit defines EBITDAre as GAAP net income (loss) adjusted to exclude interest expense, income taxes, depreciation and amortization expenses, gains and losses on sales of real estate and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, including our share of such adjustments of unconsolidated real estate ventures. These supplemental measures may help investors and lenders understand our ability to incur and service debt and to make capital expenditures. EBITDA and EBITDAre are not substitutes for net income (loss) (computed in accordance with GAAP) and may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA represents EBITDAre adjusted for items we believe are not representative of ongoing operating results, such as Transaction and Other Costs, impairment write-downs of right-of-use assets associated with leases in which we are a lessee, gain (loss) on the extinguishment of debt, earnings (losses) and distributions in excess of our investment in unconsolidated real estate ventures, lease liability adjustments, income from investments, business interruption insurance proceeds and share-based compensation expense related to the Formation Transaction and special equity awards. We believe that adjusting such items not considered part of our comparable operations, provides a meaningful measure to evaluate and compare our performance from period-to-period.

Because EBITDA, EBITDAre and Adjusted EBITDA have limitations as analytical tools, we use EBITDA, EBITDAre and Adjusted EBITDA to supplement GAAP financial measures. Additionally, we believe that users of these measures should consider EBITDA, EBITDAre and Adjusted EBITDA in conjunction with net income (loss) and other GAAP measures in understanding our operating results. A reconciliation of net income (loss) to EBITDA, EBITDAre and Adjusted EBITDA is presented on page 15.

"Estimated Incremental Investment" means management's estimate of the remaining cost to be incurred in connection with the development of an asset as of June 30, 2022, including all remaining acquisition costs, hard costs, soft costs, tenant improvements (excluding Free Rent converted to tenant improvement allowances), leasing costs and other similar costs to develop and stabilize the asset but excluding any financing costs and ground rent expenses. Actual incremental investment may differ substantially from our estimates due to numerous factors, including unanticipated expenses, delays in the estimated start and/or completion date, changes in design and other contingencies.

"Estimated Potential Development Density" reflects management's estimate of developable gross square feet based on our current business plans with respect to real estate owned or controlled as of June 30, 2022. Our current business plans may contemplate development of less than the maximum potential development density for individual assets. As market conditions change, our business plans, and therefore, the Estimated Potential Development Density, could change accordingly. Given timing, zoning requirements and other factors, we make no assurance that Estimated Potential Development Density amounts will become actual density to the extent we complete development of assets for which we have made such estimates.

DEFINITIONS	JUNE 30, 2022

"Estimated Total Investment" means, with respect to the development of an asset, the sum of the Historical Cost in such asset and the Estimated Incremental Investment for such asset. Actual total investment may differ substantially from our estimates due to numerous factors, including unanticipated expenses, delays in the estimated start and/or completion date, changes in design and other contingencies. For Future Development assets, Estimated Total Investment represents Historical Cost plus incremental costs to access the Estimated Potential Development Density, but does not include potential entitlement costs or infrastructure costs.

"First-generation" is a lease on space that had been vacant for at least nine months or a lease on newly delivered space.

"Formation Transaction" refers collectively to the spin-off on July 17, 2017 of substantially all of the assets and liabilities of Vornado Realty Trust's Washington, DC segment, which operated as Vornado / Charles E. Smith, and the acquisition of the management business and certain assets and liabilities of The JBG Companies.

"Free Rent" means the amount of base rent and tenant reimbursements that are abated according to the applicable lease agreement(s).

Funds from Operations ("FFO"), "Core FFO" and Funds Available for Distribution ("FAD") are non-GAAP financial measures. FFO is computed in accordance with the definition established by Nareit in the Nareit FFO White Paper - 2018 Restatement. Nareit defines FFO as net income (loss) (computed in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, including our share of such adjustments for unconsolidated real estate ventures.

Core FFO represents FFO adjusted to exclude items (net of tax) which we believe are not representative of ongoing operating results, such as Transaction and Other Costs, impairment write-downs of right-of-use assets associated with leases in which we are a lessee, gains (or losses) on the extinguishment of debt, earnings (losses) and distributions in excess of our investment in unconsolidated real estate ventures, share-based compensation expense related to the Formation Transaction and special equity awards, lease liability adjustments, income from investments, business interruption insurance proceeds, amortization of the management contracts intangible and the mark-to-market of derivative instruments, including our share of such adjustments for unconsolidated real estate ventures.

FAD represents Core FFO less recurring tenant improvements, leasing commissions and other capital expenditures, net deferred rent activity, third-party lease liability assumption payments, recurring share-based compensation expense, accretion of acquired below-market leases, net of amortization of acquired above-market leases, amortization of debt issuance costs and other non-cash income and charges, including our share of such adjustments for unconsolidated real estate ventures. FAD is presented solely as a supplemental disclosure that management believes provides useful information as it relates to our ability to fund dividends.

We believe FFO, Core FFO and FAD are meaningful non-GAAP financial measures useful in comparing our levered operating performance from period-to-period and as compared to similar real estate companies because these non-GAAP measures exclude real estate depreciation and amortization expense and other non-comparable income and expenses, which implicitly assumes that the value of real estate diminishes predictably over time rather than fluctuating based on market conditions. FFO, Core FFO and FAD do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as a performance measure or cash flow as a liquidity measure. FFO, Core FFO and FAD may not be comparable to similarly titled measures used by other companies. A reconciliation of net income (loss) to FFO, Core FFO and FAD is presented on pages 16-17.

"Future Development Pipeline" refers to assets that are development opportunities on which we do not intend to commence construction within the next three years where we (i) own land or control the land through a ground lease or (ii) are under a long-term conditional contract to purchase, or enter into, a leasehold interest with respect to land.

DEFINITIONS	JUNE 30, 2022

"GAAP" means accounting principles generally accepted in the United States.

"Historical Cost" is a non-GAAP measure which includes the total Historical Cost incurred by JBG SMITH with respect to the development of an asset, including any acquisition costs, hard costs, soft costs, tenant improvements (excluding Free Rent converted to tenant improvement allowances), leasing costs and other similar costs, but excluding any financing costs and ground rent expenses incurred as of June 30, 2022.

"In-Service" refers to commercial or multifamily operating assets that are at or above 90% leased or have been operating and collecting rent for more than 12 months as of June 30, 2022.

"JBG SMITH Share" or "our share" refers to our ownership percentage of consolidated and unconsolidated assets in real estate ventures.

"Metro-Served" means locations, submarkets or assets that are within 0.5 miles of an existing or planned Metro station.

"Monthly Rent Per Unit" represents multifamily rent for the month ended June 30, 2022 divided by occupied units; retail rent is excluded from this metric.

"Near-Term Development Pipeline" refers to select assets that have the potential to commence construction over the next three years, subject to receipt of full entitlements, completion of design and market conditions.

"Net Debt" is a non-GAAP financial measurement. Net Debt represents our total consolidated and unconsolidated indebtedness less cash and cash equivalents at our share. Net Debt is an important component in the calculations of Net Debt to Annualized Adjusted EBITDA and Net Debt / total enterprise value. We believe that Net Debt is a meaningful non-GAAP financial measure useful to investors because we review Net Debt as part of the management of our overall financial flexibility, capital structure and leverage. We may utilize a considerable portion of our cash and cash equivalents at any given time for purposes other than debt reduction. In addition, cash and cash equivalents at our share may not be solely controlled by us. The deduction of cash and cash equivalents at our share from consolidated and unconsolidated indebtedness in the calculation of Net Debt, therefore, should not be understood to mean that it is available exclusively for debt reduction at any given time.

Net Operating Income ("NOI"), "Annualized NOI", "Estimated Stabilized NOI" and "Projected NOI Yield" are non-GAAP financial measures management uses to assess a segment's performance. The most directly comparable GAAP measure is net income (loss) attributable to common shareholders. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only property related revenue (which includes base rent, tenant reimbursements and other operating revenue, net of Free Rent and payments associated with assumed lease liabilities) less operating expenses and ground rent for operating leases, if applicable. NOI also excludes deferred rent, related party management fees, interest expense, and certain other non-cash adjustments, including the accretion of acquired below-market leases and the amortization of acquired above-market leases and below-market ground lease intangibles. Management uses NOI as a supplemental performance measure of our assets and believes it provides useful information to investors because it reflects only those revenue and expense items that are incurred at the asset level, excluding non-cash items. In addition, NOI is considered by many in the real estate industry to be a useful starting point for determining the value of a real estate asset or group of assets. However, because NOI excludes depreciation and amortization and captures neither the changes in the value of our assets that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our assets, all of which have real economic effect and could materially impact the financial performance of our assets, the utility of NOI as a measure of the operating performance of our assets is limited. NOI presented by us may not be comparable to NOI reported by other REITs that define these measures differently. We believe to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) attributable to common shareholders as presented in our financial statements. NOI should not be considered as an alternative to net income (loss) attributable to common shareholders as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Annualized NOI, for all assets except Crystal City Marriott, represents NOI for the three months ended June 30, 2022 multiplied by four. Due to seasonality in the hospitality business, Annualized NOI for Crystal City Marriott represents the trailing 12-month NOI as of June 30, 2022. Management believes Annualized NOI provides useful information in understanding our financial performance over a 12-month period, however, investors and other users are cautioned against attributing undue certainty to our calculation of Annualized NOI. Actual NOI for any 12-month period will depend on a number of factors beyond our ability to control or predict, including general capital markets and economic conditions, any bankruptcy, insolvency, default or other failure to pay rent by one or more of our tenants and the destruction of one or

DEFINITIONS	JUNE 30, 2022

more of our assets due to terrorist attack, natural disaster or other casualty, among others. We do not undertake any obligation to update our calculation to reflect events or circumstances occurring after the date of this earnings release. There can be no assurance that the Annualized NOI shown will reflect our actual results of operations over any 12-month period.

This Investor Package also contains management's estimate of stabilized NOI and projections of NOI yield for Under-Construction and Near-Term Development Pipeline assets, which are based on management's estimates of property-related revenue and operating expenses for each asset. These estimates are inherently uncertain and represent management's plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. The property-related revenues and operating expenses for our assets may differ materially from the estimates included in this Investor Package. Management's projections of NOI yield are not projections of our overall financial performance or cash flow, and there can be no assurance that the Projected NOI Yield set forth in this Investor Package will be achieved.

Projected NOI Yield means our Estimated Stabilized NOI reported as a percentage of (i) Estimated Total Investment and (ii) Estimated Incremental Investment. Actual initial full year stabilized NOI yield may vary from the Projected NOI Yield based on the actual incremental investment to complete the asset and its actual initial full year stabilized NOI, and there can be no assurance that we will achieve the Projected NOI Yields described in this Investor Package.

We do not provide reconciliations for non-GAAP estimates on a future basis, including Estimated Stabilized NOI and expected annualized NOI because we are unable to provide a meaningful or accurate calculation or estimate of reconciling items and the information is not available without unreasonable effort. This inability is due to the inherent difficulty of forecasting the timing and/or amounts of various items that would impact net income (loss). Additionally, no reconciliation of Projected NOI Yield to the most directly comparable GAAP measure is included in this Investor Package because we are unable to quantify certain amounts that would be required to be included in the comparable GAAP financial measures without unreasonable efforts because such data is not currently available or cannot be currently estimated with confidence. Accordingly, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

"Non-Same Store" refers to all operating assets excluded from the Same Store pool.

"Percent Leased" is based on leases signed as of June 30, 2022, and is calculated as total rentable square feet less rentable square feet available for lease divided by total rentable square feet expressed as a percentage. Out-of-service square feet are excluded from this calculation.

"Percent Occupied" is based on occupied rentable square feet/units as of June 30, 2022, and is calculated as (i) for office and retail space, total rentable square feet less unoccupied square feet divided by total rentable square feet, (ii) for multifamily space, total units less unoccupied units divided by total units, expressed as a percentage. Out-of-service square feet and units are excluded from this calculation.

"Pro Rata Adjusted General and Administrative Expenses", a non-GAAP financial measure, represents general and administrative expenses adjusted for share-based compensation expense related to the Formation Transaction and special equity awards and the general and administrative expenses of our third-party asset management and real estate services business that are directly reimbursed. We believe that adjusting such items not considered part of our comparable operations provides a meaningful measure to assess our general and administrative expenses as compared to similar real estate companies and in general.

"Recently Delivered" refers to commercial and multifamily assets that are below 90% leased and have been delivered within the 12 months ended June 30, 2022.

"Same Store" refers to the pool of assets that were In-Service for the entirety of both periods being compared, except for assets for which significant redevelopment, renovation, or repositioning occurred during either of the periods being compared.

"Second-generation" is a lease on space that had been vacant for less than nine months.

"Signed But Not Yet Commenced Leases" means leases that, as of June 30, 2022, have been executed but for which rent has not commenced.

DEFINITIONS	JUNE 30, 2022

"Square Feet" or "SF" refers to the area that can be rented to tenants, defined as (i) for commercial assets, rentable square footage defined in the current lease and for vacant space the rentable square footage defined in the previous lease for that space, (ii) for multifamily assets, management's estimate of approximate rentable square feet, (iii) for Under-Construction assets, management's estimate of approximate rentable square feet based on current design plans as of June 30, 2022, and (iv) for Near-Term and Future Development Pipeline assets, management's estimate of developable gross square feet based on current business plans with respect to real estate owned or controlled as of June 30, 2022.

"Transaction and Other Costs" include demolition costs, integration and severance costs, pursuit costs related to other completed, potential and pursued transactions, as well as other expenses.

"Under-Construction" refers to assets that were under construction during the three months ended June 30, 2022.

.

APPENDIX – TRANSACTION AND OTHER COSTS	JUNE 30, 2022

	Three Months Ended
dollars in thousands	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021

Transaction and Other Costs
Demolition costs	$406	$22	$704	$1,422	$439
Integration and severance costs	727	145	422	154	222
Completed, potential and pursued transaction expenses	854	732	392	1,375	1,609
Total (1)	$1,987	$899	$1,518	$2,951	$2,270

(1)	For Q1 2022 and Q4 2021, excludes $34,000 and $0.6 million of transaction costs attributable to noncontrolling interests.

APPENDIX - EBITDA, EBITDAre AND ADJUSTED EBITDA RECONCILIATIONS (NON-GAAP)	JUNE 30, 2022 (Unaudited)

Are Appendix – EBITDAAre and Adjusted EBITDA

	Three Months Ended
dollars in thousands	Q2 2022		Q1 2022		Q4 2021		Q3 2021		Q2 2021

EBITDA, EBITDAre and Adjusted EBITDA
Net income (loss)	$141,494		$(77)		$(63,334)		$996		$(3,318)
Depreciation and amortization expense	49,479		58,062		58,173		56,726		56,678
Interest expense	16,041		16,278		17,649		17,243		16,773
Income tax expense (benefit)	2,905		(471)		(986)		217		(5)
Unconsolidated real estate ventures allocated share of above adjustments	9,494		9,829		9,696		10,147		10,581
EBITDA attributable to noncontrolling interests	(47)		(26)		546		(54)		(41)
EBITDA	$219,366		$83,595		$21,744		$85,275		$80,668
(Gain) loss on the sale of real estate	(158,767)		136		—		—		(11,290)
Gain on the sale of unconsolidated real estate assets	(936)		(5,243)		—		(23,137)		(5,189)
Real estate impairment loss (1)	—		—		25,144		—		—
Impairment related to unconsolidated real estate ventures (2)	—		—		23,883		1,380		—

EBITDAre	$59,663		$78,488		$70,771		$63,518		$64,189
Transaction and Other Costs (3)	1,987		865		888		2,951		2,270
Business interruption insurance proceeds	—		—		(4,517)		—		—
Income from investments, net	(1,217)		(14,071)		(3,620)		—		—
Loss on the extinguishment of debt	1,038		591		—		—		—
Share-based compensation related to Formation Transaction and special equity awards	1,577		2,244		3,459		3,480		4,441
Earnings and distributions in excess of our investment in unconsolidated real estate venture	(124)		(441)		(181)		(280)		(92)
Lease liability adjustments	—		—		(134)		—		—
Unconsolidated real estate ventures allocated share of above adjustments	1,841		204		(497)		130		9

Adjusted EBITDA	$64,765		$67,880		$66,169		$69,799		$70,817

Net Debt to Annualized Adjusted EBITDA (4)	8.1	x	9.6	x	9.6	x	7.9	x	7.6	x

Net Debt (at JBG SMITH Share)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Consolidated indebtedness (5)	$2,000,762	$2,464,640	$2,464,927	$2,063,426	$1,979,494
Unconsolidated indebtedness (5)	279,534	362,861	370,743	362,698	399,262
Total consolidated and unconsolidated indebtedness	2,280,296	2,827,501	2,835,670	2,426,124	2,378,756
Less: cash and cash equivalents	181,882	207,568	282,097	213,612	217,543
Net Debt (at JBG SMITH Share)	$2,098,414	$2,619,933	$2,553,573	$2,212,512	$2,161,213

Note: All EBITDA measures as shown above are attributable to OP Units.

(1)	In connection with the preparation and review of our annual financial statements, we determined that certain assets were impaired and recorded impairment losses in Q4 2021 totaling $25.1 million.
(2)	Includes an impairment on real estate assets taken by an unconsolidated real estate venture and an impairment of our investment in an unconsolidated real estate venture related to a decrease in the value of the underlying asset.
(3)	See page 55 for the components of Transaction and Other Costs. For Q1 2022 and Q4 2021, excludes $34,000 and $0.6 million of transaction costs attributable to noncontrolling interests.
(4)	Calculated using the Net Debt below. Adjusted EBITDA is annualized by multiplying by four.
(5)	Net of premium/discount and deferred financing costs.

APPENDIX - FFO, CORE FFO AND FAD RECONCILIATIONS (NON-GAAP)	JUNE 30, 2022 (Unaudited)

Appendix – FFO, Core FFO and FAD

	Three Months Ended
in thousands, except per share data	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021

FFO and Core FFO
Net income (loss) attributable to common shareholders	$123,275	$(32)	$(56,446)	$893	$(2,973)
Net income (loss) attributable to redeemable noncontrolling interests	18,248	10	(6,256)	103	(345)
Net loss attributable to noncontrolling interests	(29)	(55)	(632)	—	—
Net income (loss)	141,494	(77)	(63,334)	996	(3,318)
(Gain) loss on the sale of real estate, net of tax	(155,642)	136	—	—	(11,290)
Gain on the sale of unconsolidated real estate assets	(936)	(5,243)	—	(23,137)	(5,189)
Real estate depreciation and amortization	47,242	55,517	55,902	54,547	54,475
Real estate impairment loss, net of tax (1)	—	—	24,301	—	—
Impairment related to unconsolidated real estate ventures (2)	—	—	23,883	1,380	—
Pro rata share of real estate depreciation and amortization from unconsolidated real estate ventures	6,416	6,870	6,626	7,002	7,277
FFO attributable to noncontrolling interests	(47)	(26)	546	(54)	(41)
FFO Attributable to OP Units	$38,527	$57,177	$47,924	$40,734	$41,914
FFO attributable to redeemable noncontrolling interests	(4,966)	(5,877)	(4,792)	(4,703)	(4,054)
FFO Attributable to Common Shareholders	$33,561	$51,300	$43,132	$36,031	$37,860

FFO attributable to OP Units	$38,527	$57,177	$47,924	$40,734	$41,914
Transaction and Other Costs, net of tax (3)	1,892	843	865	2,928	2,241
Business interruption insurance proceeds	—	—	(4,517)	—	—
Income from investments, net	(957)	(10,538)	(2,711)	—	—
(Gain) loss from mark-to-market on derivative instruments	(2,027)	(3,367)	(292)	37	46
Loss on the extinguishment of debt	1,038	591	—	—	—
Earnings and distributions in excess of our investment in unconsolidated real estate venture	(124)	(441)	(181)	(280)	(92)
Share-based compensation related to Formation Transaction and special equity awards	1,577	2,244	3,459	3,480	4,441
Lease liability adjustments	—	—	(134)	—	—
Amortization of management contracts intangible, net of tax	1,106	1,105	1,073	1,072	1,073
Unconsolidated real estate ventures allocated share of above adjustments	1,593	(48)	(543)	112	6
Core FFO Attributable to OP Units	$42,625	$47,566	$44,943	$48,083	$49,629
Core FFO attributable to redeemable noncontrolling interests	(5,494)	(4,889)	(4,494)	(5,552)	(4,800)
Core FFO Attributable to Common Shareholders	$37,131	$42,677	$40,449	$42,531	$44,829
FFO per diluted common share	$0.28	$0.40	$0.33	$0.27	$0.29
Core FFO per diluted common share	$0.31	$0.34	$0.31	$0.32	$0.34
Weighted average shares - diluted (FFO and Core FFO)	121,327	126,688	129,009	131,351	131,485

See footnotes on page 58.

APPENDIX - FFO, CORE FFO AND FAD RECONCILIATIONS (NON-GAAP)	JUNE 30, 2022 (Unaudited)

in thousands, except per share data	Three Months Ended
	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021

FAD
Core FFO attributable to OP Units	$42,625	$47,566	$44,943	$48,083	$49,629
Recurring capital expenditures and Second-generation tenant improvements and leasing commissions (4)	(13,300)	(13,702)	(21,773)	(12,124)	(12,226)
Straight-line and other rent adjustments (5)	(1,978)	(1,791)	(2,985)	(3,701)	(4,088)
Third-party lease liability assumption payments	(25)	—	—	(422)	(703)
Share-based compensation expense	10,171	10,493	9,663	7,805	9,045
Amortization of debt issuance costs	1,135	1,176	1,142	1,126	1,096
Unconsolidated real estate ventures allocated share of above adjustments	(289)	(648)	(1,332)	(1,478)	(1,333)
Non-real estate depreciation and amortization	760	1,068	795	703	727
FAD available to OP Units (A)	$39,099	$44,162	$30,453	$39,992	$42,147
Distributions to common shareholders and unitholders (B)	$31,768	$32,603	$33,137	$33,688	$33,511
FAD Payout Ratio (B÷A) (6)	81.3%	73.8%	108.8%	84.2%	79.5%

Capital Expenditures
Maintenance and recurring capital expenditures	$6,091	$4,820	$8,121	$7,404	$4,376
Share of maintenance and recurring capital expenditures from unconsolidated real estate ventures	312	82	168	265	324
Second-generation tenant improvements and leasing commissions	6,713	8,594	12,815	3,762	7,454
Share of Second-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	184	206	669	693	72
Recurring capital expenditures and Second-generation tenant improvements and leasing commissions	13,300	13,702	21,773	12,124	12,226
Non-recurring capital expenditures	13,552	12,810	15,008	5,885	4,352
Share of non-recurring capital expenditures from unconsolidated real estate ventures	37	12	145	177	56
First-generation tenant improvements and leasing commissions	4,197	4,450	6,229	2,603	1,703
Share of First-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	244	473	987	93	199
Non-recurring capital expenditures	18,030	17,745	22,369	8,758	6,310
Total JBG SMITH Share of Capital Expenditures	$31,330	$31,447	$44,142	$20,882	$18,536

(1)	In connection with the preparation and review of our annual financial statements, we determined that certain assets were impaired and recorded impairment losses in Q4 2021 totaling $25.1 million ($24.3 million after tax).
(2)	Includes an impairment on real estate assets taken by an unconsolidated real estate venture and an impairment of our investment in an unconsolidated real estate venture related to a decrease in the value of the underlying asset.
(3)	See page 55 for the components of Transaction and Other Costs. For Q1 2022 and Q4 2021, excludes $34,000 and $0.6 million of transaction costs attributable to noncontrolling interests.
(4)	Includes amounts, at JBG SMITH Share, related to unconsolidated real estate ventures.
(5)	Includes straight-line rent, above/below market lease amortization and lease incentive amortization.
(6)	The quarterly FAD payout ratio is not necessarily indicative of an amount for the full year due to fluctuation in the timing of capital expenditures, the commencement of new leases and the seasonality of our operations.

APPENDIX - NOI RECONCILIATIONS (NON-GAAP)	JUNE 30, 2022 (Unaudited)

Appendix – NOI Reconciliations

in thousands	Three Months Ended
	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021
Net income (loss) attributable to common shareholders	$123,275	$(32)	$(56,446)	$893	$(2,973)
Add:
Depreciation and amortization expense	49,479	58,062	58,173	56,726	56,678
General and administrative expense:
Corporate and other	14,782	15,815	15,344	12,105	13,895
Third-party real estate services	24,143	27,049	27,124	25,542	25,557
Share-based compensation related to Formation Transaction and special equity awards	1,577	2,244	3,459	3,480	4,441
Transaction and Other Costs	1,987	899	1,518	2,951	2,270
Interest expense	16,041	16,278	17,649	17,243	16,773
Loss on the extinguishment of debt	1,038	591	—	—	—
Impairment loss	—	—	25,144	—	—
Income tax expense (benefit)	2,905	(471)	(986)	217	(5)
Net income (loss) attributable to redeemable noncontrolling interests	18,248	10	(6,256)	103	(345)
Net loss attributable to noncontrolling interests	(29)	(55)	(632)	—	—
Less:
Third-party real estate services, including reimbursements revenue	22,157	23,970	23,309	25,842	26,745
Other income	1,798	2,196	2,013	1,568	1,904
Income (loss) from unconsolidated real estate ventures, net	(2,107)	3,145	(25,583)	20,503	3,953
Interest and other income (loss), net	1,672	14,246	8,672	192	(38)
Gain (loss) on the sale of real estate	158,767	(136)	—	—	11,290

Consolidated NOI	71,159	76,969	75,680	71,155	72,437
NOI attributable to unconsolidated real estate ventures at our share	8,321	6,967	6,289	7,336	8,109
Non-cash rent adjustments (1)	(1,978)	(1,791)	(2,985)	(3,701)	(4,088)
Other adjustments (2)	5,695	8,760	6,107	4,683	5,191
Total adjustments	12,038	13,936	9,411	8,318	9,212
NOI	$83,197	$90,905	$85,091	$79,473	$81,649
Less: out-of-service NOI loss (3)	(2,046)	(1,448)	(1,745)	(2,019)	(1,329)
Operating portfolio NOI	$85,243	$92,353	$86,836	$81,492	$82,978

Note: NOI, Non-Same Store NOI and Same Store NOI are presented as originally reported in the respective quarter.

(1)	Adjustment to exclude straight-line rent, above/below market lease amortization and lease incentive amortization.
(2)	Adjustment to include other revenue and payments associated with assumed lease liabilities related to operating properties and to exclude commercial lease termination revenue and allocated corporate general and administrative expenses to operating properties.
(3)	Includes the results of our Under-Construction assets and Near-Term and Future Development Pipelines.

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